As filed with the Securities and Exchange Commission on August 14, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5500	01-0609375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2905 Premiere Parkway NW

Suite 300

Duluth, Georgia 30097

(770) 418-8200

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

George A. Villasana

Senior Vice President, General Counsel and Secretary

Asbury Automotive Group, Inc.

2905 Premiere Parkway NW

Suite 300

Duluth, Georgia 30097

(770) 418-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joel T. May

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309

(404) 521-3939

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (1)
4.50% Senior Notes due 2028	$280,000,000	100%	$280,000,000	$36,344
Guarantees of 4.50% Senior Notes due 2028 (2)	—	—	—	— (3)
4.75% Senior Notes due 2030	$320,000,000	100%	$320,000,000	$41,536
Guarantees of 4.75% Senior Notes due 2030 (2)	—	—	—	— (3)
Total	$600,000,000	100%	$600,000,000	$77,880

(1)	Estimated in accordance with Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee.
(2)	See inside facing page for registrant guarantors.
(3)	In accordance with Rule 457(n), no separate registration fee for the guarantees is payable.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
AF Motors, L.L.C.	Delaware	5500	59-3604214
ANL, L.P.	Delaware	5500	59-3503188
Arkansas Automotive Services, L.L.C.	Delaware	5500	27-1386071
Asbury AR Niss L.L.C.	Delaware	5500	84-1666361
Asbury Arlington MB, LLC	Delaware	5500	13-3997031
Asbury Atlanta AC L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta AU L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta BM L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta CHEV, LLC	Delaware	5500	26-1923764
Asbury Atlanta Chevrolet L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Ford, LLC	Delaware	5500	38-3940402
Asbury Atlanta Hon L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Hund L.L.C.	Delaware	5500	32-0410122
Asbury Atlanta Inf L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Infiniti L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Jaguar L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta K L.L.C.	Delaware	5500	80-0921323
Asbury Atlanta Lex L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Nis II, LLC	Delaware	5500	58-2241119
Asbury Atlanta Nis L.L.C.	Delaware	5500	58-2241119
Asbury Atlanta Toy 2 L.L.C.	Delaware	5500	37-1732856
Asbury Atlanta Toy L.L.C.	Delaware	5500	26-2192047
Asbury Atlanta VB L.L.C.	Delaware	5500	46-1138538
Asbury Atlanta VL L.L.C.	Delaware	5500	58-2241119
Asbury Austin JLR, LLC	Delaware	5500	13-3997031
Asbury Automotive Arkansas Dealership Holdings L.L.C.	Delaware	5500	71-0817515
Asbury Automotive Arkansas L.L.C.	Delaware	5500	71-0817514
Asbury Automotive Atlanta II L.L.C.	Delaware	5500	26-1923764
Asbury Automotive Atlanta L.L.C.	Delaware	5500	58-2241119
Asbury Automotive Brandon, L.P.	Delaware	5500	59-3584655
Asbury Automotive Central Florida, L.L.C.	Delaware	5500	59-3580818
Asbury Automotive Deland, L.L.C.	Delaware	5500	59-3604210
Asbury Automotive Fresno L.L.C.	Delaware	5500	03-0508496
Asbury Automotive Group L.L.C.	Delaware	5500	23-2790555
Asbury Automotive Jacksonville GP L.L.C.	Delaware	5500	59-3512660
Asbury Automotive Jacksonville, L.P.	Delaware	5500	59-3512662
Asbury Automotive Management L.L.C.	Delaware	5500	23-2790555
Asbury Automotive Mississippi L.L.C.	Delaware	5500	64-0924573
Asbury Automotive North Carolina Dealership Holdings L.L.C.	Delaware	5500	56-2106587
Asbury Automotive North Carolina L.L.C.	Delaware	5500	52-2106838
Asbury Automotive North Carolina Management L.L.C.	Delaware	5500	52-2106838
Asbury Automotive North Carolina Real Estate Holdings L.L.C.	Delaware	5500	23-2983952
Asbury Automotive Oregon L.L.C.	Delaware	5500	52-2106837
Asbury Automotive Southern California L.L.C.	Delaware	5500	16-1676796
Asbury Automotive St. Louis II L.L.C.	Delaware	5500	26-2753770

i

Exact Name of Registrant as Specified in its Charter (1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Asbury Automotive St. Louis, L.L.C.	Delaware	5500	43-1767192
Asbury Automotive Tampa GP L.L.C.	Delaware	5500	13-3990508
Asbury Automotive Tampa, L.P.	Delaware	5500	13-3990509
Asbury Automotive Texas L.L.C.	Delaware	5500	13-3997031
Asbury Automotive Texas Real Estate Holdings L.L.C.	Delaware	5500	75-2760935
Asbury Automotive West, LLC	Delaware	5500	23-2790555
Asbury CH Motors L.L.C.	Delaware	5500	59-3185442
Asbury CO CDJR, LLC	Delaware	5500	23-2790555
Asbury CO SUB, LLC	Delaware	5500	23-2790555
Asbury Dallas BEN, LLC	Delaware	5500	13-3997031
Asbury Dallas KAR, LLC	Delaware	5500	13-3997031
Asbury Dallas MAS, LLC	Delaware	5500	13-3997031
Asbury Dallas MB, LLC	Delaware	5500	13-3997031
Asbury Dallas MCL, LLC	Delaware	5500	13-3997031
Asbury Dallas POR, LLC	Delaware	5500	13-3997031
Asbury Dallas RR, LLC	Delaware	5500	13-3997031
Asbury Dallas VOL, LLC	Delaware	5500	13-3997031
Asbury Deland Hund, LLC	Delaware	5500	46-5171161
Asbury Deland Imports 2, L.L.C.	Delaware	5500	59-3629420
Asbury DFW JLR, LLC	Delaware	5500	13-3997031
Asbury Fort Worth MB, LLC	Delaware	5500	13-3997031
Asbury Fresno Imports L.L.C.	Delaware	5500	03-0508500
Asbury Ft. Worth Ford, LLC	Delaware	5500	38-3942921
Asbury Georgia TOY, LLC	Delaware	5500	26-1923764
Asbury Grapevine LEX, LLC	Delaware	5500	13-3997031
Asbury IN CBG, LLC	Delaware	5500	43-1767192
Asbury IN CDJ, LLC	Delaware	5500	43-1767192
Asbury IN CHEV, LLC	Delaware	5500	43-1767192
Asbury IN FORD, LLC	Delaware	5500	43-1767192
Asbury IN HON, LLC	Delaware	5500	43-1767192
Asbury IN TOY, LLC	Delaware	5500	43-1767192
Asbury Indy Chev, LLC	Delaware	5500	43-1767192
Asbury Jax AC, LLC	Delaware	5500	45-0551011
Asbury Jax Ford, LLC	Delaware	5500	47-3473001
Asbury Jax Holdings, L.P.	Delaware	5500	59-3516633
Asbury Jax Hon L.L.C.	Delaware	5500	02-0811016
Asbury Jax K L.L.C.	Delaware	5500	36-4572826
Asbury Jax Management L.L.C.	Delaware	5500	59-3503187
Asbury Jax VW L.L.C.	Delaware	5500	02-0811020
Asbury MS CHEV L.L.C.	Delaware	5500	06-1749057
Asbury MS Gray-Daniels L.L.C.	Delaware	5500	64-0939974
Asbury No Cal Niss L.L.C.	Delaware	5500	05-0605055
Asbury Plano LEX, LLC	Delaware	5500	13-3997031
Asbury Sacramento Imports L.L.C.	Delaware	5500	33-1080505
Asbury SC JPV L.L.C.	Delaware	5500	27-3565233
Asbury SC LEX L.L.C.	Delaware	5500	27-3565101
Asbury SC Toy L.L.C.	Delaware	5500	27-3564690
Asbury So Cal DC L.L.C.	Delaware	5500	33-1080498
Asbury So Cal Hon L.L.C.	Delaware	5500	33-1080502
Asbury So Cal Niss L.L.C.	Delaware	5500	59-3781893
Asbury South Carolina Real Estate Holdings L.L.C.	Delaware	5500	27-4085056

Exact Name of Registrant as Specified in its Charter (1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Asbury St. Louis Cadillac L.L.C.	Delaware	5500	43-1767192
Asbury St. Louis FSKR, L.L.C.	Delaware	5500	27-1076730
Asbury St. Louis Lex L.L.C.	Delaware	5500	43-1767192
Asbury St. Louis LR L.L.C.	Delaware	5500	43-1799300
Asbury St. Louis M L.L.C.	Delaware	5500	27-3214624
Asbury Tampa Management L.L.C.	Delaware	5500	59-3512657
Asbury Texas D FSKR, L.L.C.	Delaware	5500	27-1076393
Asbury Texas H FSKR, L.L.C.	Delaware	5500	27-1076640
Asbury TX Auction, LLC	Delaware	5500	13-3997031
Asbury-Deland Imports, L.L.C.	Delaware	5500	59-3604213
Atlanta Real Estate Holdings L.L.C.	Delaware	5500	58-2241119
Avenues Motors, Ltd.	Florida	5500	59-3381433
Bayway Financial Services, L.P.	Delaware	6141	59-3503190
BFP Motors L.L.C.	Delaware	5500	30-0217335
C & O Properties, Ltd.	Florida	5500	59-2495022
Camco Finance II L.L.C.	Delaware	6141	52-2106838
CFP Motors L.L.C.	Delaware	5500	65-0414571
CH Motors L.L.C.	Delaware	5500	59-3185442
CHO Partnership, Ltd.	Florida	5500	59-3041549
CK Chevrolet L.L.C.	Delaware	5500	59-3580820
CK Motors LLC	Delaware	5500	59-3580825
CN Motors L.L.C.	Delaware	5500	59-3185448
Coggin Automotive Corp.	Florida	5500	59-1285803
Coggin Cars L.L.C.	Delaware	5500	59-3624906
Coggin Chevrolet L.L.C.	Delaware	5500	59-3624905
Coggin Management, L.P.	Delaware	5500	59-3503191
CP-GMC Motors L.L.C.	Delaware	5500	59-3185453
Crown Acura/Nissan, LLC	North Carolina	5500	56-1975265
Crown CHH L.L.C.	Delaware	5500	52-2106838
Crown CHO L.L.C.	Delaware	5500	84-1617218
Crown CHV L.L.C.	Delaware	5500	52-2106838
Crown FDO L.L.C.	Delaware	5500	04-3623132
Crown FFO Holdings L.L.C.	Delaware	5500	56-2182741
Crown FFO L.L.C.	Delaware	5500	56-2165412
Crown GAC L.L.C.	Delaware	5500	52-2106838
Crown GBM L.L.C.	Delaware	5500	52-2106838
Crown GCA L.L.C.	Delaware	5500	14-1854150
Crown GDO L.L.C.	Delaware	5500	52-2106838
Crown GHO L.L.C.	Delaware	5500	52-2106838
Crown GNI L.L.C.	Delaware	5500	52-2106838
Crown GPG L.L.C.	Delaware	5500	52-2106838
Crown GVO L.L.C.	Delaware	5500	52-2106838
Crown Honda, LLC	North Carolina	5500	56-1975264
Crown Motorcar Company L.L.C.	Delaware	5500	62-1860414
Crown PBM L.L.C.	Delaware	5500	14-2004771
Crown RIA L.L.C.	Delaware	5500	52-2106838
Crown RIB L.L.C.	Delaware	5500	56-2125835
Crown SJC L.L.C.	Delaware	5500	81-0630983
Crown SNI L.L.C.	Delaware	5500	30-0199361
CSA Imports L.L.C.	Delaware	5500	59-3631079
Escude-NN L.L.C.	Delaware	5500	64-0922808

Exact Name of Registrant as Specified in its Charter (1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Escude-NS L.L.C.	Delaware	5500	64-0922811
Escude-T L.L.C.	Delaware	5500	64-0922812
Florida Automotive Services L.L.C.	Delaware	5500	37-1514249
HFP Motors L.L.C.	Delaware	5500	06-1631102
JC Dealer Systems, LLC	Delaware	5500	58-2628641
KP Motors L.L.C.	Delaware	5500	06-1629064
McDavid Austin-Acra L.L.C.	Delaware	5500	11-3816170
McDavid Frisco-Hon L.L.C.	Delaware	5500	11-3816176
McDavid Grande, L.L.C.	Delaware	5500	11-3816168
McDavid Houston-Hon, L.L.C.	Delaware	5500	11-3816781
McDavid Houston-Niss, L.L.C.	Delaware	5500	11-3816172
McDavid Irving-Hon, L.L.C.	Delaware	5500	11-3816175
McDavid Outfitters, L.L.C.	Delaware	5500	11-3816166
McDavid Plano-Acra, L.L.C.	Delaware	5500	11-3816179
Mid-Atlantic Automotive Services, L.L.C.	Delaware	5500	27-1386312
Mississippi Automotive Services, L.L.C.	Delaware	5500	27-1386394
Missouri Automotive Services, L.L.C.	Delaware	5500	27-1386466
NP FLM L.L.C.	Delaware	5500	71-0819724
NP MZD L.L.C.	Delaware	5500	71-0819723
NP VKW L.L.C.	Delaware	5500	71-0819721
Plano Lincoln-Mercury, Inc.	Delaware	5500	75-2430953
Precision Computer Services, Inc.	Florida	5500	59-2867725
Precision Enterprises Tampa, Inc.	Florida	5500	59-2148481
Precision Infiniti, Inc.	Florida	5500	59-2958651
Precision Motorcars, Inc.	Florida	5500	59-1197700
Precision Nissan, Inc.	Florida	5500	59-2734672
Premier NSN L.L.C.	Delaware	5500	71-0819715
Premier Pon L.L.C.	Delaware	5500	71-0819714
Prestige Bay L.L.C.	Delaware	5500	71-0819719
Prestige Toy L.L.C.	Delaware	5500	71-0819720
Q Automotive Brandon FL, LLC	Delaware	5500	30-0814873
Q Automotive Cumming GA, LLC	Delaware	5500	35-2510345
Q Automotive Ft. Myers FL, LLC	Delaware	5500	35-2512091
Q Automotive Group L.L.C.	Delaware	5500	46-5095896
Q Automotive Holiday FL, LLC	Delaware	5500	46-5095896
Q Automotive Jacksonville FL, LLC	Delaware	5500	35-2503996
Q Automotive Kennesaw GA, LLC	Delaware	5500	37-1768829
Q Automotive Orlando FL, LLC	Delaware	5500	37-1759677
Q Automotive Tampa FL, LLC	Delaware	5500	46-5095896
Southern Atlantic Automotive Services, L.L.C.	Delaware	5500	37-1514247
Tampa Hund, L.P.	Delaware	5500	59-3512664
Tampa Kia, L.P.	Delaware	5500	59-3512666
Tampa LM, L.P.	Delaware	5500	52-2124362
Tampa Mit, L.P.	Delaware	5500	59-3512667
Texas Automotive Services, L.L.C.	Delaware	5500	27-1386537
Thomason Auto Credit Northwest, Inc.	Oregon	5500	93-1119211
Thomason Dam L.L.C.	Delaware	5500	93-1266231
Thomason FRD L.L.C.	Delaware	5500	93-1254703
Thomason Hund L.L.C.	Delaware	5500	93-1254690
Thomason Pontiac-GMC L.L.C.	Delaware	5500	43-1976952
WMZ Motors, L.P.	Delaware	5500	59-3512663

Exact Name of Registrant as Specified in its Charter (1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
WTY Motors, L.P.	Delaware	5500	59-3512669

(1)	The address and phone number of each Registrant Guarantor is c/o Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia 30097, (770) 418-8200.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2020

PROSPECTUS

Asbury Automotive Group, Inc.

Offer to Exchange up to $280,000,000

Aggregate Principal Amount of

4.50% Senior Notes due 2028

Issued in a Transaction Registered under the Securities Act of 1933 and Related Guarantees

For

a Like Principal Amount of Outstanding

Restricted 4.50% Senior Notes due 2028 and Related Guarantees

Issued in February 2020

And

Offer to Exchange up to $320,000,000

Aggregate Principal Amount of

4.75% Senior Notes due 2030

Issued in a Transaction Registered under the Securities Act of 1933 and Related Guarantees

For

a Like Principal Amount of Outstanding

Restricted 4.75% Senior Notes due 2030 and Related Guarantees

Issued in February 2020

On February 19, 2020, we issued $525.0 million aggregate principal amount of restricted 4.50% Senior Notes due 2028 and related guarantees (the “2028 Notes”) and $600.0 million aggregate principal amount of restricted 4.75% Senior Notes due 2030 and related guarantees (the “2030 Notes”) in a private placement exempt from the registration requirements under the Securities Act of 1933 (the “Securities Act”). We refer to these notes as the “original notes.” The original notes were issued under the indenture relating to the 2028 Notes (the “2028 Notes Indenture”) and the indenture relating to the 2030 Notes (the “2030 Notes Indenture,” and together with the 2028 Notes Indenture, the “indentures”), respectively, both dated February 19, 2020. On March 30, 2020, we effected a Special Mandatory Redemption, pursuant to which we redeemed (1) $245.0 million of the 2028 Notes and (2) $280.0 million of the 2030 Notes, in each case, at 100% of their respective principal amount plus accrued and unpaid interest. This exchange offer relates to the 2028 Notes and 2030 Notes still outstanding.

We are offering to exchange a new issue of 4.50% Senior Notes due 2028 and 4.75% Senior Notes due 2030 (the “exchange notes”) and related guarantees for the outstanding original notes and related guarantees. We sometimes refer to the original notes and the exchange notes in this prospectus together as the “notes.” The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will be issued in a transaction registered under the Securities Act, and the transfer restrictions and registration rights and related special interest provisions applicable to the original notes will not apply to the exchange notes. The original notes are, and the exchange notes will be, unconditionally guaranteed, jointly and severally on a senior basis, by all of our existing subsidiaries and all of our future domestic restricted subsidiaries, in each case with certain exceptions. The exchange notes will be exchanged for original notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not receive any proceeds from the issuance of exchange notes in the exchange offer.

You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

The exchange offer expires at 9:00 a.m., New York City time, on                 , 2020 (the 21st business day after the commencement of the exchange offer), unless extended, which we refer to as the “expiration date.”

We do not intend to list the exchange notes on any national securities exchange or to seek approval through any automated quotation system, and no active public market for the exchange notes is anticipated.

You should consider carefully the risk factors beginning on page 17 of this prospectus before deciding whether to participate in the exchange offer.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission or other similar authority has approved these exchange notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the registered exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 90 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with these resales. See “Plan of Distribution.”

The date of this prospectus is                 , 2020

This prospectus may only be used where it is legal to make the exchange offer and by a broker-dealer for resales of exchange notes acquired in the exchange offer where it is legal to do so.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia, 30097, Attention: Investor Relations, Telephone: (770) 418-8200. In order to ensure timely delivery of the information, any request should be made no later than five business days before the expiration date of the exchange offer.

Except as otherwise indicated or as the context otherwise requires, all references in this prospectus to “Asbury,” the “Company,” “we,” “us,” or “our” refer to Asbury Automotive Group, Inc. and its subsidiaries.

Each broker-dealer that receives exchange notes for its own account pursuant to the registered exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 90 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with these resales. See “Plan of Distribution.”

SPECIAL NOTE REGARDING NON-GAAP FINANCIAL MEASURES

The body of generally accepted accounting principles in the United States is commonly referred to as “GAAP.” A non-GAAP financial measure is generally defined by the SEC as one that purports to measure historical or future financial performance, financial position or cash flows but excludes or includes amounts that could not be so adjusted in the most comparable GAAP measure. EBITDA and Adjusted EBITDA, each as presented in this prospectus, are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. They are not measures of financial performance or position under GAAP and should not be considered an alternative to net income, cash flow or any other performance or financial position measures derived in accordance with GAAP.

EBITDA for the Company consists of net income plus income tax expense, depreciation and amortization and swap and non-floor plan interest expense. Adjusted EBITDA for the Company consists of EBITDA as adjusted for stock-based compensation expense and any (gain) loss on non-recurring or non-core items from time to time such as real estate related charges, franchise right impairments, debt extinguishment, dealership divestitures, legal settlements, investment income and fixed assets write-offs, among others.

The presentation of these financial measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A quantitative reconciliation of the Company’s non-GAAP financial measures to their respective most directly comparable GAAP measures is provided in “Summary—Summary Historical Consolidated Financial Information.”

Management of the Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management of the Company believes these non-GAAP financial measures provide meaningful supplemental information regarding the performance and liquidity of the Company by excluding certain items that may not be indicative of recurring business results including significant non-cash expenses. We believe management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance and liquidity as well as comparisons to competitors’ operating results.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain of the discussions and information included in this prospectus may constitute “forward-looking statements” within the meaning of the United States federal securities laws. Forward-looking statements are statements that are not historical in nature and may include statements relating to our goals, plans and projections regarding industry and general economic trends, our expected financial position, results of operations or market position and our business strategy. Such statements can generally be identified by words such as “may,” “target,” “could,” “would,” “will,” “should,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee” and other similar words or phrases. Forward-looking statements may also relate to our expectations and assumptions with respect to, among other things:

•

The declines in sales and service revenue and ongoing disruptions in our operations, the operations of our vehicle and parts manufacturers and other suppliers, vendors and business partners, and the global economy in general due to the COVID-19 pandemic;

•	the expected financial and operational performance of Park Place (as defined herein), if the New Transaction (as defined herein) is consummated;

•	our estimated future capital expenditures, including with respect to the operations of Park Place following the consummation of the New Transaction, if consummated;

•	sales fluctuations to and changes in our relationships with key customers, including the customers of Park Place following the consummation of the New Transaction, if consummated;

•	the seasonally adjusted annual rate of new vehicle sales in the United States;

•	general economic conditions and its expected impact on our revenue and expenses;

•	our expected parts and service revenue due to, among other things, improvements in vehicle technology;

•	our ability to limit our exposure to regional economic downturns due to our geographic diversity and brand mix;

•	manufacturers’ continued use of incentive programs to drive demand for their product offerings;

•	our capital allocation strategy, including as it relates to acquisitions and divestitures, stock repurchases, dividends and capital expenditures; and

•	the growth of the brands that comprise our portfolio over the long-term and other factors.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to:

•

The degree to which declines in sales and service revenue and ongoing disruptions in our operations, the operations of our vehicle and parts manufacturers and other suppliers, vendors and business partners, and the global economy in general due to the COVID-19 pandemic may adversely impact our business, results of operations, financial condition and cash flows;

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the 2020 Asset Purchase Agreement (as defined herein), including the risk that the necessary manufacturer approvals may not be obtained;

•

the ability to consummate the New Transaction on the terms or timeline currently contemplated or at all, successfully integrate the operations of Park Place into our existing operations, if consummated, and the diversion of management’s attention from ongoing business and regular business responsibilities to effect such integration, if consummated;

•	the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, the New Transaction;

•	if consummated, disruption from the New Transaction, making it more difficult to maintain relationships with customers or suppliers of Park Place;

•

changes in general economic and business conditions, including changes in employment levels, consumer confidence levels, consumer demand and preferences, the availability and cost of credit, fuel prices, levels of discretionary personal income and interest rates;

•

our ability to generate sufficient cash flows, maintain our liquidity and obtain any necessary additional funds for working capital, capital expenditures, acquisitions, stock repurchases, debt maturity payments and other corporate purposes, if necessary or desirable;

•

significant disruptions in the production and delivery of vehicles and parts for any reason, including the COVID-19 pandemic, natural disasters, product recalls, work stoppages or other occurrences that are outside of our control;

•

our ability to execute our automotive retailing and service business strategy while operating under restrictions and best practices imposed or encouraged by governmental and other regulatory authorities;

•	our ability to attract and retain skilled employees;

•	adverse conditions affecting the vehicle manufacturers whose brands we sell, and their ability to design, manufacture, deliver and market their vehicles successfully;

•	changes in the mix, and total number, of vehicles we are able to sell;

•	our outstanding indebtedness and our continued ability to comply with applicable covenants in our various financing and lease agreements, or to obtain waivers of these covenants as necessary;

•	high levels of competition in our industry, which may create pricing and margin pressures on our products and services;

•

our relationships with manufacturers of the vehicles we sell and our ability to renew, and enter into new framework and dealer agreements with vehicle manufacturers whose brands we sell, on terms acceptable to us;

•	the availability of manufacturer incentive programs and our ability to earn these incentives;

•	failure of our management information systems or any security breaches;

•

changes in laws and regulations governing the operation of automobile franchises, including trade restrictions, consumer protections, accounting standards, taxation requirements and environmental laws;

•	changes in, or the imposition of, new tariffs or trade restrictions on imported vehicles or parts;

•	adverse results from litigation or other similar proceedings involving us;

•	our ability to consummate planned mergers, acquisitions and dispositions;

•	any disruptions in the financial markets, which may impact our ability to access capital;

•	our relationships with, and the financial stability of, our lenders and lessors;

•	our ability to execute our initiatives and other strategies;

•	our ability to leverage gains from our dealership portfolio; and

•	our ability to successfully integrate businesses we may acquire, or that any business we acquire may not perform as we expected at the time we acquired it.

Many of these factors are beyond our ability to control or predict, and their ultimate impact could be material. Moreover, the factors set forth under Item 1A entitled “Risk Factors” and Item 7 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference herein, as well as in other filings made from time to time with the SEC by us, should be read and considered as forward-looking statements subject to such uncertainties. We urge you to carefully consider those factors.

Forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation to update any forward-looking statement contained herein.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

Asbury furnishes and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have furnished to or filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov. Those filings are also available to the public on our corporate website at http://www.asburyauto.com. The information contained in our website is not part of or incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), from the date of the initial registration statement and prior to the effectiveness of the registration statement, and thereafter until the expiration of the exchange offer. Any statement in a document incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished, or may from time to time furnish, to the SEC is or will be incorporated by reference into, or otherwise included in, this prospectus.

We specifically incorporate by reference into this prospectus the documents listed below which have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and July 31, 2020, respectively; and

•

our Current Reports on Form 8-K, filed with the SEC on January 2, 2020, January  9, 2020, January  30, 2020, February  3, 2020 (other than with respect to Items 2.02 and 7.01), February 13, 2020, February  20, 2020, March  25, 2020, April  3, 2020, April  17, 2020, April  23, 2020, May  5, 2020 (other than with respect to Item 2.02), June  5, 2020, July  6, 2020 (other than with respect to Items 2.02 and 7.01), July  27, 2020, and July 28, 2020 (other than with respect to Item 2.02).

The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus. Requests should be directed to:

Asbury Automotive Group, Inc.

2905 Premiere Parkway NW, Suite 300

Duluth, Georgia 30097

Attn: Investor Relations

(770) 418-8200

In order to receive timely delivery of any requested documents in advance of the expiration date of the exchange offer, you should make your request no later than five full business days before you must make a decision regarding the exchange offer.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data included and incorporated by reference in this prospectus from our own internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these publications, studies and surveys is reliable, we have not independently verified industry, market and competitive position data from third-party sources. While we believe our internal business research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. Accordingly, investors should not place undue weight on the industry and market share data presented in this prospectus.

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SUMMARY

This summary highlights selected information included in or incorporated by reference into this prospectus. The following summary does not contain all of the information that you should consider before deciding whether to participate in the exchange offer and is qualified in its entirety by the more detailed information appearing elsewhere in the prospectus and the documents incorporated herein by reference. You should carefully read the entire prospectus, including the information incorporated by reference herein, and particularly the information in the “Risk Factors” section beginning on page 17 of this prospectus, and in the documents incorporated by reference herein, before making an investment decision. See “Where You Can Find More Information About Us.”

Our Company

Asbury Automotive Group, Inc., headquartered in Duluth, Georgia, is the 7th largest U.S.-based franchised automotive retailer, operating 102 franchises (83 dealership locations) representing 31 automobile brands and 24 collision repair centers in 16 metropolitan markets within 9 states as of June 30, 2020. We offer an extensive range of automotive products and services, including new and used vehicles; vehicle repair and maintenance services, replacement parts and collision repair services (collectively referred to as “parts and services” or “P&S”); and finance and insurance products (“F&I”).

Our retail network is made up of dealerships operating primarily under the following locally-branded dealership groups.

Our operations provide a diverse revenue base that we believe mitigates the impact of fluctuations in new vehicle sales volumes and gross profit margins. In addition, our geographic footprint decreases our exposure to regional economic conditions and our brand diversification decreases our exposure to manufacturer-specific risks, such as brand perception or production disruptions. For the six months ended June 30, 2020, 45.7% of our gross profit was derived from our parts and service business, which historically has been more stable throughout economic cycles.

•	New Vehicle Sales. As of June 30, 2020, our dealerships represented a diverse portfolio of 31 brands. For the six months ended June 30, 2020, we sold 42,037 new vehicles through our dealerships. Our new vehicle revenue represented 51.9% of our total revenue and 14.6% of our total gross profit for the year ended June 30, 2020.

•

Used Vehicle Sales. We sell used vehicles at all of our dealership locations. For the six months ended June 30, 2020, we sold 38,687 used vehicles through our dealership network. Our used vehicle business, which generally has higher gross margins than our new vehicle business, accounted for approximately 30.8% of our total revenue and 13.1% of our total gross profit for the year ended June 30, 2020.

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Parts and Service. We provide vehicle maintenance and repair services in the markets of all of our franchised dealerships, primarily for the vehicle brands sold at those dealerships, and sell replacement parts. In addition, we maintained 24 free-standing collision repair centers either on the premises of, or in close proximity to, our dealerships as of June 30, 2020. Our parts and service business accounted for approximately 12.8% of our total revenue and 45.7% of our total gross profit for the six months ended June 30, 2020.

•

Finance and Insurance. Through our F&I business, we arrange, and receive commissions for, third-party financing of the sale or lease of new and used vehicles to customers, as well as offer a number of aftermarket products. We also generate F&I revenue from the receipt of certain fees paid to us under agreements with preferred lenders. Our F&I business generated approximately 4.5% of our total revenue and 26.6% of our total gross profit for the six months ended June 30, 2020.

For the year ended December 31, 2019 and the six months ended June 30, 2020, the Company generated revenue of $7.2 billion and $3.1 billion, respectively, and Adjusted EBITDA of $345.0 million and $164.3 million, respectively.

Our Competitive Strengths

Leading dealership group with growing scale in the fragmented auto retail sector. We are the 7th largest franchised dealership group in the United States based on revenue for the year ended December 31, 2019. Our size and scale enhances our relationships with OEMs and key finance partners, leverages our investments in new technologies/systems and corporate overhead across a larger revenue base and maximizes the benefits of implementing best practices within our dealership group. Additionally, the concentration of our dealerships in certain markets and geographies increases operational and personnel efficiencies.

Our gross profit is increasingly driven by more stable, higher-margin revenue streams. Since the last recession in 2008-2009, we have made significant investments in our fixed operations and implemented strategic initiatives that have created a more resilient, higher-margin business model that is less reliant on vehicle sales. In our P&S business, we have added capacity, increased throughput and invested in technology to improve customer satisfaction, which has allowed us to expand our margins and take market share from independent service providers. In our F&I business, we have added headcount at the dealership level, increased the quality of our training programs and invested in consumer-friendly technologies, which have resulted in higher F&I income per vehicle. The figure below illustrates the transformation of our revenue and gross profit mix from 2008 as compared to the year ended December 31, 2019.

Asbury Revenue and Gross Profit Contribution (2008 vs Year Ended December 31, 2019)

Revenue Mix	Gross Profit Mix

Highly variable cost structure and significant fixed cost absorption from stable P&S revenue. Our cost structure is highly variable at the dealership and corporate level, which minimizes the profit margin impact from any decline in vehicle sales. From 2008 to 2019, our selling, general and administrative expenses (“SG&A”) as a percentage of gross profit have declined from approximately 81% to approximately 68%, and the profits we generate from our P&S business cover an increasing portion of our fixed costs. We estimate that over 70% of our SG&A is variable. We have created a hybrid strategy to leverage fixed costs across our dealership portfolio that (1) allows our higher volume stores the flexibility to add headcount for improved local customer service and (2) offers our lower volume stores access to a high quality shared service center to maintain dealership-level profitability.

Strong free cash flow generation to reduce our leverage and support our strong credit profile. Our goal is to generate cash flow that will allow us to achieve a total net leverage target of less than 3.0x. Our financial policy and capital allocation strategy is focused on reducing funded debt. We expect our continued focus on operational excellence to further reduce our net leverage ratio. In addition, we will continue to monitor and manage working capital to maintain a strong liquidity profile.

Business Strategy

We seek to create long-term value in our business by striving to drive operational excellence and deploy capital to its highest risk adjusted returns. To achieve these objectives, we employ the strategies described below.

Invest in and attract top talent to improve backend operations and front-line service. We believe the core of our business success lies in our talent pool, so we are focused on obtaining and retaining the best people. Our executive management team has extensive experience in the auto retail sector, and is able to leverage experience from all positions throughout the Company. In addition, we believe that local management of dealership operations enables our retail network to provide market specific responses to sales, customer service and inventory requirements. The general manager of each of our dealerships is responsible for the operations, personnel and financial performance of that dealership as well as other day-to-day operations.

Implement best practices and improve productivity. We have discipline-specific executives who focus on increasing the penetration of current services and expanding the breadth of our offerings to customers through the implementation of best practices and continuous training on our technology solutions throughout our dealership network. In addition, we have marketing initiatives designed to attract customers to our online channels and mobile applications.

We tie management and employee compensation at various operational levels to performance through incentive-based pay systems based on various metrics, including dealership profitability, departmental profitability, customer satisfaction and individual performance, as appropriate. In addition, a portion of management’s compensation is variable-based in nature, including an annual cash bonus based on achieving certain EBITDA targets and a component of equity compensation tied to our financial performance in comparison to our peer group.

Provide an exceptional guest experience. We are focused on providing a high level of customer service and have designed our dealerships’ services to meet the needs of an increasingly sophisticated and demanding automotive consumer. We endeavor to establish relationships that we believe will result in both repeat business and additional business through customer referrals. Furthermore, we provide our dealership managers with appropriate incentives to employ efficient selling approaches, engage in extensive follow-up to develop long-term relationships with customers and extensively train our sales staff to meet customer needs.

Centralize, streamline and automate processes. Our Dealership Support Center (“DSC”) management is responsible for our capital expenditure and operating strategy, while the implementation of our operating strategy rests with our market-based management teams and each dealership management team based on the policies and procedures established by DSC management. DSC management and our market-based management teams continuously evaluate the financial and operating results of our dealerships, as well as each dealership’s geographical location, and from time to time, make decisions to evaluate new technologies and/or processes to further refine our operational processes.

Leverage our scale and cost structure to improve our operating efficiencies. We are positioned to leverage our significant scale so that we are able to achieve competitive operating margins by centralizing and streamlining various back-office functions. We are able to improve financial controls and lower servicing costs by maintaining key store-level accounting and administrative activities in our shared service centers, and we leverage our scale to reduce costs related to purchasing certain equipment, supplies and services through national vendor relationships. Similarly, we are able to leverage our scale to implement these best practices when integrating newly acquired dealerships allowing us to continue to improve our operating efficiencies.

Deploy Capital to Highest Returns. Our capital allocation decisions are made within the context of maintaining sufficient liquidity and a prudent capital structure. We target a 2.5x to 3.0x net leverage ratio, and our primary focus for capital allocation will be to decrease our debt levels; however, we believe our cash position and borrowing capacity, combined with our current and expected future cash generation capability, provides us with financial flexibility to enhance shareholder value through capital deployment by reinvesting in our business, acquiring dealerships as well as repurchasing shares, when prudent.

Continue to invest in our business. We continually evaluate our existing dealership network and seek to make strategic investments that will increase the capacity of our dealerships and improve the customer experience. In addition, we continue to execute on our strategy of selectively acquiring our leased properties where financing rates make it attractive to be an owner and provide us a further means to finance our business.

Evaluate opportunities to refine our dealership portfolio. We continually evaluate the financial and operating results of our dealerships, as well as each dealership’s geographical location and, based on various financial and strategic rationales, may make decisions to dispose of dealerships to refine our dealership and real estate portfolio. We also evaluate dealership acquisition opportunities based on market position and geography, brand representation and availability, key personnel and other factors.

Recent Developments

On December 11, 2019, our wholly-owned subsidiary Asbury Automotive Group, LLC (“Purchaser”), a Delaware limited liability company, entered into (1) an Asset Purchase Agreement (the “2019 Asset Purchase Agreement”) with certain members of the Park Place dealership family of entities, Park Place Mid-Cities, Ltd., a Texas limited partnership, and the identified principal and (2) a Real Estate Purchase Agreement (the “Real Estate Purchase Agreement” and, together with the 2019 Asset Purchase Agreement, the “2019 Transaction Agreements”) with certain members of the Park Place dealership family of entities to acquire substantially all of the assets of, and certain real property related to, the Park Place business, including 20 new vehicle franchises, one subscription service platform, one auto auction and one open point. On March 24, 2020, the Purchaser delivered notice to the sellers terminating the 2019 Transaction Agreements pursuant to the terms thereof.

In connection with the termination of the 2019 Transaction Agreements:

•

The Company did not consummate the transactions contemplated by, or incur indebtedness in connection with, the new real estate term loan credit agreement, dated as of February 7, 2020, by and among various financial institutions party thereto, certain of the Company’s subsidiaries and Bank of America, N.A. (“Bank of America”). The previously disclosed amendments to the Third Amended and Restated Credit Agreement, dated as of September 25, 2019, among the Company, certain of its subsidiaries, Bank of America and the other lenders thereto (the “2019 Senior Credit Agreement”) to (1) increase the aggregate commitments under the revolving credit facility to $350.0 million, (2) increase the aggregate commitments under the new vehicle floorplan facility to $1.35 billion and (3) increase the aggregate commitments under the used vehicle floorplan facility to $200.0 million did not become effective.

•

As a result of the Company’s termination of the 2019 Transaction Agreements, the amended and restated commitment letter, by and among the Company, Bank of America, BofA Securities, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, Santander Bank, N.A., SunTrust Robinson Humphrey, Inc., Trust Bank and U.S. Bank National Association terminated in accordance with its terms on April 15, 2020.

•

On March 30, 2020, we completed the special mandatory redemption of our $525.0 million aggregate principal amount of 4.50% Senior Notes due 2028 (the “2028 Notes”) and $600.0 million aggregate principal amount of 4.75% Senior Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”) pursuant to which we redeemed (1) $245.0 million of the 2028 Notes and (2) $280.0 million of the 2030 Notes, in each case, at 100% of the respective principal amount plus accrued and unpaid interest.

On March 4, 2020, we redeemed the full outstanding $600.0 million in aggregate principal amount of our 6.0% Senior Subordinated Notes due 2024 at 103% of their aggregate principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption.

Revised Acquisition of Park Place

On July 6, 2020, the Company, through two of its subsidiaries, entered into a new Asset Purchase Agreement (the “2020 Asset Purchase Agreement”) with certain members of the Park Place Dealership group, to acquire substantially all of the assets of, and lease the real property related to, 12 new vehicle dealership franchises, two collision centers and an auto auction (collectively, “Park Place”) comprising the Park Place Dealership group (collectively, the “New Transaction”).

The Park Place Dealership group, based in Dallas, Texas, is one of the country’s largest luxury dealer groups, with an attractive portfolio of high volume, award-winning, luxury dealerships and high-quality real estate. Park Place is estimated to be the #2 dealer group in the U.S. based on revenue per dealership in 2019. As of July 6, 2020, four of Park Place Dealership group’s stores were ranked among the top 10 stores in volume in the country among their franchise: Mercedes-Benz, Lexus, Porsche, and the Jaguar/Land Rover Store. In addition, the other Lexus store and the Volvo store were ranked among the top 20 stores in volume nationally.

We believe that the New Transaction will create a substantially larger and more diversified enterprise with enhanced profitable growth opportunities and a larger base of stable, recurring revenue from the high margin parts and service business. We believe the New Transaction strengthens our dual strategy of driving operational excellence and deploying capital to its highest return. We believe Park Place is a highly efficient operator of luxury stores, with a strong base of loyal clients and approximately 1,400 team members throughout the growing Dallas/Fort Worth market. We expect that our demonstrated success acquiring and integrating well-run businesses will provide us the opportunity to leverage the best practices of both businesses going forward.

After giving effect to the New Transaction, our revenue mix will be enhanced, with approximately 28% exposure to the Texas market and 49% from luxury brands. The luxury segment has historically delivered strong and stable margins that are significantly above those achieved by mid-line import and domestic brands. Luxury stores have historically been more resilient in economic downturns, have fewer dealers nationwide and derive a higher portion of gross profit from parts and service. According to IHS Markit and MotorIntelligence, the Dallas/Fort Worth market had a 30% higher penetration of luxury new vehicle sales than the national average in 2019. Additionally, the Dallas/Fort Worth market is expected to experience population growth significantly higher than the national forecast through 2023 according to IHS Markit.

We believe that we can achieve meaningful run-rate synergies and operational improvements within three years following the closing of the New Transaction, consisting of (1) a reduction in corporate costs, (2) lower servicing costs by maintaining key store-level accounting and administrative activities in our shared service centers, (3) the ability to leverage our scale to reduce costs related to purchasing certain equipment, supplies, and services through national vendor relationships and (4) expected operational improvements primarily with respect to F&I and to a lesser extent P&S. See “Risk Factors—The New Transaction, if consummated, will create numerous risks and uncertainties which could adversely affect our business and results of operations.”

Upon the consummation of the New Transaction, the Company will acquire substantially all of the assets of, and lease the real property related to:

•	12 new vehicle dealership franchises (3 Mercedes-Benz, 3 Sprinter, 2 Lexus, 1 Jaguar, 1 Land Rover, 1 Porsche, and 1 Volvo);

•	an auto auction business for wholesaling used cars; and

•	2 collision centers.

In connection with the completion of the New Transaction, the Company will pay a purchase price of approximately $685.0 million of goodwill and approximately $50.0 million for parts, fixed assets, and leaseholds (excluding vehicle inventory), subject to certain adjustments described in the 2020 Asset Purchase Agreement. Under the 2020 Asset Purchase Agreement, the Company will also have an option to purchase a substantial portion of the leased real property.

The 2020 Asset Purchase Agreement contains customary representations and warranties made by each of the parties. The Company and Park Place have agreed to indemnify one another against certain damages (subject to certain exceptions and limitations).

The closing of the New Transaction is subject to various customary closing conditions, including (1) receipt of approval of the New Transaction by certain automotive manufacturers, and (2) receipt of certain governmental clearances, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (which such required clearances have already been received). The 2020 Asset Purchase Agreement is not subject to any financing condition. In connection with the execution of the 2020 Asset Purchase Agreement, the Company delivered a certain sum of money to a third-party escrow agent (the “Earnest Money”) to be applied as partial payment of the purchase price.

The 2020 Asset Purchase Agreement also contains certain termination rights of the Company and Park Place. Depending upon the circumstance of any termination, the Earnest Money will either be returned to the Company or delivered to Park Place as a payment of liquidated damages.

New Transaction Financing

We anticipate that approximately $960.0 million will be required to fund the New Transaction consideration (including vehicle inventory to be acquired by us) and to pay fees and expenses relating to the New Transaction. We intend to finance the New Transaction with $578.0 million in cash at closing. An additional $200.0 million will be financed in the form of two promissory notes (the “Seller Notes”) executed by the Company at closing. New vehicle inventory will be paid for by borrowings under the New Vehicle Floor Plan Facility.

Interest will accrue on the Seller Notes at 4% per annum, payable quarterly, with the first installment being due on the 90th day following closing. Fifty percent of the principal of each of the Seller Notes will be due and payable on the first anniversary of closing and the remaining 50% no later than 18 months following closing. The Seller Notes may be prepaid at any time without penalty or premium. The Seller Notes will be guaranteed by Asbury Automotive Group, Inc.

Corporate Information

Our principal executive offices are located at 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia. Our telephone number is (770) 418-8200. Our website address is http://www.asburyauto.com. Information contained on our website or that can be accessed through our website is not a part of, nor is it incorporated by reference into, this prospectus.

The Exchange Offer

The following is a brief summary of the principal terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the exchange offer, see “The Exchange Offer.”

The Exchange Offer	We are offering to exchange up to $280,000,000 aggregate principal amount of our 4.50% Senior Notes due 2028 (the “2028 Notes”) issued in a transaction registered under the Securities Act, and up to $320,000,000 aggregate principal amount of our registered 4.75% Senior Notes due 2030 (the “2030 Notes,” and together with the 2030 Notes, the “exchange notes”) issued in a transaction registered under the Securities Act, and related guarantees, for an equal principal amount of our outstanding restricted 4.50% Senior Notes due 2028 and our outstanding restricted 4.75% Senior Notes due 2030 (together, the “original notes”) and related guarantees that were issued in February 2020. The terms of the exchange notes are identical in all material respects to those of the original notes, except that the exchange notes will be issued in a transaction registered under the Securities Act, and the transfer restrictions, registration rights and related special interest provisions relating to the original notes will not apply to the exchange notes. Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Purpose of the Exchange Offer	The exchange notes and related guarantees are being offered to satisfy our obligations under the applicable registration rights agreement entered into at the time we issued and sold the original notes and related guarantees.

Expiration Date; Withdrawal of Tenders; Return of Original Notes Not Accepted for Exchange	The exchange offer will expire at 9:00 a.m., New York City time, on , 2020 (the 21st business day after the commencement of the exchange offer), or on a later date and time to which we extend it (the “expiration date”). Tenders of original notes in the exchange offer may be withdrawn at any time prior to the expiration date. Promptly following the expiration date, we will exchange the exchange notes for validly tendered original notes. Any original notes that are not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Procedures for Tendering Original Notes

All of the original notes were issued in book-entry form, and all of the original notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of the Depository Trust Company (“DTC”). Each holder of original notes wishing to participate in the exchange offer must follow procedures of the DTC’s Automated Tender Offer Program (“ATOP”), subject to the terms and procedures of that program. The ATOP procedures require that the exchange agent receive, prior to the expiration date, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

•	DTC has received instructions to exchange your original notes; and

•	you agree to be bound by the terms of the letter of transmittal.

See “The Exchange Offer—Procedures for Tendering Original Notes.”

Conditions to the Exchange Offer	The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange. The exchange offer is subject to customary conditions, which may be waived by us in our discretion. We currently expect that all of the conditions will be satisfied and that no waivers will be necessary.

Exchange Agent	U.S. Bank National Association.

U.S. Federal Income Tax Consequences

Your exchange of an original note for an exchange note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding original note surrendered. See “Material U.S. Federal Income Tax Consequences.”

Risk Factors	You should consider carefully the risk factors beginning on page 17 of this prospectus, and the risk factors incorporated by reference into this prospectus, before deciding whether to participate in the exchange offer.

The Exchange Notes

The following is a brief summary of the principal terms of the exchange notes. The terms of the exchange notes are identical in all material aspects to those of the original notes, except for transfer restrictions, registration rights and related special interest provisions relating to the original notes that will not apply to the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the exchange notes, see “Description of the Notes.”

Issuer	Asbury Automotive Group, Inc.

Notes Offered	$280.0 million aggregate principal amount of 4.50% Senior Notes due 2028 and $320.0 million aggregate principal amount of 4.75% Senior Notes due 2030. The exchange notes will be of the same class as the original notes.

Maturity	The 2028 Notes will mature on March 1, 2028.

The 2030 Notes will mature on March 1, 2030.

Interest	Interest will be paid on the 2028 Notes in cash in arrears on March 1 and September 1 of each year commencing on September 1, 2020.

Interest will be paid on the 2030 Notes in cash in arrears on March 1 and September 1 of each year commencing on September 1, 2020.

Guarantors	The exchange notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of our existing subsidiaries and all of our future domestic restricted subsidiaries, with certain exceptions.

Our only current non-Guarantor subsidiary, Asbury Management Services, LLC, has a de minimus amount of assets and liabilities and is “minor” for purposes of Rule 3-10(h) of Regulation S-X.

Ranking	The exchange notes and the guarantees will be general unsecured senior obligations of the Company and will rank equally to all of our and our subsidiary guarantors’ existing and future unsecured senior debt. The exchange notes will be effectively subordinated to all of the existing and future liabilities of any our subsidiaries that do not guarantee the Notes of each series, to the extent of the value of the assets of those subsidiary guarantors. Accordingly, they will rank:

•

subordinate in right of payment to all of our and the guarantors’ existing and future secured indebtedness (including borrowings under our 2019 Senior Credit Facility (as defined below), our Existing Real Estate Facilities (as defined below), our Master Loan Agreement (as defined below) and our other mortgages and other floor plan financing facilities described below);

•	pari passu in right of payment with all of our and the guarantors’ existing and future senior unsecured indebtedness, including the Seller Notes;

•

senior to any of our and the guarantors’ existing and future indebtedness that expressly provides that it is subordinated to the exchange notes and the guarantees; and structurally subordinated to all existing and future liabilities, including trade payables, of any non-guarantor subsidiaries, to the extent of the value of the assets of those subsidiaries.

As of June 30, 2020, we had total debt of $1.2 billion and total floor plan notes payable of $526.2 million. In addition, as of such date, we had $12.7 million in outstanding letters of credit and no additional borrowing availability under the Revolving Credit Facility component of our Senior Credit Facilities (each as defined under “Description of Other Indebtedness”), which provides for aggregate borrowings of up to $250.0 million, subject to a borrowing base.

Change of Control of Assets	If we experience specific kinds of changes of control, we will be required to make an offer to purchase each series of Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. If we sell certain assets, we will be required under certain circumstances to make an offer to purchase a portion of each series of Notes at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control” and “Description of the Notes—Repurchase at the Option of Holders—Asset Sales.”

Optional Redemption	Any time prior to March 1, 2023, we may, at our option, in one or more transactions, use the net proceeds of one or more equity offerings to redeem up to 40% of the aggregate principal amount of the 2028 Notes at a redemption price of 104.50% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to March 1, 2023, we may, at our option, in one or more transactions, redeem all or a portion of the 2028 Notes in cash at a price equal to 100% of their principal amount plus the applicable premium described under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date.

At any time on or after March 1, 2023, we may, at our option, in one or more transactions, redeem all or a portion of the 2028 Notes in cash at the redemption prices described under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date.

Any time prior to March 1, 2025, we may, at our option, in one or more transactions, use the net proceeds of one or more equity offerings to redeem up to 40% of the aggregate principal amount of the 2030 Notes at a redemption price of 104.75% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to March 1, 2025, we may, at our option, in one or more transactions, redeem all or a portion of the 2030 Notes in cash at a price equal to 100% of their principal amount plus the applicable premium described under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date.

At any time on or after March 1, 2025, we may, at our option, in one or more transactions, redeem all or a portion of the 2030 Notes in cash at the redemption prices described under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the redemption date.

Covenants	The indentures contain certain covenants that restrict our ability, and the ability of our restricted subsidiaries, to, among other things:

•	incur additional indebtedness or issue certain preferred equity;

•	pay dividends on, repurchase, or make distributions in respect of our or their capital stock, prepay, redeem, or repurchase certain debt or make other restricted payments;

•	make certain investments;

•	create certain liens;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends to the Company; and

•	consolidate, merge, sell, or otherwise dispose of all or substantially all of our or our subsidiaries’ assets.

These covenants are subject to important exceptions and qualifications described under “Description of the Notes.”

If at any time the credit rating of the Notes of any series, as determined by Standard & Poor’s Rating Services and Moody’s Investors Service, Inc., equals or exceeds either BBB- (S&P) or Baa3 (Moody’s), respectively, or any equivalent replacement ratings, and no default or event of default exists under each indenture, then these restrictions, other than the limitations on our ability to incur liens and consolidate, merge or sell all or substantially all of our assets, will cease to apply to the Notes of any series. Any covenants that should cease to apply to the Notes of any series as a result of achieving such a rating will later be reinstated if the credit rating of the Notes of any series later falls below one or both of these ratings.

No Prior Market	There is no public trading market for the exchange notes, and we do not intend to apply for listing of the exchange notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. See “Risk Factors—We cannot assure you that an active trading market will develop for the exchange notes.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes. See “Use of Proceeds.”

Trustee	U.S. Bank National Association.

Risk Factors	You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors” as well as the other information included in or incorporated by reference into this prospectus before deciding whether to exchange your original notes for exchange notes.

The summary below presents certain historical consolidated financial information and should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus. The summary historical income statement and other data for the six months ended June 30, 2020 and 2019, and the years ended December 31, 2019, 2018 and 2017 and balance sheet data as of June 30, 2020 and December 31, 2019 and 2018 should be read in conjunction with our unaudited and audited financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which are incorporated by reference herein. The historical balance sheet data as of December 31, 2017 and June 30, 2019, is derived from our audited and unaudited, respectively, financial statements and related notes, which have previously been filed with the SEC, but which are not incorporated by reference herein. The results of operations for the six month periods ended June 30, 2020 and 2019 and fiscal years ended December 31, 2019, 2018 and 2017, and our financial position as of, June 30, 2020 and 2019, and December 31, 2019, 2018 and 2017 are not necessarily indicative of the operating results or financial position to be expected for any future period.

Summary Historical Consolidated Financial Information

	For the Six Months Ended June 30,		For the Years Ended December 31,
Income Statement Data:	2020	2019	2019	2018	2017
REVENUE:
New vehicle	$1,583.9	$1,837.0	$3,863.3	$3,788.7	$3,561.1
Used vehicle	940.7	1,043.5	2,131.6	1,972.4	1,834.1
Parts and service	390.8	442.1	899.4	821.0	786.1
Finance and insurance, net	137.0	151.7	316.0	292.3	275.2

TOTAL REVENUE	3,052.4	3,474.3	7,210.3	6,874.4	6,456.5
COST OF SALES	2,537.2	2,900.1	6,041.4	5,771.4	5,400.6

GROSS PROFIT	515.2	574.2	1,168.9	1,103.0	1,055.9
OPERATING EXPENSES:
Selling, general, and administrative expenses	346.9	391.7	799.8	755.8	729.7
Depreciation and amortization	19.2	17.6	36.2	33.7	32.1
Franchise rights impairment	23.0	—	7.1	3.7	5.1
Other operating expense (income), net	8.9	1.2	0.8	(1.1)	1.3

INCOME FROM OPERATIONS	117.2	163.7	325.0	310.9	287.7
OTHER EXPENSES (INCOME):
Floor plan interest expense	11.1	20.7	37.9	32.5	22.7
Other interest expense, net	28.8	27.5	54.9	53.1	53.9
Swap interest expense	—	—	—	0.5	2.0
Loss on extinguishment of long-term debt, net	20.6	—	—	—	—
Gain on dealership divestitures, net	(33.7)	(11.7)	(11.7)	—	—

Total other expenses, net	26.8	36.5	81.1	86.1	78.6

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	90.4	127.2	243.9	224.8	209.1
Income tax expense	21.3	31.4	59.5	56.8	70.0

NET INCOME	$69.1	$95.8	$184.4	$168.0	$139.1

Income from continuing operations per common share:
Basic	$19.2	$19.2	$9.65	$8.36	$6.69

Diluted	$19.3	$19.3	$9.55	$8.28	$6.62

We believe the use of EBITDA and Adjusted EBITDA along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value. EBITDA and Adjusted EBITDA are also useful tools in evaluating our core operating results given the significant variation that can result in any period from non-recurring or non-core items.

EBITDA and Adjusted EBITDA are not measurements of our financial performance recognized under GAAP. EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for, net income or any other performance measure calculated or derived in accordance with GAAP. Furthermore, this measure is not necessarily comparable to similarly titled measures employed by other companies. EBITDA and Adjusted EBITDA have limitations as an analytical tool as it should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP.

The following provides a numerical reconciliation of EBITDA and Adjusted EBITDA to net income, which is the most directly comparable financial measure prepared in accordance with GAAP:

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2020	2019	2019	2018	2017
NET INCOME	$69.1	$95.8	$184.4	$168.0	$139.1
Income tax expense	21.3	31.4	59.5	56.8	70.0

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	90.4	127.2	243.9	224.8	209.1
Depreciation and amortization	19.2	17.6	36.2	33.7	32.1
Swap interest expense	—	—	—	0.5	2.0
Non-floor plan interest expense, net	28.8	27.5	54.9	53.1	53.9
EBITDA (1)	138.4	172.3	335.0	312.1	297.1
Franchise rights impairment	23.0	—	7.1	3.7	5.1
Real estate related charges	—	—	0.6	—	2.9
Gain on sale of real estate	(0.3)	(0.3)	(0.3)	—	—
Legal settlements	(2.1)	—	(0.6)	(0.7)	(0.9)
Investment income	—	—	—	—	(0.8)
Fixed assets write-off	—	2.4	2.4	—	—
Gain on dealership divestitures, net	(33.7)	(11.7)	(11.7)	—	—
Stock-based compensation expense	6.7	6.8	12.5	10.5	13.6
Park Place deal termination cost	11.6	—	—	—	—
Loss on extinguishment of debt	20.7	—	—	—	—

Adjusted EBITDA (2)	164.3	169.5	345.0	325.6	317.0

Adjusted EBITDA Margin (3)	5.4%	4.9%	4.8%	4.7%	4.9%

(1)	We define EBITDA for the Company as net income plus income tax expense, depreciation and amortization, swap and non-floor plan interest expense.
(2)

We define Adjusted EBITDA for the Company as EBITDA as adjusted for any (gain) loss on non-recurring or non-core items from time to time such as franchise rights impairment, real estate related charges, legal settlements, investment income, fixed assets write-offs, dealership divestitures and stock-based compensation expense, among others.

(3)	Adjusted EBITDA Margin means Adjusted EBITDA divided by total revenue.

	As of June 30,		As of December 31,
Other Data:	2020	2019	2019	2018	2017
New vehicle unit sales	42,037	50,558	105,243	105,275	99,975
Used vehicle unit sales	38,687	43,342	88,602	82,377	76,929
Number of dealerships	83	86	88	83	80
Number of franchises	102	105	107	97	94

	As of June 30,		As of December 31,
Balance Sheet Data:	2020	2019	2019	2018	2017
Working capital	$698.5	256.9	$355.6	$249.7	$243.9
Inventories (a)	636.4	1,100.8	1,052.7	1,067.6	826.0
Total assets	2,934.4	2,814.0	2,911.3	2,695.4	2,356.7
Floor plan notes payable (b)	526.2	918.7	850.8	966.1	732.1
Total debt (b)	1,233.5	909.6	967.5	905.3	875.5
Total shareholders’ equity	$713.1	$556.3	$646.3	$473.2	$394.2

(a)	Includes amounts classified as assets held for sale on our consolidated balance sheet as of December 31, 2019.
(b)	Includes amounts classified as liabilities associated with assets held for sale on our consolidated balance sheet as of December 31, 2019.

RISK FACTORS

The terms of the exchange notes are identical in all material aspects to those of the original notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the original notes that will not apply to the exchange notes. This section describes some, but not all, of the risks of acquiring the exchange notes and participating in the exchange offer. Before making an investment decision, you should carefully consider the risk factors described below, the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Form 10-Q for the fiscal quarter ended March 31, 2020, and our Form 10-Q for the fiscal quarter ended June 30, 2020, which are incorporated by reference herein, and the risks described in our other filings with the SEC that are incorporated by reference herein.

Risks Related to the Business

The novel coronavirus disease (COVID-19) global pandemic has had and is expected to continue to have a material adverse impact on our business, financial condition and results of operations.

The COVID-19 global pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains, and created significant volatility and disruption of financial markets. We expect the COVID-19 global pandemic to have a material adverse impact on our business including our results of operations, financial condition and liquidity. The extent of the impact of the COVID-19 global pandemic on our business, including our ability to execute our near-term and long-term business strategies and initiatives in the expected time frame, will depend on future developments, including the duration and scope of the pandemic, which are uncertain and cannot be predicted.

As a result of the COVID-19 global pandemic, and in response to government mandates or recommendations, such as “shelter in place” and self-quarantines, as well as decisions we have made to protect the health and safety of our employees, consumers and communities, we have modified our business practices, including the implementation of reduced hours at certain of our dealerships, developing social distancing plans, restricting employee travel and limiting physical participation in meetings, and cancelling events and industry and other conferences. As a result of the government mandates or recommendations, our dealerships, including our parts and services businesses, are not operating at capacity, which has resulted in a loss of sales and profits. Additionally, the closures of, and/or reduced availability of services from, the department of motor vehicles in various states have and will continue to have an adverse effect on our ability to obtain license plates for our fleet and our customers, to perfect liens on sold vehicles, and on our customers’ ability to obtain valid driver licenses. All of these factors present challenges to our operations, which could adversely affect our business, results of operations and financial condition. We are presently considered an essential business, but we may face future operational restrictions or challenges that may limit operations or require us to further restrict access or close dealerships due to, among other factors, evolving and increasingly stringent governmental restrictions including public health directives, quarantine policies, social distancing measures or positive diagnoses for COVID-19 among our employees at certain dealership locations.

Any significant reduction in consumer visits to, or spending at, our dealerships caused by COVID-19, would result in a loss of sales and profits and other material adverse effects. Self-quarantine or “shelter in place” mandates may reduce customer visits to our dealerships. We also expect consumer fears about becoming ill with the disease to continue, which will further adversely affect traffic to our dealerships. Consumer spending generally may also be negatively impacted by general macroeconomic conditions and consumer confidence, including the impacts of any recession, resulting from the COVID-19 global pandemic. For example, COVID-19 has resulted in employee furloughs and increased unemployment across the United States, thereby reducing consumer demand for our products and services and also reducing the number of consumers who will quality for the extension of credit for a vehicle purchase or a lease either on favorable terms or at all. All of these factors are expected to negatively impact sales and profitability.

Our profitability is dependent to a great extent on various aspects of vehicle manufacturers’ operations. As a result of market conditions caused by COVID-19, certain vehicle manufacturers and other suppliers have ceased or slowed production of new vehicles, parts and other supplies. We cannot predict with any certainty how long the automotive retail industry will be subject to these production slowdowns implemented by such vehicle manufacturers and other suppliers and when normalized production will resume at these manufacturers. This disruption in our supply network has negatively impacted, and will continue to impact, our ability to maintain a desirable mix of popular new vehicles and parts that consumers demand at the time and in the volumes desired, all of which would adversely impact our revenues.

The effects of the COVID-19 global pandemic on the operating results of our business has resulted in a franchise rights impairment charge in the first quarter of 2020 and it may result in additional impairment charges in the future, which could adversely affect our future operating results. Our principal intangible assets are goodwill and our rights under our franchise agreements with vehicle manufacturers. Goodwill and franchise rights are subject to impairment assessments at least annually or more frequently when events or changes in circumstances indicate that an impairment may have occurred. The COVID-19 global pandemic has resulted in a significant decrease in our market capitalization and profitability that increases the risk of impairment. During the first quarter of 2020, we recorded a $23.0 million non-cash impairment charge related to our intangible manufacturer franchise rights assets. We may be required to record additional impairment charges if the COVID-19 global pandemic continues, and we cannot accurately predict the amount and timing of any additional impairment charge at this time, however, any such impairment charge could have an adverse effect on our results of operations and stockholders’ equity.

In addition, the impact of the COVID-19 global pandemic on macroeconomic conditions may impact the proper functioning of financial and capital markets, foreign currency exchange rates, commodity prices and interest rates. Even after the COVID-19 global pandemic has subsided, we may continue to experience adverse impacts to our business as a result of an economic recession or depression that has occurred or may occur in the future. The continued disruption of global financial markets as a result of the COVID-19 global pandemic could have a negative impact on our ability to access capital in the future.

The extent of the impact of the COVID-19 global pandemic on our business is highly uncertain and difficult to predict, as information is rapidly evolving with respect to the duration and severity of the pandemic. At this point, we cannot reasonably estimate the duration and severity of the COVID-19 global pandemic, or its overall impact on our business. Even after the COVID-19 global pandemic has subsided, we may continue to experience adverse impacts to our business as a result of increased unemployment and any economic recession or depression that has occurred or may occur in the future. Any of these events could amplify the other risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and could materially adversely affect our business, financial condition, results of operations and/or stock price.

The New Transaction, if consummated, will create numerous risks and uncertainties which could adversely affect our business and results of operations.

After consummation of the New Transaction, we will have significantly more sales, assets and employees than we did prior to the transaction. The integration process will require us to expend significant capital and significantly expand the scope of our operations and financial systems. Our management will be required to devote a significant amount of time and attention to the process of integrating the operations of our business with that of Park Place. There is a significant degree of difficulty and management involvement inherent in that process.

These difficulties include:

•	integrating the operations of Park Place during the pandemic while carrying on the ongoing operations of our business;

•	managing a significantly larger company than before consummation of the New Transaction;

•

the possibility of faulty assumptions underlying our expectations regarding the (i) integration process, including, among other things, unanticipated delays, costs or inefficiencies, and (ii) retention of key employees;

•	the effects of unanticipated liabilities;

•	operating a more diversified business;

•	integrating two separate business cultures, which may prove to be incompatible;

•	attracting and retaining the necessary personnel associated with the business of Park Place following the New Transaction;

•	creating uniform standards, controls, procedures, policies and information systems and controlling the costs associated with such matters; and

•	integrating information, purchasing, accounting, finance, sales, billing, payroll and regulatory compliance systems.

As a private company, Park Place was not required to obtain an audit of its internal control over financial reporting or otherwise have such internal control assessed, except to the extent required in connection with audits pursuant to GAAP; however, following the consummation of the New Transaction, the financial systems of Park Place will be integrated into our financial systems and subject to the internal control audit required with respect to the Company as a public company.

If any of these factors limits our ability to integrate Park Place into our operations successfully or on a timely basis, the expectations of future results of operations, including certain run-rate synergies expected to result from the New Transaction, might not be met. As a result, we may not be able to realize the expected benefits that we seek to achieve from the New Transaction, which could also affect our ability to service our debt obligations. In addition, we may be required to spend additional time or money on integration that otherwise would be spent on the development and expansion of our business, including efforts to further expand our product portfolio.

We may be unable to realize the anticipated cost savings or operational improvements or may incur additional and/or unexpected costs in order to realize them.

There can be no assurance that we will be able or realize the anticipated cost savings or operational improvements from the proposed transaction in the anticipated amounts or within the anticipated timeframes or costs expectations or at all. We are implementing a series of cost savings initiatives at the combined Company that we expect to result in recurring, annual run-rate cost savings. We expect to incur one-time, non-recurring costs to achieve such synergies.

These or any other cost savings or operational improvements that we realize may differ materially from our estimates. We cannot provide assurances that these anticipated savings will be achieved or that our programs and improvements will be completed as anticipated or at all. In addition, any cost savings that we realize may be offset, in whole or in part, by reductions in revenues or through increases in other expenses.

Failure to realize the expected costs savings and operating synergies related to the New Transaction could result in increased costs and have an adverse effect on the combined Company’s financial results and prospects.

If the New Transaction is consummated, our post-closing recourse for liabilities related to Park Place is limited.

As part of the New Transaction, we will assume certain liabilities of Park Place. There may be liabilities that we failed or were unable to discover in the course of performing due diligence investigations into Park Place. In addition, as Park Place is integrated, we may learn additional information about Park Place, such as unknown or contingent liabilities or other issues relating to the operations of Park Place. Any such liabilities or issues, individually or in the aggregate, could have a material adverse effect on our business, financial condition and results of operations. Under the 2020 Asset Purchase Agreement, the sellers will be liable for certain breaches of representations, warranties and covenants but our recovery may be contingent upon the aggregate damages arising out of any such breaches exceeding specified dollar thresholds and is subject to other time-based and monetary-based limitations. Accordingly, we may not be able to enforce certain claims against the sellers with respect to liabilities of Park Place.

We do not currently control Park Place and will not control Park Place until completion of the New Transaction.

We do not currently control Park Place and will not control Park Place until completion of the New Transaction. The 2020 Asset Purchase Agreement imposes certain limitations on how Park Place manages its business, but we cannot assure you that Park Place’s business will be operated in the same way as it would be under our control.

The purchase price for the New Transaction could increase significantly from our estimate in this prospectus, which may adversely impact our liquidity.

The purchase price for the New Transaction in this prospectus excludes the value of vehicle inventory at the dealerships comprising Park Place on the closing date of the New Transaction. The value of used vehicle inventories at automobile dealerships fluctuates significantly due to changes in economic conditions, the availability of consumer financing and the seasonality of demand for vehicles, among other factors. If the value of the vehicle inventory at the dealerships comprising Park Place is greater than we currently estimate, we will be required to pay additional purchase price consideration, which may require use to draw on existing sources of liquidity, including our revolving credit facility and cash on hand. To the extent we are required to pay a higher purchase price for the New Transaction, we may have less liquidity to fund our other operations and growth strategies, which may adversely impact our financial condition, results of operations or cash flows.

The automotive retail industry is sensitive to unfavorable changes in general economic conditions and various other factors that could affect demand for our products and services, which could have a material adverse effect on our business, our ability to implement our strategy and our results of operations.

Our future performance will be impacted by general economic conditions including: changes in employment levels; consumer demand, preferences and confidence levels; the availability and cost of credit; fuel prices; levels of discretionary personal income; and interest rates. We also are subject to economic, competitive and other conditions prevailing in the various markets in which we operate, even if those conditions are not prominent nationally.

Retail vehicle sales are cyclical and historically have experienced periodic downturns characterized by oversupply and weak demand, which could result in a need for us to lower the prices at which we sell vehicles, which would reduce our revenue per vehicle sold and our margins. Additionally, a shift in consumer’s vehicle preferences driven by pricing, fuel costs or other factors may have a material adverse effect on our revenues, margins and results of operations.

Changes in general economic conditions may make it difficult for us to execute our business strategy. In such an event, we may be required to enter into certain transactions in order to generate additional cash, which may include, but not be limited to, selling certain of our dealerships or other assets or increasing borrowings under our existing, or any future, credit facilities. There can be no assurance that, if necessary, we would be able to enter into any such transactions in a timely manner or on reasonable terms, if at all. Furthermore, in the event we were required to sell dealership assets, the sale of any material portion of such assets could have a material adverse effect on our revenue and profitability.

Adverse conditions affecting one or more of the vehicle manufacturers with which we hold franchises or their inability to deliver a desirable mix of vehicles that our consumers demand, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Historically, we have generated most of our revenue through new vehicle sales, and new vehicle sales also tend to lead to sales of higher-margin products and services, such as finance and insurance products and vehicle-related parts and service. As a result, our profitability is dependent to a great extent on various aspects of vehicle manufacturers’ operations, many of which are outside of our control. Our ability to sell new vehicles is dependent on manufacturers’ ability to design and produce, and willingness to allocate and deliver to our dealerships, a desirable mix of popular new vehicles that consumers demand. Popular vehicles may often be difficult to obtain from manufacturers for a number of reasons, including the fact that manufacturers generally allocate their vehicles to dealerships based on sales history and capital expenditures associated with such dealerships. Further, if a manufacturer fails to produce desirable vehicles or develops a reputation for producing undesirable vehicles or produces vehicles that do not comply with applicable laws or government regulations, and we own dealerships which sell that manufacturer’s vehicles, our revenues from those dealerships could be adversely affected as consumers shift their vehicle purchases away from that brand.

Although we seek to limit our dependence on any one vehicle manufacturer, there can be no assurance the brand mix allocated and delivered to our dealerships by the manufacturers will be appropriate or sufficiently diverse to protect us from a significant decline in the desirability of vehicles manufactured by a particular manufacturer or disruptions in a manufacturer’s ability to produce vehicles. For the year ended December 31, 2019, manufacturers representing 5% or more of our revenues from new vehicle sales were as follows:

Manufacturer (Vehicle Brands):	% of Total New Vehicle Revenues
American Honda Motor Co., Inc. (Honda and Acura)	22%
Toyota Motor Sales, U.S.A., Inc. (Toyota and Lexus)	20%
Nissan North America, Inc. (Nissan and Infiniti)	11%
Ford Motor Company (Ford and Lincoln)	10%
Mercedes-Benz USA, LLC (Mercedes-Benz, Smart and Sprinter)	7%
BMW of North America, LLC (BMW and Mini)	6%

Similar to automotive retailers, vehicle manufacturers may be affected by the long-term U.S. and international economic climate. In addition, we remain vulnerable to other matters that may impact the manufacturers of the vehicles we sell, many of which are outside of our control, including: (i) changes in their respective financial condition; (ii) changes in their respective marketing efforts; (iii) changes in their respective reputation; (iv) manufacturer and other product defects, including recalls; (v) changes in their respective management; (vi) disruptions in the production and delivery of vehicles and parts due to natural disasters or other reasons; and (vii) issues with respect to labor relations. Our business is highly dependent on consumer demand and brand preferences for our manufacturers products. Manufacturer recall campaigns are a common occurrence that have accelerated in frequency and scope over the last several years. Manufacturer recall campaigns could adversely affect our new and used vehicle sales or customer residual trade-in valuations, could cause us to temporarily remove vehicles from our inventory, could force us to incur increased costs, and could expose us to litigation and adverse publicity related to the sale of recalled vehicles, which could have a material adverse effect on our business, results of operations, financial condition and cash flows. Vehicle manufacturers that produce vehicles outside of the United States are subject to additional risks including changes in quotas, tariffs or duties, fluctuations in foreign currency exchange rates, regulations governing imports and the costs related thereto, and foreign governmental regulations.

Adverse conditions that materially affect a vehicle manufacturer and its ability to profitably design, market, produce or distribute desirable new vehicles could in turn materially adversely affect our ability to (i) sell vehicles produced by that manufacturer, (ii) obtain or finance our new vehicle inventories, (iii) access or benefit from manufacturer financial assistance programs, (iv) collect in full or on a timely basis any amounts due therefrom and/or (v) obtain other goods and services provided by the impacted manufacturer. In addition, we depend on manufacturers’ ability to design, produce and supply parts to us and any failure to do so could have a material adverse effect on our parts and services business. Our business, results of operations, financial condition and cash flows could be materially adversely affected as a result of any event that has an adverse effect on any vehicle manufacturer.

In addition, if a vehicle manufacturer’s financial condition worsens and it seeks protection from creditors in bankruptcy or similar proceedings, or otherwise under the laws of its jurisdiction of organization, (i) the manufacturer could seek to terminate or reject all or certain of our franchises, (ii) if the manufacturer is successful in terminating all or certain of our franchises, we may not receive adequate compensation for those franchises, (iii) our cost to obtain financing for our new vehicle inventory may increase or no longer be available from such manufacturer’s captive finance subsidiary, (iv) consumer demand for such manufacturer’s products could be materially adversely affected, especially if costs related to improving such manufacturer’s financial condition are factored into the price of its products, (v) there may be a significant disruption in the availability of consumer credit to purchase or lease that manufacturer’s vehicles or negative changes in the terms of such financing, which may negatively impact our sales or (vi) there may be a reduction in the value of receivables and inventory associated with that manufacturer, among other things. The occurrence of any one or more of these events could have a material adverse effect on our business, results of operations, financial condition and cash flows.

In addition, the automotive manufacturing supply chain spans the globe. As such, supply chain disruptions resulting from natural disasters, adverse weather and other events may affect the flow of vehicle and parts inventories to us or our manufacturing partners. For example, in early 2020, the outbreak of COVID-19 in Wuhan, China led to quarantines of a significant number of Chinese cities and widespread disruptions to travel and economic activity in that region and other countries. Until such time as the coronavirus is contained, the outbreak may lead to quarantines of additional cities or regions, including cities or regions in the United States, which may lead us to experience disruptions in the (i) supply of vehicle and parts inventories, (ii) ability and willingness of our customers to visit our stores to purchase products or service their vehicles and (iii) overall health of our labor force. At this time, it is unclear what effect, if any, the outbreak and resulting disruptions may have on the automotive manufacturing vehicle and parts supply chain, the health of our labor force and the ability and willingness of our customers to visit our stores to purchase products or service their vehicles. Such disruptions could have a material adverse effect on our business, results of operations, financial condition, and cash flows.

Our outstanding indebtedness, ability to incur additional debt and the provisions in the agreements governing our debt, and certain other agreements, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

As of June 30, 2020, we had total debt of $1.2 billion, and total floor plan notes payable of $526.2 million. We have the ability to incur substantial additional debt in the future to finance, among other things, acquisitions (including $200.0 million expected to be incurred under the Seller Notes), working capital and capital expenditures, subject in each case to the restrictions contained in our debt instruments and other agreements existing at the time such indebtedness is incurred.

Our debt service obligations could have important consequences to us for the foreseeable future, including the following: (i) our ability to obtain additional financing for acquisitions, capital expenditures, working capital or other general corporate purposes may be impaired; (ii) a substantial portion of our cash flow from operating activities must be dedicated to the payment of principal and interest on our debt, thereby reducing the funds available to us for our operations and other corporate purposes; (iii) some of our borrowings are and will continue to be at variable rates of interest, which exposes us to risks of interest rate increases; and (iv) we may be or become substantially more leveraged than some of our competitors, which may place us at a relative competitive disadvantage and make us more vulnerable to changes in market conditions and governmental regulations.

In addition to our ability to incur additional debt in the future, there are operating and financial restrictions and covenants, such as leverage covenants, in certain of our debt and mortgage agreements, including the agreement governing our 2019 Senior Credit Facility and our mortgage agreements and related mortgage guarantees, as well as certain other agreements to which we are a party that may adversely affect our ability to finance our future operations or capital needs or to pursue certain business activities. These limit, among other things, our ability to incur certain additional debt, create certain liens or other encumbrances and make certain payments (including dividends and repurchases of our common stock and for investments). Certain of these agreements also require us to maintain compliance with certain financial ratios.

Our failure to comply with any of these covenants in the future could constitute a default under the relevant agreement, which could, depending on the relevant agreement, (i) entitle the creditors under such agreement to terminate our ability to borrow under the relevant agreement and accelerate our obligations to repay outstanding borrowings; (ii) require us to repay those borrowings; (iii) entitle the creditors under such agreement to foreclose on the property securing the relevant indebtedness; or (iv) prevent us from making debt service payments on certain of our other indebtedness, any of which would have a material adverse effect on our business, financial condition, results of operations or cash flows. In many cases, a default under one of our debt, mortgage, or other agreements, could trigger cross-default provisions in one or more of our other debt or mortgage agreements. There can be no assurance that our creditors would agree to an amendment or waiver of our covenants. In the event we obtain an amendment or waiver, we would likely incur additional fees and higher interest expense.

In addition to the financial and other covenants contained in our various debt or mortgage agreements, certain of our lease agreements contain covenants that give our landlords the right to terminate the lease, seek significant cash damages, or evict us from the applicable property, if we fail to comply. Similarly, our failure to comply with any financial or other covenants in any of our framework agreements, would give the relevant manufacturer certain rights, including the right to reject proposed acquisitions, and may give it the right to repurchase its franchises from us. Events that give rise to such rights, and our inability to acquire additional dealerships or the requirement that we sell one or more of our dealerships at any time, could inhibit the growth of our business, and could have a material adverse effect on our business, financial condition, results of operations and cash flows. Manufacturers may also have the right to restrict our ability to provide guarantees of our operating companies, pledges of the capital stock of our subsidiaries and liens on our assets, which could materially adversely affect our ability to obtain financing for our business and operations on favorable terms or at desired levels, if at all.

The occurrence of any one of these events may limit our ability to take strategic actions that would otherwise enable us to manage our business, in a manner in which we otherwise would, absent such limitations, which could materially adversely affect our business, financial condition, results of operations and cash flows.

Our business, financial condition and results of operations may be materially adversely affected by increases in interest rates.

We generally finance our purchases of new vehicle inventory, have the ability to finance the purchases of used vehicle inventory, and have the availability to borrow funds for working capital under our senior secured credit facilities that charge interest at variable rates. Therefore, our interest expense from variable rate debt will rise with increases in interest rates. In addition, a significant rise in interest rates may also have the effect of depressing demand in the interest rate sensitive aspects of our business, particularly new and used vehicle sales and the related profit margins and F&I revenue per vehicle, because most of our customers finance their vehicle purchases. As a result, rising interest rates may have the effect of simultaneously increasing our capital costs and reducing our revenues. Given our variable interest rate debt and floor plan notes payable outstanding as of June 30, 2020, each one percent increase in market interest rates would increase our total annual interest expense by as much as $9.3 million. When considered in connection with reduced expected sales as and if interest rates increase, any such increase could materially adversely affect our business, financial condition and results of operations.

Our vehicle sales, financial condition and results of operations may be materially adversely affected by changes in costs or availability of consumer financing.

The majority of vehicles purchased by our customers are financed. Reductions in the availability of credit to consumers have contributed to declines in our vehicle sales in past periods. Reductions in available consumer credit or increased costs of that credit, could result in a decline in our vehicle sales, which would have a material adverse effect on our financial condition and results of operations.

Lenders that have historically provided financing to those buyers who, for various reasons, do not have access to traditional financing, including those buyers who have a poor credit history or lack the down payment necessary to purchase a vehicle, are often referred to as subprime lenders. If market conditions cause subprime lenders to tighten credit standards, or if interest rates increase, the ability to obtain financing from subprime lenders for these consumers to purchase vehicles could become limited, resulting in a decline in our vehicle sales, which in turn, could have a material adverse effect on our financial condition and results of operations.

Substantial competition in automobile sales and services may have a material adverse effect on our results of operations.

The automotive retail and service industry is highly competitive with respect to price, service, location, and selection. Our competition includes: (i) franchised automobile dealerships in our markets that sell the same or similar new and used vehicles; (ii) privately negotiated sales of used vehicles; (iii) other used vehicle retailers, including regional and national vehicle rental companies; (iv) internet-based used vehicle brokers that sell used vehicles to consumers; (v) service center and parts supply chain stores; and (vi) independent service and repair shops.

We do not have any cost advantage over other retailers in purchasing new vehicles from manufacturers. We typically rely on our advertising, merchandising, sales expertise, service reputation, strong local branding and dealership location to sell new vehicles. Because our dealer agreements only grant us a non-exclusive right to sell a manufacturer’s product within a specified market area, our revenues, gross profit and overall profitability may be materially adversely affected if competing dealerships expand their market share. Further, our vehicle manufacturers may decide to award additional franchises in our markets in ways that negatively impact our sales.

The internet has become a significant part of the advertising and sales process in our industry. Customers are using the internet to shop, and compare prices, for new and used vehicles, automotive repair and maintenance services, finance and insurance products and other automotive products. If we are unable to effectively use the internet to attract customers to our own on-line channels and mobile applications, and, in turn, to our stores, our business, financial condition, results of operations and cash flows could be materially adversely affected. Additionally, the growing use of social media by consumers increases the speed and extent that information and opinions can be shared, and negative posts or comments on social media about us or any of our stores, could damage our reputation and brand names, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Additionally, if one or more companies are permitted to circumvent the state franchise laws of several states in the United States thereby permitting them to sell their new vehicles without the requirements of establishing a dealer-network, they may be able to have a competitive advantage over the traditional dealers, which could have a material adverse effect on our sales in those states.

We are dependent upon our relationships with the manufacturers of vehicles that we sell and are subject to restrictions imposed by, and significant influence from, these vehicle manufacturers. Any of these restrictions or any changes or deterioration of these relationships could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are dependent on our relationships with the manufacturers of the vehicles we sell, which have the ability to exercise a great deal of control and influence over our day-to-day operations, as a result of the terms of our dealer, framework and related agreements. We may obtain new vehicles from manufacturers, service vehicles, sell new vehicles and display vehicle manufacturers’ trademarks only to the extent permitted under these agreements. The terms of these agreements may conflict with our interests and objectives and may impose limitations on key aspects of our operations, including acquisition strategy and capital spending.

For example, manufacturers can set performance standards with respect to sales volume, sales effectiveness and customer satisfaction, and require us to obtain manufacturer consent before we can acquire dealerships selling a manufacturer’s automobiles. From time to time, we may be precluded under agreements with certain manufacturers from acquiring additional franchises, or subject to other adverse actions, to the extent we are not meeting certain performance criteria at our existing stores (with respect to matters such as sales volume, customer satisfaction and sales effectiveness) until our performance improves in accordance with the agreements, subject to applicable state franchise laws. In addition, many vehicle manufacturers place limits on the total number of franchises that any group of affiliated dealerships may own and certain manufacturers place limits on the number of franchises or share of total brand vehicle sales that may be maintained by an affiliated dealership group on a national, regional or local basis, as well as limits on store ownership in contiguous markets. If we reach any of these limits, we may be prevented from making further acquisitions, or we may be required to dispose of certain dealerships, which could adversely affect our future growth. We cannot provide assurance that manufacturers will approve future acquisitions timely, if at all, which could significantly impair the execution of our acquisition strategy.

In addition, certain manufacturers use a dealership’s manufacturer-determined customer satisfaction index (“CSI”) score as a factor governing participation in incentive programs. To the extent we do not meet minimum score requirements, our future payments may be materially reduced or we may be precluded from receiving certain incentives, which could materially adversely affect our business, financial condition, results of operations and cash flows.

Manufacturers also typically establish facilities and minimum capital requirements for dealerships on a case-by-case basis. In certain circumstances, including as a condition to obtaining consent to a proposed acquisition, a manufacturer may require us to remodel, upgrade or move our facilities, and capitalize the subject dealership at levels we would not otherwise choose to fund, causing us to divert our financial resources away from uses that management believes may be of higher long-term value to us. Delays in obtaining, or failing to obtain, manufacturer consent, would impede our ability to execute acquisitions that we believe would integrate well with our overall strategy and limit our ability to expand our business.

Manufacturers can also establish new franchises or relocate existing franchises, subject to applicable state franchise laws. The establishment or relocation of franchises in our markets could have a material adverse effect on the business, financial condition and results of operations of our dealerships in the market in which the action is taken.

Manufacturers may also limit our ability to divest one or more of our dealerships in a timely manner or at all. Most of our dealer agreements provide the manufacturer with a right of first refusal to purchase any of the manufacturer’s franchises we seek to sell. Divestitures may also require manufacturer consent and failure to obtain consent would require us to find another potential buyer or wait until the buyer is able to meet the requirements of the manufacturer. A delay in the sale of a dealership could have a negative impact on our business, financial condition, results of operations, and cash flows.

Manufacturers may terminate or may not renew our dealer and framework agreements, or may compel us to divest our dealerships, for a number of reasons, including default under the agreement, any unapproved change of control (which specific changes vary from manufacturer to manufacturer, but which include material changes in the composition of our Board of Directors during a specified time period, the acquisition of 5% or more of our voting stock by another vehicle manufacturer or distributor, the acquisition of 20% or more of our voting stock by third parties, and the acquisition of an ownership interest sufficient to direct or influence management and policies), or certain other unapproved events (including certain extraordinary corporate transactions such as a merger or sale of all or substantially all of our assets). Triggers of these clauses are often based upon actions by our stockholders and are generally outside of our control. Restrictions on any unapproved changes of ownership or management may adversely impact our value, as they may prevent or deter prospective acquirers from gaining control of us. In addition, actions taken by a manufacturer to exploit its bargaining position in negotiating the terms of renewals of franchise agreements or otherwise, could also have a material adverse effect on our revenues and profitability.

There can be no assurances that we will be able to renew our dealer and framework agreements on a timely basis, on acceptable terms, or at all. Our business, financial condition and results of operations may be materially adversely affected to the extent that our rights become compromised or our operations are restricted due to the terms of our dealer or framework agreements or if we lose franchises representing a significant percentage of our revenues due to termination or failure to renew such agreements.

If vehicle manufacturers reduce or discontinue sales incentive, warranty or other promotional programs, our financial condition, results of operations and cash flows may be materially adversely affected.

We benefit from certain sales incentive, warranty, and other promotional programs of vehicle manufacturers that are intended to promote and support their respective new vehicle sales. Key incentive programs include: (i) customer rebates on new vehicles; (ii) dealer incentives on new vehicles; (iii) special financing or leasing terms; (iv) warranties on new and used vehicles; and (v) sponsorship of used vehicle sales by authorized new vehicle dealers.

Vehicle manufacturers often make many changes to their incentive programs. Any reduction or discontinuation of manufacturers’ incentive programs for any reason, including a supply and demand imbalance, may reduce our sales volume which, in turn, could have a material adverse effect on our results of operations, cash flows, and financial condition.

If state laws that protect automotive retailers are repealed, weakened, or superseded by our framework agreements with manufacturers, our dealerships will be more susceptible to termination, non-renewal, or renegotiation of their dealer agreements, which could have a material adverse effect on our business, results of operations and financial condition.

Applicable state laws generally provide that an automobile manufacturer may not terminate or refuse to renew a dealer agreement unless it has first provided the dealer with written notice setting forth “good cause” and stating the grounds for termination or non-renewal. Some state laws allow dealers to file protests or petitions or allow them to attempt to comply with the manufacturer’s criteria within a notice period to avoid the termination or non-renewal. Our framework agreements with certain manufacturers contain provisions that, among other things, attempt to limit the protections available to dealers under these laws, and, though unsuccessful to date, manufacturers’ ongoing lobbying efforts may lead to the repeal or revision of these laws. If these laws are repealed in the states in which we operate, manufacturers may be able to terminate our franchises without providing advance notice, an opportunity to cure or a showing of good cause. Without the protection of these state laws, it may also be more difficult for us to renew our dealer agreements upon expiration. Changes in laws that provide manufacturers the ability to terminate our dealer agreements could materially adversely affect our business, financial condition and results of operations. Furthermore, if a manufacturer seeks protection from creditors in bankruptcy, courts have held that the federal bankruptcy laws may supersede the state laws that protect automotive retailers resulting in either the termination, non-renewal or rejection of franchises by such manufacturers, which, in turn, could materially adversely affect our business, financial condition and results of operations.

A failure of any of our information systems or those of our third-party service providers, or a data security breach with regard to personally identifiable information (“PII”) about our customers or employees, could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We depend on the efficient operation of our information systems and those of our third-party service providers. We rely on information systems at our dealerships in all aspects of our sales and service efforts, as well in the preparation of our consolidated financial and operating data. All of our dealerships currently operate on a common dealer management system (“DMS”). Our business could be significantly disrupted if (i) the DMS fails to integrate with other third-party information systems, customer relations management tools or other software, or to the extent any of these systems become unavailable to us or fail to perform as designed for an extended period of time or (ii) our relationship with our DMS provider or any other third-party provider deteriorates. Additionally, any disruption to access and connectivity of our information systems due to natural disasters, power loss or other reasons could disrupt our business operations, impact sales and results of operations, expose us to customer or third-party claims, or result in adverse publicity.

Additionally, in the ordinary course of business, we and our partners receive significant PII about our customers in order to complete the sale or service of a vehicle and related products. We also receive PII from our employees. The regulatory environment surrounding information security and privacy is increasingly demanding, with numerous state and federal regulations, as well as payment card industry and other vendor standards, governing the collection and maintenance of PII from consumers and other individuals. We believe the automotive dealership industry is a particular target of identity thieves, as there are numerous opportunities for a data security breach, including cyber-security breaches, burglary, lost or misplaced data, scams, or misappropriation of data by employees, vendors or unaffiliated third parties. Because of the increasing number and sophistication of cyber-attacks, and despite the security measures we have in place and any additional measures we may implement or adopt in the future, our facilities and systems, and those of our third-party service providers, could be vulnerable to security breaches, computer viruses, lost or misplaced data, programming errors, scams, burglary, human errors, acts of vandalism and/or other events. Alleged or actual data security breaches can increase costs of doing business, negatively affect customer satisfaction and loyalty, expose us to negative publicity, individual claims or consumer class actions, administrative, civil or criminal investigations or actions, and infringe on proprietary information, any of which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Our operations are subject to extensive governmental laws and regulations. If we are found to be in purported violation of or subject to liabilities under any of these laws or regulations, or if new laws or regulations are enacted that adversely affect our operations, our business, results of operations, financial condition, cash flows, reputation and prospects could suffer.

The automotive retail industry, including our facilities and operations, is subject to a wide range of federal, state, and local laws and regulations, such as those relating to motor vehicle sales, retail installment sales, leasing, finance and insurance, marketing, licensing, consumer protection, consumer privacy, escheatment, anti-money laundering, environmental, vehicle emissions and fuel economy, and health and safety. In addition, with respect to employment practices, we are subject to various laws and regulations, including complex federal, state, and local wage and hour and anti-discrimination laws. The violation of the laws or regulations to which we are subject could result in administrative, civil, or criminal sanctions against us, which may include a cease and desist order against the subject operations or even revocation or suspension of our license to operate the subject business, as well as significant fines and penalties. Violation of certain laws and regulations to which we are subject may also subject us to consumer class action or other lawsuits or governmental investigations and adverse publicity. We currently devote significant resources to comply with applicable federal, state, and local regulation of health, safety, environmental, zoning and land use regulations, and we may need to spend additional time, effort, and money to keep our operations and existing or acquired facilities in compliance therewith.

In addition, there is a risk that our employees could engage in misconduct that violates the laws or regulations to which we are subject. It is not always possible to detect or deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in all cases. If any of our employees were to engage in misconduct or were to be accused of such misconduct, our business and reputation could be adversely affected.

The Dodd-Frank Act, which was signed into law on July 21, 2010, established the Consumer Financial Protection Bureau (“CFPB”), an independent federal agency funded by the United States Federal Reserve with broad regulatory powers and limited oversight from the United States Congress. Although automotive dealers are generally excluded, the Dodd-Frank Act could lead to additional, indirect regulation of automotive dealers, in particular, their sale and marketing of finance and insurance products, through its regulation of automotive finance companies and other financial institutions. In addition, the CFPB possesses supervisory authority with respect to certain non-bank lenders, including automotive finance companies, participating in automotive financing. The Dodd-Frank Act also provided the Federal Trade Commission (“FTC”) with new and expanded authority regarding automotive dealers. Since then, the FTC has been gathering information on consumer protection issues through roundtables, public comments and consumer surveys. The FTC may exercise its additional rule-making authority to expand consumer protection regulations relating to the sale, financing and leasing of motor vehicles. In 2014, the FTC implemented an enforcement initiative relating to the advertising practices of automotive dealers. In connection therewith, in May 2016, we signed a consent order with the FTC to settle allegations that in certain instances our advertisements did not adequately disclose information about used vehicles with open safety recalls. Under the consent order, we did not agree to make any payments or admit wrong-doing, but we did agree to make certain disclosures in marketing materials and at the point of sale and comply with certain record-keeping obligations.

Continued pressure from the CFPB, FTC, and other federal agencies could lead to significant changes in the manner that dealers are compensated for arranging customer financing, and while it is difficult to predict how any such changes might impact us, any adverse changes could have a material adverse impact on our finance and insurance business and results of operations. Furthermore, we expect that new laws and regulations, particularly at the federal level, in other areas may be enacted, which could also materially adversely impact our business.

Environmental laws and regulations govern, among other things, discharges into the air and water, storage of petroleum substances and chemicals, the handling and disposal of solid and hazardous wastes, investigation and remediation of contamination. Similar to many of our competitors, we have incurred and expect to continue to incur capital and operating expenditures and other costs to comply with such federal and state statutes. In addition, we may become subject to broad liabilities arising out of contamination at our currently and formerly owned or operated facilities, at locations to which hazardous substances were transported from such facilities, and at such locations related to entities formerly affiliated with us. For such potential liabilities, we believe we are entitled to indemnification from other entities. However, we cannot provide assurance that such entities will view their obligations as we do or will be able or willing to satisfy them. Failure to comply with applicable laws and regulations, or significant additional expenditures required to maintain compliance therewith, could have a material adverse effect on our business, results of operations, financial condition or cash flows.

A significant judgment against us or the imposition of a significant fine could have a material adverse effect on our business, financial condition and future prospects. We further expect that, from time to time, new laws and regulations, particularly in the environmental area will be enacted, and compliance with such laws, or penalties for failure to comply, could significantly increase our costs. For example, vehicle manufacturers are subject to government-mandated fuel economy and greenhouse gas emission standards, which continue to change and become more stringent over time. Specifically, vehicle manufacturers are subject to corporate average fuel economy standards (“CAFE”) for passenger cars and light trucks. Failure of a manufacturer to develop passenger vehicles and light trucks that meet CAFE and/or greenhouse gas emission standards could subject the manufacturer to substantial penalties, increase the cost of vehicles sold to us, and adversely affect our ability to market and sell vehicles to meet consumer needs and desires, which could have a material adverse effect on our business, results of operations, financial condition or cash flows.

We are subject to risks related to the provision of employee health care benefits, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We use a combination of insurance and self-insurance for health care plans. We record expenses under those plans based on estimates of the costs of expected claims, administrative costs, stop-loss insurance premiums, and expected health care trends. Actual costs under these plans are subject to variability that is dependent upon participant enrollment, demographics and the actual costs of claims made. Negative trends in any of these areas could cause us to incur additional unplanned health care costs, which could adversely impact our business, financial condition, results of operations and cash flows. In addition, if enrollment in our health care plans increases significantly, the additional costs that we will incur may be significant enough to materially affect our business, financial condition, results of operations and cash flows.

We are, and expect to continue to be, subject to legal and administrative proceedings, which, if the outcomes are adverse to us, could have a material adverse effect on our business, results of operations, financial condition, cash flows, reputation and prospects.

We are involved and expect to continue to be involved in numerous legal proceedings arising out of the conduct of our business, including litigation with customers, employment-related lawsuits, class actions, purported class actions and actions brought by governmental authorities. We do not believe that the ultimate resolution of any known matters will have a material adverse effect on our business, reputation, financial condition, results of operations, cash flows or prospects. However, the results of these matters cannot be predicted with certainty, and an unfavorable resolution of one or more of these matters could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Property loss or other uninsured liabilities could have a material adverse impact on our results of operations.

We are subject to substantial risk of property loss due to the significant concentration of property at dealership locations, including vehicles and parts. We have historically experienced business interruptions from time to time at several of our dealerships, due to actual or threatened adverse weather conditions or natural disasters, such as hurricanes, tornadoes, floods, hail storms or other extraordinary events. Concentration of property at dealership locations also makes the automotive retail business particularly vulnerable to theft, fraud and misappropriation of assets. Illegal or unethical conduct by employees, customers, vendors, and unaffiliated third parties can result in loss of assets, disrupt operations, impact brand reputation, jeopardize manufacturer and other relationships, result in the imposition of fines or penalties, and subject us to governmental investigations or lawsuits. While we maintain insurance to protect against a number of losses, this insurance coverage often contains significant deductibles. In addition, we “self-insure” a portion of our potential liabilities, meaning we do not carry insurance from a third-party for such liabilities, and are wholly responsible for any related losses including for certain potential liabilities that some states prohibit the maintenance of insurance to protect against. In certain instances, our insurance may not fully cover a loss depending on the applicable deductible or the magnitude and nature of the claim. Additionally, changes in the cost or availability of insurance in the future could substantially increase our costs to maintain our current level of coverage or could cause us to reduce our insurance coverage and increase our self-insured risks. To the extent we incur significant additional costs for insurance, suffer losses that are not covered by in-force insurance or suffer losses for which we are self-insured, our financial condition, results of operations or cash flows could be materially adversely impacted..

A decline in our credit rating or a general disruption in the credit markets could negatively impact our liquidity and ability to conduct our operations.

A deterioration of our credit rating, or a general disruption in the credit markets, could limit our ability to obtain credit on terms acceptable to us, or at all. In addition, uncertain economic conditions or the re-pricing of certain credit risks may make it more difficult for us to obtain one or more types of funding in the amounts, or at rates considered acceptable to us, at any given time. Our inability to access necessary or desirable funding, or to enter into certain related transactions, at times and at costs deemed appropriate by us, could have a negative impact on our liquidity and our ability to conduct our operations. Any of these developments could also reduce the ability or willingness of the financial institutions that have extended credit commitments to us, or that have entered into hedge or similar transactions with us, to fulfill their obligations to us, which also could have a material adverse effect on our liquidity and our ability to conduct our operations..

We are subject to risks associated with imported product restrictions or limitations, foreign trade and currency valuations.

Our business involves the sale of vehicles, parts or vehicles composed of parts that are manufactured outside the United States. As a result, our operations are subject to risks of doing business outside of the United States and importing merchandise, including import duties, exchange rates, trade restrictions, work stoppages, natural or man-made disasters, and general political and socio-economic conditions in other countries. The United States or the countries from which our products are imported may, from time to time, impose new quotas, duties, tariffs or other restrictions or limitations, or adjust presently prevailing quotas, duties or tariffs. The imposition of new, or adjustments to prevailing, quotas, duties, tariffs or other restrictions or limitations could have a material adverse effect on our business, financial condition, results of operations and cash flows. Relative weakness of the U.S. dollar against foreign currencies in the future may result in an increase in costs to us and in the retail price of such vehicles or parts, which could discourage consumers from purchasing such vehicles and adversely impact our revenues and profitability.

If we are unable to acquire and successfully integrate additional dealerships into our business, our revenue and earnings growth may be adversely affected.

We believe that the automotive retailing industry is a mature industry whose sales are significantly impacted by the prevailing economic climate, both nationally and in local markets. Accordingly, we believe that our future growth depends in part on our ability to manage expansion, control costs in our operations and acquire and effectively integrate acquired dealerships into our organization. When seeking to acquire other dealerships, we often compete with several other national, regional and local dealership groups, and other strategic and financial buyers, some of which may have greater financial resources than us. Competition for attractive acquisition targets may result in fewer acquisition opportunities for us and we may have to forgo acquisition opportunities to the extent we cannot negotiate such acquisitions on acceptable terms.

We also face additional risks commonly encountered with growth through acquisitions. These risks include, but are not limited to: (i) failing to obtain manufacturers’ consents to acquisitions of additional franchises; (ii) incurring significant transaction-related costs for both completed and failed acquisitions; (iii) incurring significantly higher capital expenditures and operating expenses; (iv) failing to integrate the operations and personnel of the acquired dealerships and impairing relationships with employees; (v) incorrectly valuing entities to be acquired or incurring undisclosed liabilities at acquired dealerships; (vi) disrupting our ongoing business and diverting our management resources to newly acquired dealerships; (vii) failing to achieve expected performance levels; and (viii) impairing relationships with manufacturers and customers as a result of changes in management.

We may not adequately anticipate all the demands that our growth will impose on our personnel, procedures and structures, including our financial and reporting control systems, data processing systems, and management structure. Moreover, our failure to retain qualified management personnel at any acquired dealership may increase the risks associated with integrating the acquired dealership. If we cannot adequately anticipate and respond to these demands, we may fail to realize acquisition synergies and our resources will be focused on incorporating new operations into our structure rather than on areas that may be more profitable.

We are a holding company and as a result are dependent on our operating subsidiaries to generate sufficient cash and distribute cash to us to service our indebtedness and fund our ongoing operations.

Our ability to make payments on our indebtedness and fund our ongoing operations depends on our operating subsidiaries’ ability to generate cash in the future and distribute that cash to us. It is possible that our subsidiaries may not generate cash from operations in an amount sufficient to enable us to service our indebtedness. In addition, many of our subsidiaries are required to comply with the provisions of franchise agreements, dealer agreements, other agreements with manufacturers, mortgages, and credit facility providers. Many of these agreements contain minimum working capital or net worth requirements, and are subject to change at least annually. Although the requirements contained in these agreements did not restrict our subsidiaries from distributing cash to us as of June 30, 2020, unexpected changes to our financial metrics or to the terms of our franchise agreements, dealer agreements or other agreements with manufacturers could require us to alter the manner in which we distribute or use cash. If our operating subsidiaries are unable to generate and distribute sufficient cash to us to service our indebtedness and fund our ongoing operations, our financial condition may be materially adversely affected.

Goodwill and manufacturer franchise rights comprise a significant portion of our total assets. We must test our goodwill and manufacturer franchise rights for impairment at least annually, which could result in a material, non-cash write-down of goodwill or manufacturer franchise rights and could have a material adverse effect on our results of operations and stockholders’ equity.

Our principal intangible assets are goodwill and our rights under our franchise agreements with vehicle manufacturers. Goodwill and indefinite-lived intangible assets, including manufacturer franchise rights, are subject to impairment assessments at least annually (or more frequently when events or changes in circumstances indicate that an impairment may have occurred), by applying a qualitative or quantitative assessment. A decrease in our market capitalization or profitability increases the risk of goodwill impairment. The fair value of our manufacturer franchise rights is determined by discounting a sub-set of the projected cash flows at a dealership that we attribute to the value of the franchise. Changes to the business mix or declining cash flows in a dealership increase the risk of impairment. During the years ended December 31, 2019 and 2018, we recognized $7.1 million and $3.7 million, respectively, in pre-tax non-cash impairment charges associated with manufacturer franchise rights recorded at certain dealerships. During the first quarter of 2020, we recorded a $23.0 million non-cash impairment charge related to our intangible manufacturer franchise rights. We may be required to record additional impairment charges if the COVID-19 global pandemic continues. We cannot accurately predict the amount and timing of any additional impairment charge at this time; however, any such impairment charge could have an adverse effect on our results of operations and stockholders’ equity.

Technological advances, including increases in ride sharing applications, electric vehicles and autonomous vehicles in the long-term could have a material adverse effect on our business.

The automotive industry is predicted to experience change over the long-term. Shared vehicle services such as Uber and Lyft provide consumers with increased choice in their personal mobility options. The effect of these and similar mobility options on the retail automotive industry is uncertain, and may include lower levels of new vehicles sales. In addition, technological advances are facilitating the development of driverless vehicles. The eventual timing of widespread availability of driverless vehicles is uncertain due to regulatory requirements, additional technological requirements, and uncertain consumer acceptance of these vehicles. The effect of driverless vehicles on the automotive retail industry is uncertain and could include changes in the level of new and used vehicles sales, the price of new vehicles, and the role of franchised dealers, any of which could materially adversely affect our business, financial condition and results of operations. The widespread adoption of electric and battery powered vehicles also could have a material adverse effect on the profitability of our parts and service business.

Risks Related to the Notes

We have significant debt, and the ability to incur additional debt may limit our flexibility to manage our business. Furthermore, if we are unable to generate sufficient cash, our ability to service our debt may be materially adversely affected.

We have substantial debt service obligations. As of June 30, 2020, we had total debt of $1.2 billion, which excludes $526.2 million floor plan notes payable, and debt issuance costs. Moreover, we and our subsidiaries have the ability to incur additional debt from time to time to finance, among other things, acquisitions (including $200.0 million expected to be incurred under the Seller Notes), working capital and capital expenditures, and new and used vehicle inventory, as well as to refinance new and used vehicle inventory, subject in each case to the restrictions contained in the 2019 Senior Credit Agreement that governs our 2019 Senior Credit Facility, the New Vehicle Floor Plan Facility, the Used Vehicle Floor Plan Facility, the Existing Real Estate Facilities, the indentures governing each series of Notes, and our other mortgage agreements and related mortgage guarantees, as well as certain other agreements existing at the time such indebtedness is incurred. We will continue to have substantial debt service obligations, consisting of required cash payments of principal and interest, for the foreseeable future.

Our significant indebtedness could have important consequences to us, including the following:

•

our ability to obtain additional financing, or to obtain such financing on attractive terms, for acquisitions, capital expenditures, working capital or other general corporate purposes may be impaired;

•

a substantial portion of our cash flow from operating activities must be dedicated to the payment of principal and interest on our debt, thereby reducing the funds available to us for our operations and other corporate purposes;

•	some of our borrowings are and will continue to be at variable rates of interest, which exposes us to certain risks of interest rate increases; and

•

we may be or become substantially more leveraged than some of our competitors, which may place us at a relative competitive disadvantage and make us more vulnerable to changes in market conditions and governmental regulations.

As a result of the foregoing and other potential limitations, our indebtedness obligations may limit our ability to take strategic actions that would otherwise enable us to manage our business, in a manner in which we otherwise would, absent such limitations, which could materially adversely affect our business, financial condition and results of operations and cash flows.

Despite our current indebtedness levels, we and our subsidiaries may be able to incur substantially more debt and take other actions that could diminish our ability to make payments on any series of Notes when due. This could further exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including $200.0 million expected to be incurred under the Seller Notes, subject to the restrictions contained in our debt instruments existing at the time such indebtedness is incurred. The terms of the 2019 Senior Credit Agreement, the Existing Real Estate Agreements, the indentures governing each series of Notes and our other mortgage agreements and certain other agreements permit and will permit the incurrence of additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions subject to certain conditions, any of which could have the effect of diminishing our ability to make payments on any series of Notes when due. The terms of the instruments governing our subsidiaries’ indebtedness may also permit such actions.

Under several of our debt, mortgage, lease and framework agreements, we are required to maintain compliance with certain financial and other covenants. Our failure to comply with certain covenants in these agreements could adversely affect our ability to access our borrowing capacity, subject us to acceleration of our outstanding debt or result in a cross default on other indebtedness, and adversely affect our ability to conduct our business and meet our obligations under the Notes of each series.

There are and will be operating and financial restrictions and covenants in certain of our debt and mortgage agreements, including the 2019 Senior Credit Agreement, the Existing Real Estate Credit Agreements, the indentures governing each series of Notes and our other mortgage agreements and related mortgage guarantees, as well as certain other agreements to which we are or may become a party. These limit, among other things, our ability to incur certain additional debt, create certain liens or other encumbrances, and make certain payments (including dividends, repurchases of our common stock and for investments). Certain of these agreements also require us to maintain compliance with certain financial ratios.

If we are unable to comply with any applicable financial or other covenants, we may be required to seek waivers of or modifications to our covenants from our creditors, or we may need to undertake one or more transactions designed to generate proceeds sufficient to repay our debt. Obtaining such waivers or modifications often requires the payment to creditors of significant fees and requires significant time and attention of management. In light of continued uncertain conditions in the automotive industry and the conditions in the credit markets generally, we cannot give any assurance that we would be able to successfully take any necessary actions at times, or on terms acceptable to us.

Our failure to comply with any of these covenants in the future could constitute a default under the relevant agreement, which could, depending on the relevant agreement, (i) entitle the creditors under such agreement to terminate our ability to borrow under the relevant agreement and accelerate our obligations to repay outstanding borrowings; (ii) require us to immediately repay these borrowings; (iii) entitle the creditors under such agreement to foreclose on the property securing the relevant indebtedness; and/or (iv) prevent us from making debt service payments on certain of our other indebtedness, including each series of Notes, any of which would have a material adverse effect on our business, financial condition or results of operations. In many cases, a default under one of our debt, mortgage, or other agreements could trigger cross default provisions in one or more of our other debt or mortgage agreements, including the indentures governing each series of Notes.

In addition to the financial and other covenants contained in our various debt or mortgage agreements, a number of our dealerships are located on properties that we lease. Certain of the leases governing such properties have certain covenants with which we must comply. If we fail to comply with the covenants under our leases, the respective landlords could, among exercising other remedies, terminate the leases and seek significant cash damages, or evict us from the applicable properties.

Similarly, our failure to comply with any financial or other covenants in any of our framework agreements would give the relevant manufacturer certain rights, including the right to reject proposed acquisitions, and may give it the right to repurchase its franchises from us. Events that give rise to such rights, and our inability to acquire additional dealerships or a requirement that we sell one or more of our dealerships at any time, could inhibit the growth of our business, have a material adverse effect on our business, financial condition and results of operations and make it more difficult for us to meet our obligations under each series of Notes.

Manufacturers may also have the right to restrict our ability to provide guarantees of our operating companies, pledges of the capital stock of our subsidiaries and liens on our assets, which could materially adversely impact our ability to obtain financing for our business and operations on favorable terms or at desired levels, if at all, which in turn could materially adversely affect our ability to operate our business and meet our obligations under each series of Notes.

Many of our loans and obligations for borrowed money are priced on variable interest rates tied to the London Interbank Offering Rate, or LIBOR. We are subject to risks that LIBOR may no longer be available as a result of the United Kingdom’s Financial Conduct Authority ceasing to require the submission of LIBOR quotes in 2021.

The potential cessation of LIBOR quotes in 2021 creates substantial risks to the banking industry, including us. Unless alternative rates can be negotiated, our floating rate loans, funding and derivative obligations that specify the use of a LIBOR index, will no longer adjust and may become fixed rate instruments at the time LIBOR ceases to exist. This would adversely affect our asset/liability management and could lead to more asset and liability mismatches and interest rate risk unless appropriate LIBOR alternatives are developed. It could also cause confusion that could disrupt the capital and credit markets as a result of confusion or uncertainty.

The Federal Reserve has sponsored the Alternative Reference Rates Committee, or AARC, which serves as a forum to coordinate and track planning as market participants currently using LIBOR consider (a) transitioning to alternative reference rates where it is deemed appropriate and (b) addressing risks in legacy contracts language given the possibility that LIBOR might stop. On April 3, 2018, the Federal Reserve began publishing three new reference rates, including the Secured Overnight Financing Rate, or SOFR. ARRC has recommended SOFR as the alternative to LIBOR, and published fallback interest rate consultations for public comment and a Paced Transition Plan to SOFR use. The Financial Stability Board has taken an interest in LIBOR and possible replacement indices as a matter of risk management. The International Organisation of Securities Commissions, or IOSCO, has been active in this area and is expected to call on market participants to have backup options if a reference rate, such as LIBOR, ceases publication. The International Swap Dealers Association has published guidance on interest rate bench marks and alternatives in July and August 2018. It cannot be predicted whether SOFR or another index or indices will become a market standard that replaces LIBOR, and if so, the effects on our customers, or our future results of operations or financial condition.

Key covenants of the Notes of a series will be suspended if the Notes of such series achieve investment grade ratings.

Most of the restrictive covenants in the indentures governing each series of Notes will not apply during any period in which such Notes of a series have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services. At such time, we may take actions such as incur additional debt or make certain dividends or distributions that would otherwise be prohibited under the indenture governing such series of Notes. Such prior actions will be permitted even if we later become subject again to the restrictive covenants. Ratings are given by these ratings agencies based upon analyses that include many subjective factors. We cannot assure you that any series of Notes will achieve or maintain investment grade ratings, nor can we assure you that investment grade ratings, if granted, will reflect all of the factors that would be important to holders of each series of Notes.

To service our debt, we will require a significant amount of cash, which may not be available to us.

Our ability to make payments on, or repay or refinance, our debt, including each series of Notes, and to fund planned capital expenditures, will depend largely upon our future operating performance. Our future performance, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in the 2019 Senior Credit Agreement, the Existing Real Estate Credit Agreements, and our other debt agreements, including the indentures governing each series of Notes and other agreements we may enter into in the future. In particular, we will need to maintain compliance with certain financial ratios under our various credit agreements.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our 2019 Senior Credit Facility or from other sources in amounts sufficient to enable us to pay our debt, including our obligations under each series of Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including each series of Notes, on or before maturity.

We may not be able to refinance our indebtedness on terms favorable to us, or at all.

We cannot assure you that we will be able to refinance any of our debt, including debt outstanding under the 2019 Senior Credit Facility, on commercially reasonable terms or at all. In particular, the 2019 Senior Credit Facility, the Existing Real Estate Facilities and the Seller Notes will mature prior to the maturity of each series of Notes. If we are unable to make payments or refinance our debt or obtain new financing upon maturity of such other debt, we may have to consider other options, such as sales of assets, sales of equity securities and/or negotiations with our lenders to restructure the applicable debt. Our 2019 Senior Credit Agreement, the Existing Real Estate Credit Agreements, the indentures governing each series of Notes and our other debt instruments may restrict, or market or business conditions may limit, our ability to do some of these things. Our inability to do any of the foregoing could make it more difficult to meet our obligations under each series of Notes.

Claims of creditors of all of our non-guarantor subsidiaries will have priority over the assets and earnings of those subsidiaries and over you as a holder of any series of Notes.

Each series of Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries that are not guarantors. Subsidiaries we may establish or acquire in the future that are foreign subsidiaries, or which do not have any indebtedness or guarantees of indebtedness or which we designate as unrestricted subsidiaries in accordance with the indentures governing each series of Notes, will not be required to guarantee the Notes of any series. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including you as a holder of any series of Notes. In the event that any of our non-guarantor subsidiaries become insolvent, liquidate, reorganize, dissolve or otherwise wind up, the assets and earnings of those subsidiaries will be used first to satisfy the claims of their creditors, trade creditors, banks and other lenders and judgment creditors.

The Notes of each series are not secured.

Each series of Notes and the guarantees will not be secured by any of our assets or those of our subsidiaries. As of June 30, 2020, we had total debt of $1.2 billion and total floor plan notes payable of $526.2 million, of which $1.2 billion was secured by certain of our assets and will rank senior in right of payment to each series of Notes and the remainder of which will rank pari passu in right of payment with each series of Notes. Our obligations under our 2019 Senior Credit Facility are secured by a lien on all of our assets other than real property, including our new and used vehicle inventory, which secures our obligations under our floor plan financing facilities thereunder. Our obligations under our other floor plan financing facilities are secured by the related vehicle inventory, and certain of our real property secures our related mortgage obligations. Borrowings under our Existing Real Estate Facilities are collateralized by first priority liens, subject to certain permitted exceptions, on all of the real property financed thereunder. The terms of each series of Notes do not restrict us from granting liens to secure debt that is senior in right of payment to each series of Notes. If we become insolvent or are liquidated, or if payment under the 2019 Senior Credit Facility, the New Vehicle Floor Plan Facility, the Used Vehicle Floor Plan Facility or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under the 2019 Senior Credit Agreement, the Existing Real Estate Credit Agreements pertaining to the 2019 Senior Credit Agreement, the Existing Real Estate Credit Agreements, the indentures governing each series of Notes or any of our other senior indebtedness). Any of these actions may materially impair our ability to meet our obligations under each series of Notes.

Restrictions imposed by the 2019 Senior Credit Agreement, the Existing Real Estate Credit Agreements and the indentures governing each series of Notes may limit our ability to obtain additional financing and to pursue business opportunities.

The operating and financial restrictions and covenants in our debt instruments, including the 2019 Senior Credit Agreement, the Existing Real Estate Credit Agreements and the indentures governing each series of Notes, may adversely affect our ability to finance our future operations or capital needs or to pursue certain business activities. In particular, the 2019 Senior Credit Agreement, the Existing Real Estate Credit Agreements and other facilities require us to maintain compliance with certain financial ratios. Our ability to comply with these ratios may be affected by events beyond our control. A breach of any of these covenants or our inability to comply with the required financial ratios could result in a default under the applicable facility. In the event of any default under any such facility, the lenders could elect to declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be due and payable, to require us to apply all of our available cash to repay these borrowings or to prevent us from making debt service payments on each series of Notes, any of which would be an event of default under each series of Notes. See “Description of Other Indebtedness” and “Description of the Notes.”

It may not be possible for us to repurchase Notes on the occurrence of a change in control.

Under the indentures governing each series of Notes, upon the occurrence of specific change of control events, we will be required to offer to repurchase all of the Notes at 101% of the principal amount of the Notes plus accrued and unpaid interest, including any special interest, to the date of purchase. The source of funds for any such purchase of Notes would be our available cash or cash generated from our operations or other sources, which may include borrowings, sales of assets or sales of equity or debt securities. We may not be able to repurchase the Notes upon a change of control because we may not have sufficient financial resources to purchase all of the Notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of the 2019 Senior Credit Agreement and the the Existing Real Estate Credit Agreements from repurchasing the Notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to offer to repurchase the Notes unless we are able to refinance or obtain waivers under any applicable credit facility. Our failure to purchase any tendered Notes would constitute a default under the indentures governing each series of Notes, which, in turn, would constitute a default under our other debt instruments, including the 2019 Senior Credit Agreement and the the Existing Real Estate Credit Agreements. Any of our future debt agreements may contain similar provisions. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

Some significant transactions may not constitute a change of control, in which case we would not be obligated to offer to repurchase any series of Notes.

Under the indentures governing each series of Notes, upon the occurrence of a change of control, holders of each series of Notes will have the right to require us to repurchase their Notes. However, the change of control provisions will not afford protection to holders of each series of Notes in the event of certain other transactions that could adversely affect each series of Notes. For example, transactions such as certain leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a change of control requiring us to offer to repurchase any series of Notes. In addition, a proxy contest resulting in the election of new directors to our board without the approval of our then existing board members will not constitute a change of control requiring us to offer to repurchase any series of Notes if none of the change of control provisions are otherwise triggered. In the event of any such transaction, the holders would not have the right to require us to repurchase any series of Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of each series of Notes.

Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee generally can be avoided if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	intended to hinder, delay or defraud any present or future creditor; or

•	received less than reasonably equivalent value or fair consideration for the issuance of the guarantee; and

•	the subsidiary guarantor:

•	was insolvent or rendered insolvent by reason of issuing the guarantee;

•	was engaged or about to engage in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they become due.

In addition, any payment by that subsidiary guarantor under a guarantee could be avoided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor under such circumstances.

The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law. Generally, a guarantor may be considered insolvent if:

•	the sum of its debts, including the value of contingent liabilities, was greater than the fair salable value of all of its assets; or

•	it could not pay its debts as they became due.

In the event the guarantee of the Notes of any series by a subsidiary guarantor is avoided as a fraudulent conveyance, holders of such Notes effectively would lose the ability to pursue their claims against the guarantor or would be subordinated to all indebtedness and other liabilities of that guarantor.

We cannot assure you that an active trading market will develop for any series of Notes.

Prior to this exchange, there has been no public market for any series of Notes. We do not intend to apply for listing of any series of Notes on any securities exchange. In addition, the liquidity of any trading market for the Notes and the market price quoted for the Notes may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in the automotive industry. Although under the registration rights agreement we are required to use commercially reasonable efforts to complete an offer to exchange each series of Notes for equivalent registered securities, or to register each series of Notes for resale, we cannot assure you that an active trading market will develop or be maintained for any series of Notes. If an active market does not develop or is not maintained, the market price of the Notes may decline and you may not be able to resell the Notes.

Our credit ratings may not reflect the risks of investing in the Notes and any downgrade of our credit ratings generally may cause the trading price of the Notes to fall.

Each series of Notes will be rated by at least one nationally recognized statistical rating organization. The ratings of each series of Notes will primarily reflect such organization’s assessment of our financial strength and may change in accordance with changes in such assessment of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the Notes. These ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of each series of Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes. If one or more rating agencies that rates the Notes reduces their rating in the future, or announces their intention to put any series of Notes on credit watch, the market price of the Notes could be harmed. Future downgrades of our credit ratings in general could also cause the trading price of the Notes to decrease which could lead to increased corporate borrowing costs for us.

If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.

Original notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue exchange notes in exchange for the original notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Original Notes” and “The Exchange Offer—Conditions to the Exchange Offer.”

Because we anticipate that all or substantially all holders of original notes will elect to exchange their original notes in this exchange offer, we expect that the market for any original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the original notes outstanding. Following the exchange offer, if you do not tender your original notes, you generally will not have any further registration rights, and your original notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the original notes will likely be adversely affected.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the offer and sale of the original notes, we and the guarantors entered into respective registration rights agreements with the initial purchasers of the original notes. We are making the exchange offer to satisfy our obligations under the applicable registration rights agreement.

Terms of the Exchange

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, exchange notes for an equal principal amount of original notes. The terms of the exchange notes are identical in all material respects to those of the original notes, except for transfer restrictions, registration rights and special interest provisions relating to the original notes that will not apply to the exchange notes. The exchange notes will be entitled to the benefits of the indentures under which the original notes were issued. See “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered or accepted for exchange. As of the date of this prospectus, $600.0 million aggregate principal amount of the original notes was outstanding. Original notes tendered in the exchange offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, holders of original notes, except any holder who is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, who exchange their original notes for exchange notes pursuant to the exchange offer generally may offer the exchange notes for resale, resell the exchange notes and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holders’ business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes as described in “Plan of Distribution.” In addition, to comply with the securities laws of individual jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreement, to file with the SEC a registration statement (of which this prospectus forms a part) with respect to the exchange notes. If you do not exchange your original notes for exchange notes pursuant to the exchange offer, your original notes will continue to be subject to restrictions on transfer.

If any holder of original notes is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange notes to be acquired in the exchange offer, the holder would not be able to rely on the applicable interpretations of the SEC and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Termination; Amendments

The exchange offer expires on the expiration date, which is 9:00 a.m., New York City time, on                 , 2020 (the 21st business day after the commencement of the exchange offer) unless we, in our sole discretion, extend the period during which the exchange offer is open.

We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to U.S. Bank National Association, the exchange agent, and by public announcement communicated by no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date, unless otherwise required by applicable law or regulation, by making a release to PR Newswire or other wire service. During any extension of the exchange offer, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

The exchange date will be promptly following the expiration date. We expressly reserve the right to:

•

terminate the exchange offer and not accept for exchange any original notes for any reason, including if any of the events set forth below under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the exchange offer in any manner, whether before or after any tender of the original notes.

If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the original notes as promptly as practicable. Additionally, in the event of a material amendment or change in the exchange offer, which would include any waiver of a material condition hereof, we will extend the offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material amendment or change, as applicable.

Unless we terminate the exchange offer prior to the expiration date, we will exchange the exchange notes for the tendered original notes promptly after the expiration date, and will issue to the exchange agent exchange notes for original notes validly tendered, not withdrawn and accepted for exchange. Any original notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the exchange offer. See “—Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a release to PR Newswire or other wire service by 9:00 a.m., New York City time, on the next business day after the scheduled expiration date of the exchange offer and satisfying the requirements of Rule 14e-1(d) of the Exchange Act.

This prospectus and the accompanying letter of transmittal and other relevant materials will be mailed by us to record holders of original notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of original notes.

Procedures for Tendering Original Notes

To participate in the exchange offer, you must properly tender your original notes to the exchange agent as described below. We will only issue the exchange notes in exchange for the original notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the original notes, and you should follow carefully the instructions on how to tender your original notes. It is your responsibility to properly tender your original notes. No letter of transmittal or other document should be sent to us. Beneficial owners may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

If you have any questions or need help in exchanging your original notes, please contact the exchange agent at the address or telephone numbers set forth below.

All of the original notes were issued in book-entry form, and all of the original notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. You may tender your original notes using ATOP. The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer within two business days after this prospectus is mailed to holders, and any financial institution that is a participant in DTC may make book-entry delivery of original notes by causing DTC to transfer the original notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender the original notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange the original notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it. The tender of original notes by you pursuant to the procedures set forth in this prospectus will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of original notes will be determined by us and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the original notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of the original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of the original notes will not be deemed made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly after the expiration date of the exchange offer.

In all cases, we will issue the exchange notes for the original notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to the expiration date: (a) a book-entry confirmation of such number of the original notes into the exchange agent’s account at DTC and (b) a properly transmitted agent’s message.

If we do not accept any tendered original notes for exchange or if the original notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged original notes will be returned without expense to their tendering holder. Such non-exchanged original notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

Each broker-dealer that receives the exchange notes for its own account in exchange for the original notes, where those original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution.”

Terms and Conditions Contained in the Letter of Transmittal

The accompanying letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

The transferring party tendering original notes for exchange will be deemed to have exchanged, assigned and transferred the original notes to us and irrevocably constituted and appointed the exchange agent as the transferor’s agent and attorney-in-fact to cause the original notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the original notes and to acquire exchange notes issuable upon the exchange of the tendered original notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered original notes, free and clear of all liens, restrictions (other than restrictions on transfer), charges and encumbrances and that the tendered original notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered original notes. The transferor will be required to agree that acceptance of any tendered original notes by us and the issuance of exchange notes in exchange for tendered original notes will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

Upon agreement to the terms of the letter of transmittal pursuant to an agent’s message, a holder, or beneficial holder of the original notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, thereby certify that:

•

it is not an affiliate of ours or our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not the person is the registered holder;

•	the transferor has not entered into an arrangement or understanding with any other person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

•	the transferor is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to engage in, a distribution of any exchange notes issued to the transferor;

•	the transferor is not a broker-dealer who purchased the original notes for resale pursuant to an exemption under the Securities Act; and

•	the transferor will be able to trade the exchange notes acquired in the exchange offer without restriction under the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Withdrawal Rights

Original notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date.

For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the accompanying letter of transmittal not later than 9:00 a.m., New York City time, on the expiration date. Any notice of withdrawal must specify the name and number of the account at DTC to be credited upon withdrawn original notes and otherwise comply with the ATOP procedures. The exchange agent will return properly withdrawn original notes promptly following receipt of notice of withdrawal. Properly withdrawn original notes may be retendered by following the procedures described under “—Procedures for Tendering Original Notes” above at any time on or prior to 9:00 a.m., New York City time, on the expiration date. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered original notes when and if we have given written notice to the exchange agent.

The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving exchange notes from us and causing the original notes to be assigned, transferred and exchanged. Original notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above will be credited to an account maintained by the holder with DTC for the original notes, promptly after withdrawal, rejection of tender or termination of the exchange offer.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to issue exchange notes in exchange for any properly tendered original notes not previously accepted and may terminate the exchange offer, by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to PR Newswire or other wire service, or, at our option, modify or otherwise amend the exchange offer, if, in our reasonable determination any of the following could reasonably be expected to impair our ability to proceed with the exchange offer or have a material adverse effect on us:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the SEC:

•	seeking to restrain or prohibit the making or consummation of the exchange offer;

•	assessing or seeking any damages as a result thereof; or

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the original notes pursuant to the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. We reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if at such time, any stop order has been issued or is threatened with respect to the registration statement of which this prospectus is a part, or with respect to the qualification of the indenture under which the original notes were issued under the Trust Indenture Act, as amended.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus, or the accompanying letter of transmittal, should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail, Overnight Courier or Hand Delivery:	Facsimile Transmission Number:	Confirm by Telephone or for Information:

U.S. Bank National Association Global Corporate Trust Services 111 Fillmore Ave E Mail Station EP-MN-WS2N St. Paul, MN 55107 Attention: Specialty Finance Group Reference: Asbury Automotive Group, Inc.	(651) 466-7402 Attention: Specialty Finance Group Reference: Asbury Automotive Group, Inc.	(800) 934-6802

Delivery of any documents to an address other than as set forth above, or via facsimile other than as set forth above, will not constitute a valid delivery.

The exchange agent also acts as trustee under the indentures under which the original notes were issued, and under which the exchange notes will be issued.

Solicitation of Tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.

No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the exchange offer will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus.

The exchange offer is not being made to, nor will tenders be accepted from or on behalf of, holders of original notes in any jurisdiction in which the making of the exchange offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the exchange offer in any jurisdiction. In any jurisdiction where its securities laws or blue sky laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers licensed under the laws of the jurisdiction.

No Dissenters’ Rights or Appraisal Rights

You will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

No Transfer Taxes

If you tender your original notes, you will not be obligated to pay any transfer taxes in connection with the exchange offer unless you instruct us to register exchange notes in the name of, or request original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered holder, in which case you will be responsible for the payment of any applicable transfer tax.

U.S. Federal Income Tax Consequences

The exchange of an original note for an exchange note will not constitute a taxable exchange for U.S. federal income tax purposes. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each exchange note received as you had immediately prior to the exchange in the corresponding original note surrendered. See “Material U.S. Federal Income Tax Consequences” for more information.

We advise you to consult your own tax advisors as to your particular circumstances and the effects of any state, local or foreign tax laws to which you may be subject.

Consequences of Failure to Exchange

As a consequence of the offer or sale of the original notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of original notes who do not exchange original notes for exchange notes in the exchange offer will continue to be subject to the restrictions on transfer of the original notes. In general, the original notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the original notes and the absence of similar restrictions applicable to the exchange notes, it is highly likely that the market, if any, for original notes will be less liquid than the market for exchange notes. Consequently, holders of original notes who do not participate in the exchange offer could experience significant diminution in the value of their original notes compared to the value of the exchange notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the applicable registration rights agreement relating to each series of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, an equal principal amount of outstanding original notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the original notes, except with respect to the transfer restrictions and registration rights and related special interest provisions relating to the original notes. The original notes surrendered in exchange for the exchange notes will be retired and cannot be reissued.

DESCRIPTION OF OTHER INDEBTEDNESS

2019 Senior Credit Facility

We are party to a credit agreement with Bank of America, N.A. (“Bank of America”), as administrative agent, and the other co-syndication agents and lenders party thereto (as amended, restated or supplemented from time to time, the “2019 Senior Credit Agreement”). The 2019 Senior Credit Agreement provides for a credit facility consisting of a (i) $250.0 million revolving credit facility (the “Revolving Credit Facility”) with a $50.0 million sublimit for letters of credit, (ii) $1.04 billion new vehicle revolving floor plan facility (the “New Vehicle Floor Plan Facility”), and (iii) $160.0 million used vehicle revolving floor plan facility (the “Used Vehicle Floor Plan Facility” and, together with the Revolving Credit Facility and the New Vehicle Floor Plan Facility, the “2019 Senior Credit Facility”), in each case subject to limitations on borrowing availability as set out in the 2019 Senior Credit Agreement.

Subject to the compliance with certain conditions, the 2019 Senior Credit Agreement provides that we and our dealership subsidiaries that are borrowers under the 2019 Senior Credit Facility (collectively, the “Borrowers”) have the ability, at our option, to re-designate a portion of our availability under the Revolving Credit Facility to the New Vehicle Floor Plan Facility or the Used Vehicle Floor Plan Facility, provided that no more than 20% of the aggregate floorplan commitments may be allocated to the Used Vehicle Floorplan Facility. The maximum amount we are allowed to re-designate is determined based on aggregate commitments under the Revolving Credit Facility. In addition, we are able to designate any amounts in the New Vehicle Floor Plan Facility or the Used Vehicle Floor Plan Facility back to the Revolving Credit Facility. The 2019 Senior Credit Agreement also provides that we have the ability, at our option and subject to the receipt of additional commitments from existing or new lenders, to increase the size of the facilities without lender consent in an amount not exceeding the amount equal to the sum of (A) the amount that would make the Consolidated Secured Leverage Ratio equal to 2.00 to 1.00 plus (B) $350 million and provided commitments under the Revolving Credit Facility shall not exceed 20% of the aggregate commitment.

Proceeds from borrowings under the 2019 Senior Credit Facility will be used, among other things, (i) to finance the purchase of new and used vehicles by us and certain of our subsidiaries, (ii) for our working capital needs and the working capital needs of certain of our subsidiaries, and (iii) for other general corporate purposes.

Borrowings under the Revolving Credit Facility bear interest, at our option, based on the London Interbank Offered Rate (“LIBOR”) or the Base Rate, in each case plus an Applicable Rate. The Base Rate is the highest of (i) the Federal Funds Rate plus 0.50%, (ii) the Bank of America prime rate, and (iii) one month LIBOR plus 1.00%. Applicable Rate means with respect to the Revolving Credit Facility, a range from 1.00% to 2.00% for LIBOR loans and 0.15% to 1.00% for Base Rate loans, in each case based on our consolidated total lease adjusted leverage ratio.

In connection with the New Vehicle Floor Plan Facility, we continue to maintain an offset account with Bank of America that allows us to transfer cash as an offset to floor plan notes payable. These transfers reduce the amount of outstanding new vehicle floor plan notes payable that would otherwise accrue interest, while retaining the ability to transfer amounts from the offset account into our operating cash accounts within one to two days. As a result of the use of our floor plan offset account, we experience a reduction in Floor Plan Interest Expense on our Consolidated Statements of Income.

In addition to the payment of interest on borrowings outstanding under the 2019 Senior Credit Facility, we are required to pay a quarterly commitment fee on total unused commitments thereunder. The fee for unused commitments under the Revolving Credit Facility is between 0.15% and 0.40% per year, based on our total lease adjusted leverage ratio, and the fee for unused commitments under the New Vehicle Facility Floor Plan and the Used Vehicle Facility Floor Plan Facility is 0.15% per year.

The 2019 Senior Credit Facility matures, and all amounts outstanding thereunder will be due and payable, on September 25, 2024.

The representations and covenants contained in the 2019 Senior Credit Agreement are customary for financing transactions of this nature including, among others, a requirement to comply with a minimum consolidated current ratio and consolidated fixed charge coverage ratio (each as defined in the 2019 Senior Credit Agreement) and a maximum consolidated total lease adjusted leverage ratio, in each case as set out in the 2019 Senior Credit Agreement. In addition, certain other covenants could restrict our ability to incur additional debt, pay dividends or acquire or dispose of assets.

The 2019 Senior Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. In certain instances, an event of default under either the Revolving Credit Facility or the Used Vehicle Floor Plan Facility could be, or result in, an event of default under the New Vehicle Floor Plan Facility, and vice versa. Upon the occurrence of an event of default, we could be required to immediately repay all amounts outstanding under the applicable facility.

The obligations under the 2019 Senior Credit Agreement are guaranteed by each existing, and will be guaranteed by each of our future, direct and indirect domestic subsidiaries, other than, at our option, any immaterial subsidiary. The obligations under the New Vehicle Floor Plan Facility and Used Vehicle Floor Plan Facility are each also guaranteed by us. The obligations under each of the Revolving Credit Facility and the Used Vehicle Floor Plan Facility are collateralized by liens on substantially all of the present and future assets, other than real property, of us and the guarantors. The obligations under the New Vehicle Floor Plan Facility are collateralized by liens on substantially all of the present and future assets, other than real property, of the borrowers under the New Vehicle Floor Plan Facility.

Other Floor Plan Financing Facilities

In addition to the New Vehicle Floor Plan Facility and Used Vehicle Floor Plan Facility, which are components of our 2019 Senior Credit Facility, we also have floor plan facilities with Ford to purchase new Ford and Lincoln vehicle inventory, as well as facilities with certain other manufacturers for loaner vehicles. Neither our floor plan facility with Ford nor our facilities for loaner vehicles have stated borrowing limitations.

Borrowings under these other floor plan financing facilities accrue interest at 1.50% above the prime rate.

Under the terms of the collateral documents entered into with the lenders under these other floor plan financing facilities, we and all of our dealership subsidiaries have granted security interests in the vehicle inventory financed under the respective floor plan facilities, as well as the proceeds from the sale of such vehicles, and certain other collateral.

Regardless of whether borrowings are under our 2019 Senior Credit Facility or one of our other floor plan financing facilities, we consider floor plan notes payable to a lender unaffiliated with the manufacturer from which we purchase a new vehicle “Non-Trade” and all floor plan notes relating to used vehicles “Floor Plan Notes Payable-Non-Trade” and a purchase from a lender affiliated with the manufacturer from which we purchase our new vehicle inventory “Floor Plan Notes Payable-Trade.” As of June 30, 2020, we had $57.5 million of Floor Plan Notes Payable-Trade, net, excluding $468.7 million of Floor Plan Notes Payable-Non-Trade, net outstanding (including $75.0 million of borrowings under the Used Vehicle Floor Plan Facility). For a more detailed discussion of our floor plan notes payable, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2020, each of which is incorporated by reference herein.

2013 BofA Real Estate Facility

On September 26, 2013, we entered into a real estate term loan credit agreement (the “2013 BofA Real Estate Credit Agreement”) with Bank of America, N.A. (“Bank of America”), as lender, providing for term loans in an aggregate amount not to exceed $75.0 million, subject to customary terms and conditions (the “2013 BofA Real Estate Facility”). Term loans under our 2013 BofA Real Estate Facility bear interest, at our option, based on LIBOR plus 1.50% or the Base Rate (as described below) plus 0.50%. The Base Rate is the highest of (i) the Federal Funds rate plus 0.50%, (ii) the Bank of America prime rate, and (iii) one month LIBOR plus 1.0%. Our right to make draws under the 2013 BofA Real Estate Facility terminated on December 26, 2013. We are required to make quarterly principal payments of 1.25% of the initial amount of each loan on a twenty year repayment schedule, with a balloon repayment of the outstanding principal amount of loans due on September 26, 2023. Borrowings under the 2013 BofA Real Estate Facility are guaranteed by each of our operating dealership subsidiaries whose real estate is financed under the 2013 BofA Real Estate Facility, and are collateralized by first priority liens, subject to certain permitted exceptions, on all of the real property financed thereunder.

The representations and covenants contained in the 2013 BofA Real Estate Credit Agreement are customary for financing transactions of this nature, including, among others, a requirement to comply with a minimum consolidated current ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio, in each case as set out in the 2013 BofA Real Estate Credit Agreement. In addition, certain other covenants could restrict our ability to incur additional debt, pay dividends or acquire or dispose of assets. The 2013 BofA Real Estate Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, we could be required by the 2013 BofA Real Estate Credit Agreement to immediately repay all amounts outstanding thereunder.

As of June 30, 2020, we had $34.9 million in term loans outstanding under the 2013 BofA Real Estate Facility.

2015 Wells Fargo Master Loan Facility

On February 3, 2015, certain of our subsidiaries entered into an amended and restated master loan agreement (as amended, restated or supplemented from time to time, the “2015 Wells Fargo Master Loan Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as lender, which provides form term loans to certain of our subsidiaries that are borrowers under the 2015 Wells Fargo Master Loan Agreement in an aggregate amount not to exceed $100.0 million (the “2015 Wells Fargo Master Loan Facility”). Our right to make draws under the 2015 Wells Fargo Master Loan Facility terminated on February 1, 2016. Term loans under the 2015 Wells Fargo Master Loan Facility bear interest based on LIBOR plus 1.85%. We are required to make quarterly principal payments with respect to the initial amount of each loan in 108 equal monthly principal payments based on a hypothetical 19 year amortization schedule, with a balloon repayment of the outstanding principal amount of loans due on February 1, 2025. Borrowings under the 2015 Wells Fargo Master Loan Facility can be voluntarily prepaid in whole or in part any time without premium or penalty. Borrowings under the 2015 Wells Fargo Master Loan Facility are guaranteed by us pursuant to an unconditional guaranty, and all of the real property financed by any of our operating dealership subsidiaries under the 2015 Wells Fargo Master Loan Facility is collateralized by first priority liens, subject to certain permitted exceptions.

The representations, warranties and covenants contained in the 2015 Wells Fargo Master Loan Agreement and the related documents are customary for financing transactions of this nature, including, among others, a requirement to comply with a minimum consolidated current ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio. In addition, certain other covenants could restrict our ability to incur additional debt, pay dividends or acquire or dispose of assets. The 2015 Wells Fargo Master Loan Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, we could be required by the 2015 Wells Fargo Master Loan Facility to immediately repay all amounts outstanding thereunder.

As of June 30, 2020, there was $75.0 million outstanding under the 2015 Wells Fargo Master Loan Facility.

2018 BofA Real Estate Facility

On November 13, 2018, we entered into a real estate term loan credit agreement (as amended, restated or supplemented from time to time, the “2018 BofA Real Estate Credit Agreement”) with Bank of America, as lender, providing for term loans in an aggregate amount not to exceed $128.1 million, subject to customary terms and conditions (the “2018 BofA Real Estate Facility”). Our right to make draws under the 2018 BofA Real Estate Facility terminated on November 13, 2019. Term loans under our 2018 BofA Real Estate Facility bear interest, at our option, based on LIBOR plus 1.90% or the Base Rate (as described below) plus 0.50%. The Base Rate is the highest of (i) the Federal Funds rate plus 0.50%, (ii) the Bank of America prime rate, and (iii) one month LIBOR plus 1.0%. We are required to make quarterly principal payments of 1.25% of the initial amount of each loan on a twenty year repayment schedule, with a balloon repayment of the outstanding principal amount of loans due on November 13, 2025. Borrowings under the 2018 BofA Real Estate Facility are guaranteed by each of our operating dealership subsidiaries whose real estate is financed under the 2018 BofA Real Estate Facility, and are collateralized by first priority liens, subject to certain permitted exceptions, on all of the real property financed thereunder.

The representations and covenants contained in the 2018 BofA Real Estate Credit Agreement are customary for financing transactions of this nature, including, among others, a requirement to comply with a minimum consolidated current ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio, in each case as set out in the 2018 BofA Real Estate Credit Agreement. In addition, certain other covenants could restrict our ability to incur additional debt, pay dividends or acquire or dispose of assets. The 2018 BofA Real Estate Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, we could be required by the 2018 BofA Real Estate Credit Agreement to immediately repay all amounts outstanding thereunder.

As of June 30, 2020, we had $86.9 million in term loans outstanding under the 2018 BofA Real Estate Facility.

2018 Wells Fargo Master Loan Facility

On November 16, 2018, certain of our subsidiaries entered into a master loan agreement (the “2018 Wells Fargo Master Loan Agreement” and, together with the 2013 BofA Real Estate Credit Agreement, the 2015 Wells Fargo Master Loan Agreement and the 2018 BofA Real Estate Agreement, the “Existing Real Estate Credit Agreements”) with Wells Fargo Bank, National Association, as lender, which provides for term loans to certain of our subsidiaries that are borrowers under the Wells Fargo Master Loan Agreement in an aggregate amount not to exceed $100.0 million (the “2018 Wells Fargo Master Loan Facility” and, together with the 2013 BofA Real Estate Facility, the 2015 Wells Fargo Master Loan Facility and the 2018 BofA Real Estate Facility, the “Existing Real Estate Facilities”). Our right to make draws under the 2018 Wells Fargo Master Loan Facility will terminate on June 30, 2020. Term loans under the 2018 Wells Fargo Master Loan Facility bear interest based on LIBOR plus an applicable margin based on a pricing grid ranging from 1.50% per annum to 1.85% per annum based on our consolidated total lease adjusted leverage ratio. We are required to make quarterly principal payments with respect to the initial amount of each loan in 108 equal monthly principal payments based on a hypothetical 19 year amortization schedule, with a balloon repayment of the outstanding principal amount of loans due on December 1, 2028. Borrowings under the 2018 Wells Fargo Master Loan Facility can be voluntarily prepaid in whole or in part any time without premium or penalty. Borrowings under the 2018 Wells Fargo Master Loan Facility are guaranteed by us pursuant to an unconditional guaranty, and all of the real property financed by any of our operating dealership subsidiaries under the 2018 Wells Fargo Master Loan Facility is collateralized by first priority liens, subject to certain permitted exceptions.

The representations, warranties and covenants contained in the 2018 Wells Fargo Master Loan Agreement and the related documents are customary for financing transactions of this nature, including, among others, a requirement to comply with a minimum consolidated current ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio. In addition, certain other covenants could restrict our ability to incur additional debt, pay dividends or acquire or dispose of assets. The 2018 Wells Fargo Master Loan Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, we could be required by the 2018 Wells Fargo Master Loan Facility to immediately repay all amounts outstanding thereunder.

As of June 30, 2020, we had $94.4 million outstanding borrowings under the 2018 Wells Fargo Master Loan Facility.

Other Mortgage Notes Payable

At June 30, 2020, we had $98.7 million of other mortgage note obligations (excluding amounts outstanding under the Existing Real Estate Facilities) outstanding at interest rates generally ranging from 4% to 5%. These obligations are collateralized by the related real estate at our applicable owned dealership locations.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this “Description of Notes”, (i) “Asbury” refers only to Asbury Automotive Group, Inc. and not to any of its Subsidiaries and (ii) “we,” “our” and “us” refer to Asbury Automotive Group, Inc. and its Subsidiaries. can find definitions of certain capitalized terms used in the following summary under “Certain Definitions.”

We are offering to exchange up to $280,000,000 aggregate principal amount of our registered 4.50% Senior Notes due 2028 and up to $320,000,000 aggregate principal amount of our registered 4.75% Senior Notes due 2030 (the “exchange notes”) and related guarantees for an equal principal amount of our outstanding restricted 4.50% Senior Notes due 2028 and our outstanding restricted 4.75% Senior Notes due 2030 (the “original notes”) and related guarantees that were issued in February 2020. The original notes were issued under the indenture relating to the 2028 notes (the “2028 notes indenture”) and the indenture relating to the 2030 Notes (the “2030 notes indenture,” and together with the 2028 Notes Indenture, the “indentures”), respectively, both dated as of February 19, 2020. We sometimes refer to the original notes and the exchange notes in this prospectus together as the “notes.”

The terms of the exchange notes are identical in all material respects to those of the original notes, except that the exchange notes will be issued in a transaction registered under the Securities Act, and the transfer restrictions, registration rights and related special interest provisions relating to the original notes will not apply to the exchange notes. Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

References in this “Description of the Notes” to the “Issue Date” mean February 19, 2020, the date on which each series of the original notes were originally issued under the applicable indenture. The indentures allow for Asbury to issue an unlimited principal amount of additional notes having substantially identical terms as the notes (the “additional notes”), subject to compliance with the covenant described under the subheading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The original notes, the exchange notes and any additional notes subsequently issued under the applicable indenture will rank equally and will be treated as a single class for all purposes under the applicable indenture, including, without limitation, waivers, amendments, offers to purchase, redemptions and consents. Unless the context otherwise requires, for all purposes of the indentures and this “Description of the Notes,” references to the “notes” include the original notes, the exchange notes and any other additional notes subsequently issued.

The following description is a summary of the material provisions of the notes and the indentures. It does not restate those agreements in their entirety. We urge you to read the indentures because the indentures, and not this description, define your rights as holders of the notes. Copies of the indentures and the registration rights agreements are available as set forth under “Additional Information.” Certain defined terms used in this “Description of Notes” but not defined below under “—Certain Definitions” have the meanings assigned to them in the indentures.

The registered Holder of a note is treated as the owner of that note for all purposes. Only registered Holders have rights under the applicable indenture.

Brief Description of the Original Notes, the Exchange Notes and the Guarantees

The Original Notes and the Exchange Notes

The original notes and the exchange notes:

•	are or will be general unsecured senior obligations of Asbury;

•	are or will be equal in ranking with all existing and future Pari Passu Indebtedness of Asbury;

•

are or will be effectively junior in right of payment to all existing and future Secured Indebtedness of Asbury to the extent of the Collateral securing such Secured Indebtedness, including borrowings under the Credit Agreement, existing real estate facilities, the 2018 Wells Fargo Master Loan Facility and Floor Plan Facilities;

•	are or will be senior in right of payment with all existing and future subordinated Indebtedness of Asbury;

•	are or will be effectively junior to all existing and future liabilities, including trade payables, of Asbury’s non-guarantor Subsidiaries;

•	are or will be unconditionally guaranteed on a senior unsecured basis by the Guarantors;

•	are or will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof; and

•	are or will be represented by one or more registered notes in global form, but may in the future in certain limited circumstances be represented by notes in definitive form.

The Guarantees

The notes are guaranteed by all of Asbury’s current Restricted Subsidiaries, with certain exceptions.

Each guarantee of the notes:

•	is a general unsecured senior obligation of the Guarantor;

•	is equal in ranking with all existing and future Pari Passu Indebtedness of Asbury;

•	is effectively junior in right of payment to all existing and Secured Indebtedness of that Guarantor to the extent of the collateral securing such Secured Indebtedness; and

•	is senior in right of payment with all existing and future subordinated Indebtedness of that Guarantor.

As of June 30, 2020, after giving effect to the issuance and special mandatory redemption of the original notes, we had:

•	$389.9 million of Secured Indebtedness, excluding net floor plan notes payable of $526.2 million; and

•	$600.0 million of senior unsecured indebtedness (consisting of $600.0 million aggregate outstanding principal amount of the original notes).

As of June 30, 2020, the non-Guarantors would have had de minimus assets and de minimus liabilities.

As of the date of this prospectus, all of Asbury’s Restricted Subsidiaries have guaranteed the notes, with certain exceptions. All of our future Subsidiaries may not be obligated to guarantee the notes and existing Guarantors may be released from their guarantee obligations. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will be required to pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

All of Asbury’s Subsidiaries are “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our Subsidiaries, including those currently designated as Restricted Subsidiaries, as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries are not subject to the restrictive covenants in the indentures and have not guaranteed the notes. See “Risk Factors—Claims of creditors of all of our non-guarantor subsidiaries will have priority over the assets and earnings of those subsidiaries over you as a holder of the notes.”

Asbury is a holding company with no independent assets or operations. For all financial statement periods included herein, the notes are fully and unconditionally guaranteed, on a joint and several basis, by substantially all of our subsidiaries. Any subsidiaries which have not guaranteed such notes are “minor” (as defined in Rule 3-10(h) of Regulation S-X). As of June 30, 2020, there were no significant restrictions on the ability of our subsidiaries to distribute cash to Asbury or to our Guarantors.

Principal, Maturity and Interest

As of the date of this prospectus, there is issued and outstanding a total principal amount of $600.0 million of notes, of which $280.0 million are the original 2028 notes and $320.0 million are the original 2030 notes. Asbury may issue additional notes of a series under the applicable indenture from time to time after this offering. Any issuance of additional notes of a series will be subject to the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes of a series subsequently issued under the applicable indenture will rank equally and will be treated as a single class for all purposes under the applicable indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Asbury issued each series of notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2028 notes will mature on March 1, 2028. The 2030 notes will mature on March 1, 2030.

Interest on the 2028 notes accrues at the rate of 4.50% per annum and is payable semiannually in arrears on March 1 and September 1 of each year and Asbury will make each semi-annual interest payment to the Holders of record of the 2028 notes on the immediately preceding February 15 and August 15. Interest on the 2030 notes accrues at the rate of 4.75% per annum and is payable semiannually in arrears on March 1 and September 1 of each year and Asbury will make each semi-annual interest payment to the Holders of record of the 2030 notes on the immediately preceding February 15 and August 15.

Interest on the original notes accrues, and interest on the exchange notes will accrue from February 19, 2020, the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Unless the context otherwise requires, (x) for all purposes of the 2028 indenture and this “Description of Notes,” references to the 2028 notes include any additional notes of the same series actually issued and (y) for all purposes of the 2030 indenture and this “Description of Notes,” references to the 2030 notes include any additional notes of the same series actually issued.

Methods of Receiving Payment on the Notes

Asbury will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such global notes. In the event certificated notes are issued, payments on notes will be made at the office or agency of the paying agent and registrar (which will initially be the corporate trust office of the trustee) unless Asbury elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. If a Holder of certificated notes in a principal amount of not less than $10 million has given wire transfer instructions to Asbury, Asbury will pay all principal, interest and premium, if any, on that Holder’s notes in accordance with those instructions.

Paying Agent and Registrar for the Notes

The trustee under the applicable indenture will act as paying agent and registrar for the applicable series of notes. Asbury may change the paying agent or registrar without prior notice to the Holders, and Asbury or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the applicable indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by Asbury, the trustee or the registrar for any registration of transfer or exchange of notes, but Asbury may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the applicable indenture. Asbury is not required to transfer or exchange any note selected for redemption. Also, Asbury is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

The notes are and will be guaranteed by each of Asbury’s Restricted Subsidiaries, with certain exceptions, other than any Restricted Subsidiaries of Asbury that do not guarantee and are not borrowers under the Credit Agreement or any refinancing thereof. Subject to the conditions described below, the Guarantors have and will, jointly and severally, unconditionally guarantee on an unsecured and senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of Asbury under the applicable indenture and the notes, whether for principal of or premium, if any, or interest on the notes or otherwise. The Guarantors will also pay, on an unsecured and senior basis and in addition to the amount stated above, any and all expenses (including counsel fees and expenses) incurred by the trustee under the applicable indenture in enforcing any rights under a Subsidiary Guarantee with respect to a Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee is or will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.” Except as described below under “—Repurchase at the Option of Holders—Asset Sales” and “— Certain Covenants—Merger, Consolidation or Sale of Assets,” neither indenture restricts Asbury from selling or otherwise disposing of its direct or indirect Equity Interests in the Guarantors.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Asbury or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default exists; and

(2)	either:

(a)

the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the applicable indenture and its Subsidiary Guarantee and the applicable registration rights agreement (if such Guarantor’s registration obligations have not been completed) pursuant to a supplemental indenture and completes all other required documentation; or

(b)

such transaction does not violate the provisions of “—Repurchase at the Option of Holders—Asset Sales” and the Net Proceeds of such sale, disposition, consolidation or merger to the extent required are applied in accordance with the applicable provisions thereof (it being understood that such Subsidiary Guaranty will be released upon such sale, disposition, consolidation or merger, which may be prior to application of the Net Proceeds thereby).

The Subsidiary Guarantee of a Guarantor will be released and the Guarantor will be released of all obligations under its Guarantee:

(1)

in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) either Asbury or a Guarantor;

(2)	in connection with any sale of all or a majority of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) either Asbury or a Guarantor;

(3)	if such Guarantor does not, or ceases to, guarantee the Credit Agreement or any refinancing thereof;

(4)	upon the Legal Defeasance or Covenant Defeasance of the notes or the satisfaction and discharge of the notes in accordance with the terms of the indentures;

(5)	if Asbury designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indentures; or

(6)	upon the liquidation, winding up or dissolution of such Guarantor.

See “—Repurchase at the Option of Holders—Asset Sales,” “—Legal Defeasance and Covenant Defeasance,” “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries and—Certain Covenants—Additional Subsidiary Guarantees.”

Optional Redemption

2028 Notes

At any time prior to March 1, 2023, Asbury may at its option on any one or more occasions redeem 2028 notes (which includes additional 2028 notes, if any) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the 2028 notes (which includes additional 2028 notes, if any) issued under the 2028 indenture at a redemption price of 104.50% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds from one or more Equity Issuances; provided that:

(1)

at least 60% of the aggregate principal amount of the 2028 notes issued under the 2028 indenture on the Issue Date remains outstanding immediately after the redemption (unless all notes are redeemed concurrently); and

(2)	the redemption occurs within 180 days of the date of the closing of such Equity Issuance.

At any time prior to March 1, 2023, Asbury will be entitled at its option to redeem all or a portion of the 2028 notes, upon not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the 2028 notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the “2028 Redemption Date”).

On and after March 1, 2023, Asbury will be entitled at its option to redeem all or a portion of the 2028 notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the 2028 notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Year	Percentage
2023	102.250%
2024	101.125%
2025 and thereafter	100.000%

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding 2028 notes validly tender and do not withdraw such notes in a Change of Control Offer and Asbury (or a third party making such Change of Control Offer) purchases all of the notes validly tendered and not withdrawn by such Holders, Asbury or the third-party offeror, as applicable, will have the right at any time prior to the Stated Maturity of the 2028 notes, upon not less than 10 nor more than 60 days’ prior notice, to redeem (in the case of

Asbury) or purchase (in the case of a third-party offeror) all of the 2028 notes that remain outstanding following such purchase at a redemption price or purchase price, as the case may be, equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of redemption.

2030 Notes

At any time prior to March 1, 2025, Asbury may at its option on any one or more occasions redeem 2030 notes (which includes additional 2030 notes, if any) in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the 2030 notes (which includes additional 2030 notes, if any) issued under the 2030 indenture at a redemption price of 104.75% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds from one or more Equity Issuances; provided that:

(1)

at least 60% of the aggregate principal amount of the 2030 notes issued under the 2030 indenture on the Issue Date remains outstanding immediately after the redemption (unless all notes are redeemed concurrently); and

(2)	the redemption occurs within 180 days of the date of the closing of such Equity Issuance.

At any time prior to March 1, 2025, Asbury will be entitled at its option to redeem all or a portion of the 2030 notes, upon not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the 2030 notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the “2030 Redemption Date”).

On and after March 1, 2025, Asbury will be entitled at its option to redeem all or a portion of the 2030 notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the 2030 notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Year	Percentage
2025	102.375%
2026	101.583%
2027	100.792%
2028 and thereafter	100.000%

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding 2030 notes validly tender and do not withdraw such notes in a Change of Control Offer and Asbury (or a third party making such Change of Control Offer) purchases all of the notes validly tendered and not withdrawn by such Holders, Asbury or the third-party offeror, as applicable, will have the right at any time prior to the Stated Maturity of the 2030 notes, upon not less than 10 nor more than 60 days’ prior notice, to redeem (in the case of Asbury) or purchase (in the case of a third-party offeror) all of the 2030 notes that remain outstanding following such purchase at a redemption price or purchase price, as the case may be, equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of redemption.

“Applicable Premium” means, (x) with respect to a 2028 note at any 2028 Redemption Date, the greater of (i) 1.0% of the principal amount of such 2028 note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such 2028 note at March 1, 2023 (such redemption price as described in the table above for the 2028 notes) plus (2) all required interest payments due on such 2028 note through March 1, 2023 (excluding accrued but unpaid interest to such 2028 Redemption Date) computed, in both cases, using a discount rate equal to the Treasury Rate plus 50 basis points, over, (B) the principal amount of such 2028 note and (y) with respect to a 2030 note at any 2030 Redemption Date, the greater of (i) 1.0% of the principal amount of such 2030 note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such 2030 note at March 1, 2025 (such redemption price as described in the table above for the 2030 notes) plus (2) all required interest payments due on such 2030 note through March 1, 2025 (excluding accrued but unpaid interest to such 2030 Redemption Date) computed, in both cases, using a discount rate equal to the Treasury Rate plus 50 basis points, over, (B) the principal amount of such 2030 note.

“Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the 2028 Redemption Date or 2030 Redemption Date (or, if such Statistical Release is no longer published, any publicly available source similar market data)) most nearly equal to the period from, with respect to the 2028 notes, the 2028 Redemption Date to March 1, 2023 or with respect to the 2030 notes, the 2030 Redemption Date to March 1, 2025; provided, however, that if the period from, with respect to the 2028 notes, the 2028 Redemption Date to March 1, 2023 or with respect to the 2030 notes, the 2030 Redemption Date to March 1, 2025 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from, with respect to the 2028 notes, the 2028 Redemption Date to March 1, 2023 or, with respect to the 2030 notes, the 2030 Redemption Date to March 1, 2025 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Selection and Notice

If less than all of the notes are to be redeemed in connection with any redemption, the trustee will select notes (or portions of notes) for redemption as follows:

(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be delivered at least 10 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the applicable indenture. Notice of any redemption may, at Asbury’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Issuance, other financing or other corporate transaction or event. The redemption date of any redemption that is subject to the satisfaction of one or more conditions precedent may, at Asbury’s discretion, be delayed until such time as any or all such conditions shall be satisfied (or waived by Asbury in its discretion), or such redemption may not occur and any notice with respect to such redemption may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by Asbury in its discretion) by the redemption date, or by the redemption date so delayed (which may exceed 60 days from the date of the redemption notice in such case). In addition, such notice of redemption may be extended, if such conditions shall not have been satisfied (or waived by Asbury in its discretion) by providing notice to the Holders.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event and all such conditions have not been satisfied. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption.

No Mandatory Redemption or Sinking Fund

Asbury is not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, Asbury may be required to offer to purchase notes as described under the captions “—Repurchase at the Option of Holders—Asset Sales” and “—Change of Control.” The indentures do not prohibit Asbury from purchasing notes in the open market or otherwise at any time and from time to time.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of notes will have the right to require Asbury to repurchase all or any part (equal to an integral multiple of $1,000) of that Holder’s notes validly tendered pursuant to the offer described below (the “Change of Control Offer”); provided that the unrepurchased portion of the notes of any Holder must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof. The offer price in any Change of Control Offer will be payable in cash and will be equal to 101% of the aggregate principal amount of notes of a series repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, Asbury will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offer to repurchase notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the applicable indenture and described in such notice. Asbury will comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indentures relating to the Change of Control, Asbury will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indentures by virtue of such conflict.

On the Change of Control Payment Date, Asbury will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)

deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased by Asbury.

The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Prior to complying with any of the provisions of this covenant, but in any event within 90 days following a Change of Control, Asbury will either repay all outstanding Secured Debt or obtain the requisite consents, if any, under all agreements governing outstanding Secured Debt to permit the repurchase of notes required by this covenant. Asbury will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Asbury to make a Change of Control Offer following a Change of Control are applicable whether or not any other provisions of the indentures are applicable. Except as described above with respect to a Change of Control, the indentures do not contain provisions that permit the Holders of the notes to require that Asbury repurchase or redeem the notes in the event of a takeover, recapitalization or other similar transaction.

Asbury will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indentures applicable to a Change of Control Offer made by Asbury and purchases all notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption has been thereafter given pursuant to the indentures as described above under the caption “—Optional Redemption” and the notes are redeemed in accordance with the terms of such notice. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Asbury and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between Asbury and the initial purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indentures, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on Asbury’s ability to incur additional Indebtedness are contained in the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenant, however, the indentures do not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Asbury and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Asbury to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Asbury and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Asbury will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)

Asbury (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets disposed of or the Equity Interests of the Restricted Subsidiary issued or sold or otherwise disposed of (as determined by an officer of Asbury or otherwise as determined by Asbury’s Board of Directors if such fair market value exceeds $50.0 million); and

(2)

at least 75% of the consideration received in the Asset Sale by Asbury or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)

any liabilities, as shown on Asbury’s or such Restricted Subsidiary’s most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or terminated by the holder of such liability and Asbury or such Restricted Subsidiary is released from further liability;

(b)

any securities, notes or other obligations received by Asbury or any such Restricted Subsidiary from such transferee that are converted by Asbury or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after receipt, to the extent of the cash or Cash Equivalents received in that conversion;

(c)

any Designated Non-cash Consideration received by Asbury or any such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that at that time has not been converted to cash, not to exceed the greater of $75.0 million and 1.5% of Consolidated Total Assets at the time of receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(d)	Replacement Assets.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Asbury or the Restricted Subsidiary, as the case may be, may apply an amount equal to such Net Proceeds at its option:

(1)

to permanently reduce (and permanently reduce commitments with respect thereto): (i) Secured Indebtedness under the Credit Agreement and (ii) Secured Indebtedness of Asbury (other than any Disqualified Stock or subordinated Obligations) or Secured Indebtedness of a Subsidiary Guarantor or Indebtedness of a Subsidiary that is not a Guarantor (other than any Disqualified Stock or subordinated Obligations of a Guarantor), in each case other than Indebtedness owed to the Asbury or an Affiliate of Asbury;

(2)

to permanently reduce obligations under other Indebtedness of Asbury (other than any Disqualified Stock or subordinated Obligations) or Indebtedness of a Subsidiary Guarantor (other than any Disqualified Stock or subordinated Obligations of a Guarantor), in each case other than Indebtedness owed to Asbury or an Affiliate of Asbury; provided that Asbury shall equally and ratably reduce Obligations under the notes, as provided under “—Optional Redemption,” through open market purchases at or above 100% of the principal amount thereof or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their notes at 100% of the principal amount thereof, in each case plus the amount of accrued but unpaid interest on the notes that are purchased or redeemed; and/or

(3)

(a) to acquire all or substantially all of, or a majority of the Voting Stock of, another Permitted Business, (b) to make a capital expenditure or other expenditure for maintenance, repair or improvement of existing property or (c) to acquire long-term assets that are used for or useful in a Permitted Business or, in each case of (a), (b) and (c), enter into a binding commitment for any such acquisition, investment or expenditure; provided that such binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment unless earlier completed, only until the 180th day following the expiration of the aforementioned 365-day period; provided further that, if the acquisition, investment or expenditure contemplated by such binding commitment is not consummated on or before the 180th day following the expiration of the aforementioned 365-day period, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

In addition to the foregoing, any investment, expenditure or capital expenditure of the type described in clauses (a), (b) and (c) of the foregoing clause (2), in each case made within 60 days prior to an Asset Sale, shall be deemed to satisfy the previous paragraph with respect to the application of the Net Proceeds from such Asset Sale.

Pending the final application of any Net Proceeds, Asbury may temporarily reduce borrowings or invest the Net Proceeds in any manner that is not otherwise prohibited by the indentures.

If any portion of the Net Proceeds from Asset Sales is not applied or invested as provided in the preceding paragraph or Asbury otherwise determines at any time not to apply such Net Proceeds as so provided, such amount will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $75.0 million (or such lesser amount as Asbury determines), Asbury will (and at any time Asbury may) make an offer to holders of the notes (and to holders of other Pari Passu Indebtedness of Asbury designated by Asbury) to purchase notes (and such other Pari Passu Indebtedness of Asbury) pursuant to and subject to the conditions contained in the applicable indenture (the “Asset Sale Offer”) (such amount shall be the product of the Excess Proceeds and a fraction, (a) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer and (b) the denominator of which is the sum of the aggregate principal amount of the applicable series of Notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount of other Pari Passu Indebtedness of the Company outstanding on the date of the Asset Sale Offer and subject to terms and conditions in respect of Asset Sales substantially similar to this covenant and requiring the Company to make an offer to purchase such Indebtedness at substantially the same time as the Asset Sale Offer). Asbury will purchase notes tendered pursuant to the Asset Sale Offer at a purchase price of 100% of their principal amount (or, in the event such other Pari Passu Indebtedness of Asbury was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Pari Passu Indebtedness of Asbury, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indentures (the “Asset Sale Offer Price”). Asbury will be required to complete the Asset Sale Offer no earlier than 10 days and no later than 60 days after notice of the Asset Sale Offer is provided to the Holders, or such later date as may be required by applicable law. If the aggregate purchase price of the securities tendered exceeds the Net Proceeds allotted to their purchase, Asbury will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be denominations of integral multiples of $1,000; provided that the unpurchased portion of the notes of any Holder must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Asbury may use those Excess Proceeds for any purpose not otherwise prohibited by the indentures. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Asbury will comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indentures relating to an Asset Sale Offer, Asbury will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indentures by virtue of such conflict.

The agreements governing Asbury’s outstanding and future Secured Indebtedness could prohibit Asbury from purchasing any notes, and also provide that certain change of control or asset sale events with respect to Asbury would constitute a default under these agreements. In the event a Change of Control or Asset Sale occurs at a time when Asbury is prohibited from purchasing notes, Asbury could seek the consent of its secured lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If Asbury does not obtain such a consent or repay such borrowings, Asbury will remain prohibited from purchasing notes. In such case, Asbury’s failure to purchase tendered notes would constitute an Event of Default under the indentures, which would, in turn, likely constitute a default under such Secured Indebtedness.

The provisions under the indentures relating to Asbury’s obligation to make an offer to repurchase the notes as a result of a Change of Control or an Asset Sale may be waived or modified (prior to or after the occurrence thereof) with the written consent of the Holders of a majority in principal amount of the notes then outstanding.

Suspension of Certain Covenants

If on any date following the Issue Date:

(1)

any series of notes are rated Baa3 or better by Moody’s Investors Service, Inc. and BBB- or better by Standard & Poor’s Ratings Services (or, if either such entity ceases to rate the notes for reasons outside of the control of Asbury, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by Asbury as a replacement agency); and

(2)	no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

(1)	“—Repurchase at the Option of Holders—Asset Sales”;

(2)	“—Certain Covenants—Restricted Payments”;

(3)	“—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4)	“—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5)	clause (4) of “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(6)	“—Certain Covenants—Transactions with Affiliates”; and

(7)	“—Certain Covenants—Additional Subsidiary Guarantees.”

During any period that the foregoing covenants have been suspended, the board of directors of Asbury may not designate any of Asbury’s Subsidiaries as Unrestricted Subsidiaries.

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstated as of and from the date of such rating decline. Any Indebtedness incurred during the period when the covenants are suspended will be classified as having been incurred pursuant to the first paragraph of “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” To the extent such Indebtedness would not be so permitted to be incurred, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” However, no Default or Event of Default will be deemed to have occurred as a result of any actions taken by Asbury or its Restricted Subsidiaries during the period when the covenants are suspended.

Promptly following the occurrence of any suspension or reinstatement of the covenants as described above, Asbury will provide an officer’s certificate to the trustee regarding such occurrence. The trustee shall have no obligation to independently determine or verify if a suspension or reinstatement has occurred or notify the Holders of any suspension or reinstatement. The trustee may provide a copy of such officer’s certificate to any Holder of the notes upon request. There can be no assurance that the notes will ever achieve an investment grade rating or, if such ratings are achieved, that they will be maintained.

Certain Covenants

Restricted Payments

Asbury will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)

declare or pay any dividend on, or make any other payment or distribution on account of, Asbury’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Asbury or any of its Restricted Subsidiaries) or to the direct or indirect holders of Asbury’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable (i) in Equity Interests (other than Disqualified Stock) of Asbury or (ii) to Asbury or a Restricted Subsidiary);

(2)

purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Asbury) any Equity Interests of Asbury or any direct or indirect parent of Asbury (other than any such Equity Interests owned by Asbury or any of its Restricted Subsidiaries);

(3)

make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees (other than the Existing Notes), except the payment, purchase, redemption, defeasance or other acquisition or retirement purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance or other acquisition or retirement for value; or

(4)	make any Restricted Investment;

(all such payments and other actions set forth in the clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)

Asbury would, after giving pro forma effect thereto have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Asbury and its Restricted Subsidiaries beginning on October 1, 2014 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9), (10), (11) and (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)

50% of the Consolidated Net Income of Asbury for the period (taken as one accounting period) beginning on October 1, 2014 up to the end of Asbury’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)

100% of the aggregate net proceeds (including the fair market value of property other than cash) received by Asbury on or after October 1, 2014 as a contribution to its common equity capital or from the issue or sale of Equity Interests of Asbury (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Asbury that have been converted into or exchanged for such Equity Interests (other than Equity Interests, Disqualified Stock or debt securities sold to a Subsidiary of Asbury), plus

(c)

the amount by which Indebtedness or Disqualified Stock incurred or issued subsequent to the Issue Date is reduced on Asbury’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Asbury) into Equity Interests of Asbury (other than Disqualified Stock) (less the amount of any cash, or the fair market value of any other asset, distributed by Asbury or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate net proceeds received by Asbury or any Restricted Subsidiary after the Issue Date from the issuance and sale (other than to a Subsidiary of Asbury) of such Indebtedness or Disqualified Stock, plus

(d)	to the extent that any Restricted Investment that was made on or after October 1, 2014 has been or is sold for cash or otherwise liquidated or repaid, purchased or redeemed for cash, the lesser of

(i) such cash (less the cost of disposition, if any) and (ii) the amount of such Restricted Investment, plus

(e)

to the extent not otherwise included in the calculation of Consolidated Net Income of Asbury for such period for purposes of clause (a) above, 100% of the net reduction in Investments (other than Permitted Investments) in any Person other than Asbury or a Restricted Subsidiary resulting from dividends, repayment of loans or advances or other transfers of assets, in each case to Asbury or any Restricted Subsidiary, plus

(f)

to the extent not otherwise included in the calculation of Consolidated Net Income of Asbury for such period for purposes of clause (a) above, 100% of any dividends or interest payments received by Asbury or a Restricted Subsidiary on and after the Issue Date from an Unrestricted Subsidiary or other Investment (other than a Permitted Investment), plus

(g)

to the extent that any Unrestricted Subsidiary of Asbury has been or is redesignated as a Restricted Subsidiary on or after October 1, 2014, the lesser of (i) the fair market value of Asbury’s Investment in such Subsidiary as of the date of such redesignation and (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

As of June 30, 2020, there was approximately $629.0 million available capacity under this clause (3).

So long as no Default has occurred and is continuing or would be caused thereby (except in the case of clause (1) below), the preceding provisions will not prohibit:

(1)

the payment of any dividend or distribution on, or redemption of, Equity Interests, within 60 days after the date of declaration of the dividend or the giving of notice thereof, if, at the date of such declaration or the giving of such notice the payment would have complied with the provisions of the applicable indenture;

(2)

the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Asbury or any Guarantor or of any Equity Interests of Asbury, or the making of any Investment, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Asbury) of, or capital contribution in respect of, Equity Interests of Asbury (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition or any such Investment will be excluded from clause (3)(b) of the second preceding paragraph;

(3)	the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Asbury or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend or other payment or distribution by a Restricted Subsidiary of Asbury to the holders of its Equity Interests on a pro rata basis;

(5)	repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent all or a portion of the exercise price of those options;

(6)

the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Asbury or any Restricted Subsidiary of Asbury (in the event such Equity Interests are not owned by Asbury or any of its Restricted Subsidiaries) in an amount not to exceed $20.0 million in any fiscal year with unused amounts carried over to the succeeding fiscal year, subject to a maximum of $40.0 million in any fiscal year;

(7)

the purchase by Asbury of fractional shares arising out of stock dividends, splits or combinations or business combinations and payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets;

(8)	the declaration and payment of dividends to holders of any class or series of preferred stock of Asbury issued or incurred in compliance with the covenant described above under “—Incurrence of

Indebtedness and Issuance of Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges;

(9)

Restricted Payments not to exceed $150.0 million under this clause (9) in the aggregate, plus, to the extent Restricted Payments made pursuant to this clause (9) are Investments made by Asbury or any of its Restricted Subsidiaries in any Person and such Investment is sold for cash or otherwise liquidated or repaid, purchased or redeemed for cash, an amount equal to the lesser of (i) such cash (less the cost of disposition, if any) and (ii) the amount of such Restricted Payment; provided that the amount of such cash will be excluded from clause (3)(d) of the immediately preceding paragraph;

(10)

other Restricted Payments, so long as the Consolidated Total Leverage Ratio of Asbury and its Restricted Subsidiaries on a consolidated basis is no greater than 3.0 to 1.0 determined on a pro forma basis for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment; or

(11)

dividends or other distributions by Asbury or any Restricted Subsidiary of (x) Capital Stock of an Unrestricted Subsidiary, or (y) Debt owed to Asbury or a Restricted Subsidiary by, an Unrestricted Subsidiary, in each case, other than an Unrestricted Subsidiary the principal asset of which is (i) cash and Cash Equivalents or (ii) intellectual property that is material to Asbury and its Subsidiaries, taken as a whole; or

(12)	any Restricted Payments that are made in connection with Transactions, including the consummation of the Acquisition.

For purposes of determining compliance with this covenant, in the event that at the time a Restricted Payment or Permitted Investment (or any portion thereof) is made such Restricted Payment or Permitted Investment (or any portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in the first paragraph of this covenant or clauses (1) through (12) of the preceding paragraph, or one or more of the categories of Investments described in the clauses of the definition of “Permitted Investment,” then Asbury, in its sole discretion, will classify (and will be entitled to divide and classify such Restricted Payment or Permitted Investment (or any portion thereof) among one or more categories and may later redivide or reclassify such Restricted Payment among such categories in any manner that complies with this covenant at the time of classification or reclassification.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Asbury or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities other than cash that are required to be valued by this covenant will be determined by an officer of Asbury (or if such fair market value exceeds $50.0 million, by Asbury’s Board of Directors).

Incurrence of Indebtedness and Issuance of Preferred Stock

Asbury will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Asbury will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Asbury may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and Asbury’s Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, in each case, if the Fixed Charge Coverage Ratio for Asbury’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

The first paragraph of this covenant will not, prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)

the incurrence by Asbury or any of its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities, in an aggregate principal amount at any one time outstanding under this clause (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Asbury and its Restricted Subsidiaries thereunder) not to exceed the greater of:

(a)	$700.0 million; and

(b)	30.0% of Asbury’s Consolidated Net Tangible Assets as of the date of such incurrence;

(2)

(i) the incurrence by Asbury or any of its Restricted Subsidiaries of Existing Indebtedness or (ii) the incurrence by Asbury or any of its Restricted Subsidiaries of Indebtedness under the 2018 Wells Fargo Master Loan Facility and the New BofA Real Estate Facility (whether or not issued and outstanding as of the Issue Date) in each case of this clause (ii), in amounts contemplated by the documentation for the 2018 Wells Fargo Master Loan Facility and the New BofA Real Estate Facility at the date of closing of the Acquisition;

(3)

the incurrence by Asbury or any of its Restricted Subsidiaries of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the Issue Date and the Exchange Notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreements (and any exchange notes or other debt properly incurred under the applicable indenture, where the terms of such exchange notes are substantially identical to such other debt);

(4)	the incurrence by Asbury or any of its Restricted Subsidiaries of Indebtedness under Floor Plan Facilities;

(5)

the incurrence by Asbury or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Asbury or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund or refinance any Indebtedness incurred pursuant to this clause (5), not to exceed, at any time outstanding, the greater of $100.0 million and 2.0% of Consolidated Total Assets;

(6)

the incurrence by Asbury or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the applicable indenture to be incurred under the first paragraph of this covenant or clauses (2), (3) or (6) of this paragraph; provided that to the extent such Permitted Refinancing Indebtedness refinances (a) other than the Existing Notes, Indebtedness junior to the notes or a Guarantee, as applicable, such Refinancing Indebtedness is junior to the notes or the Guarantee, as applicable, or (b) Disqualified Stock or preferred stock, such Refinancing Indebtedness is Disqualified Stock or preferred stock;

(7)	the incurrence by Asbury or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Asbury and its Restricted Subsidiaries; provided, that:

(a)

if Asbury or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Asbury, or the Subsidiary Guarantee, in the case of a Guarantor; and

(b)

(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Asbury or a Restricted Subsidiary of Asbury and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Asbury or a Restricted Subsidiary of Asbury will be deemed, in each case, to constitute an incurrence of such

Indebtedness by Asbury or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

(8)	the incurrence by Asbury or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9)

the guarantee by Asbury or any of its Restricted Subsidiaries of Indebtedness of Asbury or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant and Indebtedness incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of Asbury or any Restricted Subsidiary not to exceed, at any time outstanding, the greater of (i) $100.0 million and (ii) 2.0% of the Consolidated Total Assets of Asbury;

(10)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of its incurrence;

(11)

Obligations in respect of (A) performance, bid and surety or appeal bonds, letters of credit, completion guarantees, self-insurance obligations or workers compensation claims in the ordinary course of business and (B) agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations incurred in connection with the acquisition or disposition of any business, assets or subsidiary;

(12)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(13)	Indebtedness consisting of the financing of insurance premiums;

(14)

Indebtedness consisting of Guarantees incurred in the ordinary course of business under repurchase agreements or similar agreements in connection with the financing of sales of goods in the ordinary course of business;

(15)

the incurrence by Asbury or any of its Restricted Subsidiaries of Indebtedness under Mortgage Loans in an amount incurred pursuant to this clause (15) not to exceed the greater of $300.0 million and 7.0% of Consolidated Total Assets at any time outstanding;

(16)

the incurrence by Asbury or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) which, when taken together with all other Indebtedness of Asbury and its Restricted Subsidiaries outstanding on the date of such incurrence and incurred pursuant to this clause (16), does not exceed the greater of $250.0 million and 6.0% of Consolidated Total Assets; and

(17)

Indebtedness, Disqualified Stock or Preferred Stock of (x) Asbury or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by Asbury or any Restricted Subsidiary or merged into or consolidated with Asbury or a Restricted Subsidiary in accordance with the terms of the indentures; provided that after giving effect to such acquisition, merger or consolidation, either:

(a)	Asbury would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

(b)	the Fixed Charge Coverage Ratio is greater than or equal to the Fixed Charge Coverage Ratio immediately prior to such acquisition, merger or consolidation.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, and may also be entitled to be incurred in whole or in part pursuant to the first paragraph of this covenant, Asbury will be permitted to divide and classify such item of Indebtedness on the date of its incurrence and later divide and reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; for the avoidance of doubt, any

Incurrence of Indebtedness may, if applicable, be classified in part as being Incurred and outstanding under the first paragraph of this covenant and in part as being Incurred and outstanding under one or more categories of Permitted Debt. Indebtedness that was outstanding on the Issue Date under Credit Facilities and Indebtedness that was outstanding under clause (2)(ii) of the definition of Permitted Debt as of the closing date of the Acquisition is deemed to have been incurred on such date in reliance on the exception provided by clause (1) or clause 2(ii), as applicable, of the definition of Permitted Debt and unless repaid may not be reclassified.

Accrual of interest and dividends, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, changes to amounts outstanding in respect of Hedging Obligations solely as a result of fluctuations in interest rates, the assumption or guarantee of Indebtedness of a Restricted Subsidiary by Asbury or another Restricted Subsidiary and the payment of dividends on Disqualified Stock or preferred stock of Restricted Subsidiaries in the form of additional shares of the same class of Disqualified Stock or preferred stock of Restricted Subsidiaries is not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock of Restricted Subsidiaries for purpose of this covenant.

Liens

Asbury will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, including Attributable Debt, on any asset now owned or hereafter acquired, except Permitted Liens.

Any Lien granted pursuant to clause (2) of the definition of Permitted Liens shall be automatically released if the Liens securing such Indebtedness which gave rise to such Lien shall have been discharged, other than in connection with the exercise of remedies related to such Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Asbury will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of such Restricted Subsidiaries to:

(1)

pay dividends or make any other distributions on its Capital Stock to Asbury or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Asbury or any of its Restricted Subsidiaries;

(2)	make loans or advances to Asbury or any of its Restricted Subsidiaries; or

(3)	transfer any of its properties or assets to Asbury or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)

any agreement in effect or entered into on the Issue Date, including agreements governing Existing Indebtedness, Credit Facilities and Floor Plan Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings of such instrument are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreement as in effect on the Issue Date;

(2)	the indentures, the notes and the Subsidiary Guarantees;

(3)	applicable law and any applicable rule, regulation or order;

(4)

any instrument governing Indebtedness or Capital Stock of a Person acquired by Asbury or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the applicable indenture to be incurred;

(5)

any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Indebtedness issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (2) and (4), so long as the encumbrances and restrictions contained in any such renewal, refunding, replacement, refinancing or extension agreement are not materially less favorable, taken as a whole, to the Holders than the encumbrances and restrictions contained in the agreements governing the Indebtedness being renewed, refunded, replaced, refinanced or extended in the good faith judgment of Asbury;

(6)	customary non-assignment provisions in leases entered into in the ordinary course of business;

(7)

purchase money obligations for property acquired that impose restrictions on the transfer of that property of the nature described in clause (3) of the preceding paragraph; provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid;

(8)

any agreement for the sale or other disposition of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of substantially all of the Capital Stock or substantially all of the assets of that Subsidiary;

(9)

Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)	Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)	covenants in a franchise or other agreement entered into in the ordinary course of business with a Manufacturer customary for franchise agreements in the vehicle retailing industry;

(12)	customary provisions in joint venture agreements, asset purchase or sale agreements, stock sale agreements and other similar agreements;

(13)

customary provisions restricting subletting or assignment of any lease, contract or license of Asbury or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(14)

restrictions on cash or other deposits or net worth, total assets, liquidity and similar financial responsibility covenants imposed by customers under contracts entered into in the ordinary course of business; and

(15)	covenants in Floor Plan Facilities customary for inventory and floor plan financing in the automobile retailing industry.

Merger, Consolidation or Sale of Assets

Asbury may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Asbury is the surviving Person); (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Asbury and its Restricted Subsidiaries taken as a whole; or (3) or consummate a

Division as the Dividing Person (whether or not Asbury is the surviving Person or Division Successor, as applicable), in each case, in one or more related transactions, to another Person; unless:

(1)

either: (a) Asbury is the surviving Person; (b) the Person formed by or surviving any such consolidation or merger (if other than Asbury) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia (any such Person, the “Successor Company”); or (c) in the case of a Division where Asbury is the Dividing Person, (i) either all Division Successors shall become co-issuers of the notes or the Division, as to any Division Successor that will not be a co-issuer, is permitted by the covenant described above under “—Restricted Payments” (it being understood for the avoidance of doubt that a Division by Asbury constitutes a Restricted Payment) and, in each case, any Division Successor that becomes a co-issuer shall be organized or existing under the laws of a jurisdiction specified in clause (b), and (ii) if Asbury will not be a co-issuer, such Division would not, in the reasonable determination of Asbury, result in a “significant modification” of the notes for U.S. federal income tax purposes;

(2)

any Successor Company, if any, assumes all the obligations of Asbury under the notes, the indentures and, if registration obligations under the registration rights agreements have not been fulfilled, the registration rights agreements with respect to the notes;

(3)	immediately after such transaction no Default exists; and

(4)

(A) Asbury or the Successor Company will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (B) the Fixed Charge Coverage Ratio for Asbury or the Successor Company would be equal to or greater than such ratio for Asbury immediately prior to such transaction.

The foregoing clause (4) will not prohibit (a) a merger between Asbury and any of its Restricted Subsidiaries or (b) a merger between Asbury and an Affiliate with no liabilities (other than de minimis liabilities); provided that the Affiliate is incorporated or formed and the merger undertaken solely for the purpose of reincorporating or forming Asbury in another state of the United States, so long as the amount of Indebtedness of Asbury and its Restricted Subsidiaries is not increased thereby other than in accordance with the indentures.

In addition, Asbury may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The “Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Asbury and any of the Guarantors.

The Successor Company, if any, will be the successor to Asbury and shall succeed to, and be substituted for, and may exercise every right and power of, Asbury under the indentures, and the predecessor company, in the case of a merger, consolidation or sale of all of Asbury’s assets, shall be released from its obligations with respect to the notes, including with respect to its obligation to pay the principal of and interest, if any, on the notes.

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into or consummate a Division as the Dividing Person (whether or not such Guarantor is the surviving Person or Division Successor, as applicable), another Person, other than Asbury or another Guarantor, unless:

(1)	the Successor Company will be a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	immediately after such transaction no Default exists; and

(3)	either:

a.

the Person or Division Successor, as applicable, acquiring the property in any such sale, disposition or Division or the Person formed by or surviving any such consolidation, merger or Division assumes all the obligations of that Guarantor under its Note Guarantee and the indentures pursuant to a supplemental indenture in form satisfactory to the trustee; or

b.

the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indentures (it being understood such sale, disposal, consolidation or merger may be undertaken notwithstanding that the required application of Net Proceeds may occur in the future).

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary of Asbury to be an Unrestricted Subsidiary if no Default has occurred and is continuing at the time of the designation and if that designation would not cause a Default. If a Restricted Subsidiary of Asbury is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Asbury and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Restricted Payments” or Permitted Investments, as determined by Asbury. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In addition, no such designation may be made unless the proposed Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary that is not simultaneously subject to designation as an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Transactions with Affiliates

Asbury will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee involving aggregate consideration in excess of $25.0 million with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)

the Affiliate Transaction is on terms that are not materially less favorable to Asbury or the relevant Restricted Subsidiary than those that would reasonably be expected to have been obtained in a comparable transaction by Asbury or such Restricted Subsidiary with an unrelated Person; and

(2)

Asbury delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.

Notwithstanding the foregoing, the following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)

any employment agreement (or amendment thereto) entered into by Asbury or any of its Restricted Subsidiaries in the ordinary course of business of Asbury or such Restricted Subsidiary, including the payment of indemnities provided for the benefit of employees party to such employment agreements and the payment of compensation to the officers, directors and employees of Asbury and its Restricted Subsidiaries;

(2)	transactions between or among Asbury and/or its Restricted Subsidiaries;

(3)	transactions with a Person that is an Affiliate of Asbury solely because Asbury owns an Equity Interest in, or controls, such Person;

(4)	payment of directors’ fees and indemnities provided for the benefit of directors;

(5)	issuances or sales of Equity Interests (other than Disqualified Stock) of Asbury;

(6)	the pledge of Equity Interests of Unrestricted Subsidiaries; and

(7)	Permitted Investments and Restricted Payments that are permitted by the provisions of the indentures described above under the caption “—Restricted Payments.”

Additional Subsidiary Guarantees

If any Restricted Subsidiary of Asbury, that is not a Guarantor, guarantees the Credit Agreement or any refinancing thereof, will, within 30 days of such guarantee, will become a Guarantor and execute and deliver to the trustee a supplemental indenture pursuant to which such Subsidiary will agree to guarantee Asbury’s obligations under the notes; provided, however, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indentures for so long as they continue to constitute Unrestricted Subsidiaries will not have to comply with the requirements of this covenant.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, Asbury will furnish to the Holders of notes, within 15 days after the date by which Asbury would have been required by the SEC’s rules and regulations to file such documents:

(1)

all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Asbury were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Asbury’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Asbury were required to file such reports.

In addition, whether or not required by the SEC, Asbury will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within 15 days after the date by which Asbury would have been required by the SEC’s rules and regulations to file such documents (unless the SEC will not accept such a filing). In addition, Asbury and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Asbury will be deemed to have furnished the reports referred to in clauses (1) and (2) above and the preceding sentence if Asbury has filed such reports with the SEC (and such reports are publicly available).

Limited Condition Transactions

Notwithstanding anything in the indentures to the contrary, when (i) calculating any applicable ratio in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Asset Sale, the making of any acquisitions, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted, the repayment of Indebtedness or for any other purpose, (ii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iii) determining compliance with any representations and warranties and any other condition precedent to any action or transaction, in each case of clauses (i) through (iii) in connection with a Limited Condition Transaction, the date of determination of such ratio, whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of Asbury (Asbury’s election to exercise such option in connection with any Limited Condition Transaction, a “Transaction Election”), be deemed to be the date of declaration of such Restricted Payment or the date that the definitive agreement for such Restricted Payment, Investment, acquisition, Asset Sale or incurrence, repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or preferred stock is entered into, the date a public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or the date of such notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or preferred stock or such Asset Sale is given to the holders of such Indebtedness, Disqualified Stock or preferred stock (any such date, the “Transaction Test Date”). If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof), with such ratios, absence of defaults, satisfaction of conditions precedent and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred on the relevant Transaction Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such ratios, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated Cash Flow), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed to have been satisfied as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions. If Asbury has made a Transaction Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction or otherwise on or following the relevant Transaction Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. For purposes of any calculation pursuant to this paragraph of the Fixed Charge Coverage Ratio, Fixed Charges may be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by Asbury in good faith.

Events of Default and Remedies

Each of the following is an Event of Default:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in payment when due of the principal of, or premium, if any, on the notes;

(3)	failure by Asbury to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)

failure by Asbury or any of its Restricted Subsidiaries to comply for 30 days after receipt of notice with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Certain Covenants—Restricted Payments,” or “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(5)	failure to comply with the covenant described under “—Reports” and such failure continues for a period of 150 days after written notice is given to Asbury as provided below;

(6)	failure by Asbury or any of its Restricted Subsidiaries to comply for 60 days after receipt of notice with any of the other agreements in the indentures;

(7)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Asbury or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Asbury or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee existed as of the Issue Date or is or was created thereafter, if that default:

(a)	is caused by a failure to pay principal at its Stated Maturity after giving effect to any applicable grace period provided in such Indebtedness (a “Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75.0 million or more and such Indebtedness has not been discharged or such acceleration has not been rescinded or annulled within 30 days;

(8)

failure by Asbury or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $75.0 million (exclusive of any portion of any such payment covered by insurance or bonded, treating any deductible, self-insurance or retention as not so covered), which judgments are not paid, discharged or stayed for a period of 60 days;

(9)

except as permitted by the indentures, any Subsidiary Guarantee of a Guarantor that is a Significant Subsidiary or of any group of Guarantors that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(10)

certain events of bankruptcy or insolvency described in the indentures with respect to Asbury or a Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary.

However, a default under clauses (4), (5) or (6) will not constitute an Event of Default until the trustee or the holders of 25% in aggregate principal amount of the outstanding notes notify Asbury of the default and Asbury does not cure such default within the time specified after receipt of such notice. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Asbury, any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indentures or the notes except as provided in the indentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default if it determines that withholding notice is in their interest, except a Default relating to the payment of principal or interest.

The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default and its consequences under the indentures except a continuing Default in the payment of interest on, or the principal of, the notes (other than the non-payment of principal of or interest, if any, on the notes that became due solely because of the acceleration of the notes).

A Default under the notes, unless cured or waived, could trigger manufacturer rights to acquire certain of our dealerships.

Asbury is required to deliver to the trustee within 90 days after the end of each fiscal year a statement regarding compliance with the indentures during such fiscal year. Within 10 business days of becoming aware of any Default or Event of Default that has not been cured, Asbury is required to deliver to the trustee a statement specifying such Default.

Any notice of Default, notice of acceleration or instruction to the trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to Asbury and the trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide Asbury with such other information as Asbury may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, Asbury determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the trustee an officer’s certificate stating that Asbury has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, Asbury provides to the trustee an officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any Holder that is a Regulated Bank.

For the avoidance of doubt, the trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the indentures, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any officer’s certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The trustee shall have no liability to Asbury, any Holder or any other Person in acting in good faith on a Noteholder Direction.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Asbury or any Guarantor, as such, will have any liability for any obligations of Asbury or the Guarantors under the notes, the indentures, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

Legal Defeasance and Covenant Defeasance

Asbury may, at its option and at any time, elect to terminate all of the obligations of itself and the Guarantors with respect to the notes and the indentures (“Legal Defeasance”) except for:

(1)	the rights of Holders to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from amounts deposited in trust (as described below);

(2)

Asbury’s obligations to issue temporary notes, register the transfer or exchange of notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the related obligations of Asbury and the Guarantors; and

(4)	the Legal Defeasance provisions of the indentures.

In addition, Asbury may, at its option and at any time, elect to have the obligations of Asbury and the Guarantors released with respect to the covenants that are described above under “—Repurchase at the Option of Holders—Change of Control” and “—Asset Sales,” “—Certain Covenants—Restricted Payments,” “—Incurrence of Indebtedness and Issuance of Preferred Stock,” “—Liens,” “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” clause (4) of “—Merger, Consolidation or Sale of Assets,” “—Designation of Restricted and Unrestricted Subsidiaries,” “—Transactions with Affiliates,” “—Additional Subsidiary Guarantees,” “—Reports” and the covenant in each indenture with respect to the payment of taxes and other claims (“Covenant Defeasance”). Thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment and bankruptcy events with respect to Asbury) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

If Asbury exercises its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

Asbury must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or valuation firm, to pay the principal of, or interest and premium, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be (which opinion may contain reasonable assumptions if the redemption price of the notes is based on a make-whole calculation not determinable at the time of delivery of such opinion), and Asbury must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date;

(2)

in the case of Legal Defeasance only, Asbury must deliver to the trustee an opinion of counsel confirming that (a) Asbury has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders and beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance only, Asbury must deliver to the trustee an opinion of counsel confirming that the Holders and beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default has occurred and is continuing on the date of such deposit (other than a Default resulting from any borrowing of funds to be applied to such deposit);

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indentures) to which Asbury or any of its Restricted Subsidiaries is a party or by which Asbury or any of its Restricted Subsidiaries is bound;

(6)

Asbury must deliver to the trustee an officer’s certificate stating that the deposit was not made by Asbury with the intent of preferring the Holders of notes over the other creditors of Asbury with the intent of defeating, hindering, delaying or defrauding creditors of Asbury or others; and

(7)

Asbury must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indentures or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indentures or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1)	reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or reduce any amount payable on any redemption of the notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders” and for the avoidance of doubt excluding notice periods set forth under “Optional Redemption” and for the avoidance of doubt excluding any waiver or modification of an offer to repurchase the notes set forth under “Change of Control” and “Asset Sales”);

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)

waive a Default or Event of Default in the payment of principal of, or interest or premium, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indentures relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium on, the notes;

(7)	waive a redemption payment with respect to any note (other than a payment required by the covenants described above under the caption “—Repurchase at the Option of Holders”);

(8)	release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indentures, except in accordance with the terms of the indentures; or

(9)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any Holder of notes, Asbury, the Guarantors and the trustee may amend or supplement the indentures or the notes:

(1)	to cure any ambiguity, defect or inconsistency or to make a modification of a formal, minor or technical nature or to correct a manifest error;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of Asbury’s or any Guarantor’s obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Asbury’s assets;

(4)	to add Guarantees with respect to the notes or to secure the notes (which supplemental indenture need not to be executed by existing Guarantors);

(5)	to add to the covenants of Asbury or any Guarantor for the benefit of the Holders of the notes or surrender any right or power conferred upon Asbury or any Guarantor;

(6)	to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indentures of any such Holder;

(7)	to comply with requirements of the SEC in connection with the qualification of the indentures under the Trust Indenture Act to the extent the indentures are to be so qualified;

(8)	to evidence and provide for the acceptance and appointment under the indentures of a successor trustee pursuant to the requirements thereof;

(9)

to conform the text of the indentures, the notes or the Guarantees of the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a substantially verbatim recitation of a provision of the indentures, the notes or the Guarantees of the notes;

(10)	to provide for the issuance of exchange notes;

(11)	to provide for the issuance of additional 2028 notes or additional 2030 notes in accordance with the applicable indenture; or

(12)	to add customary provisions allowing for the issuance of additional 2028 notes or additional 2030 notes into escrow.

The consent of the Holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. Holders of each series of Notes will vote as a separate class.

After an amendment under the indentures becomes effective, we are required to deliver to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

The indentures will be discharged and will cease to be of further effect as to all notes (and guarantees) issued thereunder, when:

(1)	either:

(a)

all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Asbury, have been delivered to the trustee for cancellation; or

(b)

all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Asbury or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, pursuant to arrangements satisfactory to the trustee, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes then outstanding for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)

no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which Asbury or any Guarantor is a party or by which Asbury or any Guarantor is bound;

(3)	Asbury or any Guarantor has paid or caused to be paid all sums payable by it under the applicable indenture; and

(4)

Asbury has delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, Asbury must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of Asbury or any Guarantor, the indentures limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the indentures have been qualified under the TIA) or resign. If the trustee fails to either eliminate the conflicting interest, obtain permission or resign within 10 days of the expiration of the 90-day period, the trustee is required to notify the Holders to this effect and any Holder that has been a bona fide holder for at least six months may petition a court to remove the trustee and appoint a successor trustee.

The Holders of a majority in principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indentures will provide that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indentures, the notes and the Subsidiary Guarantees are governed by and construed in accordance with the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indentures and the registration rights agreements relating to the notes without charge by writing to Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia 30097, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

The original notes were sold to qualified institutional buyers in reliance on Rule 144A (the “Rule 144A Notes”), and in offshore transactions in reliance on Regulation S (the “Regulation S Notes”). The original notes were issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Rule 144A Notes are currently represented by one or more notes in registered, global form without interest coupons (collectively, the “Restricted Global Notes”) and have been deposited with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee. The Restricted Global Notes (and any notes issued in exchange therefor), including beneficial interests in the Restricted Global Notes, are subject to certain restrictions on transfer set forth therein and in the indentures and bear the legend regarding such restrictions set forth under “Notice to Investors.”

Regulation S Notes are currently initially represented by global notes in fully registered form without interest coupons (collectively the “Temporary Regulation S Global Notes”) registered in the name of a nominee of DTC and deposited with the trustee, for the accounts of the Euroclear System (“Euroclear”) and Clearstream, Luxembourg (“Clearstream”). When the Restricted Period (as defined below) terminates, the trustee will exchange the portion of the Temporary Regulation S Global Notes for interests in Regulation S Global Notes (the “Regulation S Global Notes” and, together with the Restricted Global Notes, the “Global Notes” or each individually, a “Global Note”). Until the 40th day after the latest of the commencement of the offering and the Issue Date (such period, the “Restricted Period”), beneficial interests in the Temporary Regulation S Global Notes may be held only through Euroclear or Clearstream, unless delivery is made through the Restricted Global Notes in accordance with the certification requirements described below. After the Restricted Period, beneficial interests in the Regulation S Global Notes may be held through other organizations participating in the DTC system.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.” In addition, beneficial interests in Restricted Global Notes may not be exchanged for beneficial interests in the Regulation S Global Note or vice versa except in accordance with the transfer and certification requirements described below under “—Exchanges Between the Restricted Global Notes and the Regulation S Global Notes.”

Exchanges Between the Restricted Global Notes and the Regulation S Global Notes

Beneficial interests in the Restricted Global Notes may be exchanged for beneficial interests in the Regulation S Global Notes and vice versa only in connection with a transfer of such interest. Such transfers are subject to compliance with the certification requirements described below.

Prior to the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Global Note may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Notes only upon receipt by the trustee of a written certification from the transferor (in the form provided in the indentures) to the effect that such transfer is being made to a person who the transferor reasonably believes is purchasing for its own account or accounts as to which it exercises sole investment discretion and that such person is a QIB, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction (a “Restricted Global Note Certificate”). After the expiration of the Restricted Period, such certification requirements will not apply to such transfers of beneficial interests in the Regulation S Global Notes.

Beneficial interests in a Restricted Global Note may be transferred to a person who takes delivery in the form of an interest in a Temporary Regulation S Global Note only upon receipt by the trustee of a written certification from the transferor (in the form provided in the indentures) to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S, in the case of an exchange for an interest in the Temporary Regulation S Global Note, or in accordance with Rule 903 or 904 of Regulation S, or, if available, Rule 144, in the case of an exchange for an interest in the Regulation S Global Note (a “Regulation S Global Note Certificate”) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in another Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Any exchange of a beneficial interest in a Regulation S Global Note or a Temporary Regulation S Global Note for a beneficial interest in a Restricted Global Note will be effected through DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian (“DWAC”) system.

Accordingly, in connection with any such exchange, appropriate adjustments will be made in the records of the Security Register to reflect an increase in the principal amount of such Restricted Global Note or vice versa, as applicable.

Exchanges of Book-Entry Notes for Certificated Notes

A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless (i) DTC (x) notifies Asbury that it is unwilling or unable to continue as Depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an Event of Default with respect to the notes or (iii) we elect to cause the issuance of notes in certificated form. In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any certificated notes issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected only through the DWAC System and an appropriate adjustment will be made in the records of the Security Register to reflect a decrease in the principal amount of the relevant Global Note.

Global Notes

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. Asbury and the Guarantors take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

Upon the issuance of the Temporary Regulation S Global Notes, the Regulation S Global Notes and the Restricted Global Notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC (“participants”) or persons who hold interests through participants. Ownership or beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants).

As long as DTC, or its nominee, is the registered Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the notes represented by such Global Note for all purposes under the indentures and the notes. Except in the limited circumstances described above under “—Exchanges of Book-Entry Notes for Certificated Notes,” owners of beneficial interests in a Global Note will not be entitled to have portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or Holders of the Global Note (or any notes presented thereby) under the indentures or the notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the indentures referred to herein and, if applicable, those of Euroclear and Clearstream). In the event that owners of beneficial interests in a Global Note become entitled to receive notes in definitive form, such notes will be issued only in registered form in denominations of U.S. $2,000 and integral multiples of $1,000 in excess thereof.

Investors may hold their interests in the Temporary Regulation S Global Notes and the Regulation S Global Notes through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold their interests in the Regulation S Global Notes through organizations other than Clearstream and Euroclear that are participants in the DTC system. Clearstream and Euroclear will hold interests in the Temporary Regulation S Global Notes and the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective accounts in their respective names on the books of their respective depositaries, which, in turn, will hold such interests in the Temporary Regulation S Global Notes and the Regulation S Global Notes in customers’ securities accounts in the depositaries’ names on the books of DTC. Investors may hold their interests in the Restricted Global Notes directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear and Clearstream may also be subject to the procedures and requirements of such system.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments of the principal of and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither Asbury, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Asbury expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will immediately credit participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Notes as shown on the records of DTC or its nominee. Asbury also expects that payments by participants to owners of beneficial interests in such Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described above, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants on the other hand, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received on Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC has advised Asbury that it will take any action permitted to be taken by a Holder of notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its participants.

DTC has advised Asbury as follows:

DTC is

•	a limited purpose trust company organized under the laws of the State of New York,

•	a “banking organization” within the meaning of New York Banking law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Asbury, the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear and Clearstream, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Same Day Settlement and Payment

Asbury will make payments in respect of the notes represented by global notes (including principal, premium, if any, interest, if any) by wire transfer of immediately available funds to the accounts specified by the global note Holder. Asbury will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Asbury expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

Set forth below are certain defined terms used in each indenture. Reference is made to each indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2018 Wells Fargo Master Loan Facility” means a master loan agreement by and among certain of Asbury’s subsidiaries and Wells Fargo Bank, National Association, as lender, which provides for term loans to certain of Asbury’s subsidiaries that are borrowers under an aggregate amount not to exceed $100.0 million, as further amended, modified, renewed, refunded, replaced or refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders.

“Acquired Debt” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the acquisition of substantially all of the assets of the businesses of the Park Place Dealership family of entities (the “Park Place Dealerships”) pursuant to that certain Asset Purchase Agreement (the “Acquisition Agreement”), dated as of December 11, 2019, as may be amended, among Asbury, the Park Place Dealerships, and a principal equity holder in the Park Place Dealerships and the other parties thereto and pursuant to the related agreements as may be amended, and transactions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1)

the sale, lease, conveyance or other disposition of any assets outside the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Asbury and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the indentures described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests by any of Asbury’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)

for purposes of the covenant described above under the caption “—Repurchase at the Option of the Holders—Asset Sales” only, any single transaction or series of related transactions that involves assets having a fair market value of less than $25.0 million;

(2)	a transfer of assets between or among Asbury and/or its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Subsidiary to Asbury or to a Restricted Subsidiary of Asbury;

(4)	the sale or lease of inventory or accounts receivable in the ordinary course of business;

(5)	the sale of obsolete or damaged or assets no longer useful in the business of Asbury and its Restricted Subsidiaries in the ordinary course of business;

(6)	the sale or other disposition of cash or Cash Equivalents;

(7)	the making of a Restricted Payment or Permitted Investment and any sale or leaseback transaction, in each case that is permitted by the indentures;

(8)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(9)	the creation of Liens and dispositions in connection therewith;

(10)	licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

(11)	foreclosures on assets;

(12)	the lease or sublease of any real or personal property in the ordinary course of business;

(13)	any transfer constituting a taking, condemnation or other eminent domain proceeding;

(14)	dispositions of receivables in connection with a sale or the compromise, settlement or collection thereof, whether in a bankruptcy or similar proceeding or otherwise;

(15)	any disposition of cash or Cash Equivalents or the unwinding of any Hedging Obligations;

(16)	any surrender, waiver or settlement of contract rights or the settlement, release or surrender of contract or tort claims; and

(17)

dispositions of Asbury’s Gray Daniels dealerships operating in Jackson, Mississippi and Nalley Nissan dealership operating in Atlanta, Georgia, each as described elsewhere in the offering memorandum dated February 5, 2020, pursuant to which the original notes were issued, and such other dispositions in order to comply with the terms of Asbury’s agreements with Manufacturers.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d) (3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lease without payment of a penalty. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease (including the amount of the liability in respect of the operating lease that would at such time be required to be reflected as a liability on a balance sheet) pursuant to GAAP as in effect on December 31, 2018 will be deemed not to represent a Capital Lease Obligation or Indebtedness.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)	United States dollars;

(2)

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)

time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized and existing under the laws of the United States, or any state thereof, and which bank or trust company has capital and surplus aggregating in excess of $500.0 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4)

repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)

commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services (or carrying an equivalent rating by another nationally recognized rating agency if both of such two rating agencies cease publishing ratings of investments) and maturing not more than 180 days after the date of acquisition;

(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7)

in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (6) above, including, without limitation, any deposit with a bank that is a lender to any Restricted Subsidiary of Asbury.

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Asbury and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Asbury, measured by voting power rather than number of shares; or

(3)

Asbury consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Asbury, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Asbury or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Asbury outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)

provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)

consolidated interest expense of such Person and its Restricted Subsidiaries for such period whether or not capitalized ((i) including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations and (ii) excluding interest expense attributable to Indebtedness incurred under Floor Plan Facilities), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)	dividends on preferred stock to the extent included in the calculation of Fixed Charges for the relevant period; plus

(4)

depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)

any expenses or charges related to the incurrence of Indebtedness permitted to be made under the indentures, including a repayment or refinancing thereof and any amendment or modification to the terms of any such Indebtedness (whether or not successful), or related to the offering of the notes; plus

(6)

other non-cash charges reducing such Consolidated Net Income for such period (excluding any such non-cash expense to the extent that it represents an accrual of, or reserve, for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); minus

(7)

non-cash items increasing such Consolidated Net Income for such period (without giving effect to any exclusions contained in the proviso included in the definition of Consolidated Net Income), other than the accrual of revenue in the ordinary course of business.

in each case, on a consolidated basis and determined in accordance with GAAP, as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)

the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will not be included, except that such Net Income will be included to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)

solely for the purposes of determining the amount available for Restricted Payments under clause 3(a) of the second paragraph “Certain Covenants—Restricted Payments,” the Net Income of any Restricted Subsidiary that is not a Guarantor will be excluded, to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)	any gain or loss realized as a result of the cumulative effect of a change in accounting principles will be excluded;

(4)	any non-cash asset impairment charge or goodwill impairment charge will be excluded;

(5)	any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards will be excluded;

(6)

any non-recurring or unusual gains or losses (including, but not limited to, any expenses relating to severance charges or costs relating to satisfying or settling legal, governmental or administrative matters) will be excluded;

(7)

any gain or loss resulting from the disposal, abandonment, transfer or closure of discontinued operations or fixed assets (including, without limitation, any gain or loss on the sale or other disposition of dealerships) will be excluded; and

(8)	any gain or loss from the early retirement or extinguishment of indebtedness (less all fees and expenses or charges related thereto) or from early lease termination will be excluded.

“Consolidated Net Tangible Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, in each case as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio,” would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter for which internal financial statements are available, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises and research and development costs.

“Consolidated Total Assets” of any Person means, as of any date, the amount which, in accordance with GAAP, in each case as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio,” would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available.

“Consolidated Total Debt” of any Person means, as of any date, the sum of (1) the aggregate amount of all outstanding Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Capital Lease Obligations, Attributable Debt and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit (but excluding any Indebtedness under Floor Plan Facilities) plus (2) the aggregate amount of all outstanding Disqualified Stock of such Person and all preferred stock of its Restricted Subsidiaries, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their Maximum Fixed Repurchase Prices, in each case, determined on a consolidated basis in accordance with GAAP, in each case as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio,” minus (3) the aggregate amount of cash and Cash Equivalents held in (x) accounts on the consolidated balance sheet of such Person and its Restricted Subsidiaries as of such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party and (y) accounts established as an offset to floor plan notes payable on the consolidated balance sheet of such Person and its Restricted Subsidiaries as of such date; provided that the aggregate amount of cash and Cash Equivalents under this clause (3) shall in no event exceed $50.0 million.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or preferred stock means the price at which such Disqualified Stock or preferred stock could be redeemed or repurchased by the issuer thereof in accordance with its terms or, if such Disqualified Stock or preferred stock cannot be so redeemed or repurchased, the fair market value of such Disqualified Stock or preferred stock (determined reasonably and in good faith by the board of directors of the issuer thereof), in each case, determined on any date on which Consolidated Total Debt shall be required to be determined.

“Consolidated Total Leverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Total Debt of such Person and its Restricted Subsidiaries as of the end of such period to Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period, in each case with such pro forma adjustments to Consolidated Total Debt and Consolidated Cash Flow as are appropriate, in each case as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Debt Ratio” as of any date of determination means the ratio of (1) (x) Consolidated Total Debt of Asbury and its Restricted Subsidiaries that is secured by a Lien minus (y) the aggregate amount of Cash Equivalents of the Company and its Restricted Subsidiaries determined on a consolidated basis as reflected on the consolidated balance sheet of Asbury and its Restricted Subsidiaries in accordance with GAAP, in each case with respect to clause (x) and (y) as of the most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Consolidated Cash Flow of Asbury and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Debt and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.” For purposes of calculating the Consolidated Secured Debt Ratio with respect to any revolving Indebtedness Incurred under the Consolidated Secured Debt Ratio, the Company may elect, at any time (which election may not be changed with respect to such revolving Indebtedness), to either (x) give pro forma effect to the incurrence of the entire committed amount of such revolving Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the Consolidated Senior Secured Debt Ratio component of any provision under the indentures, or (y) give pro forma effect to the incurrence of the actual amount drawn under such revolving Indebtedness, in which case, the ability to incur the amounts committed to under such revolving Indebtedness will be subject to the Consolidated Secured Debt Ratio (to the extent being incurred pursuant to such ratio) at the time of each such incurrence.

“Covenant Defeasance” has the meaning set forth above under the caption “Legal Defeasance and Covenant Defeasance.”

“Credit Agreement” means collectively the Third Amended and Restated Credit Agreement, dated as of September 25, 2019, by and among Asbury Automotive Group, Inc., as Borrower, certain of its subsidiaries, as Vehicle Borrowers, Bank of America, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender, Used Vehicle Floorplan Swingline Lender and an L/C Issuer, and the other lenders party thereto, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation, as Co-Documentation Agents, and BofA Securities, Inc., as Sole Lead Arranger and Sole Book Manager, as further amended, modified, renewed, refunded, replaced or refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders.

“Credit Facility” or “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement), indentures, debt instruments, security documents and other related agreements or commercial paper facilities, in each case, as amended, extended, renewed, restated, supplemented, Refinanced, replaced or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, or lenders or holders) from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the notes and/or the creditworthiness of the Performance References.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Asbury or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis for such valuation, executed by the principal financial officer of Asbury, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or distribution relating to such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Asbury to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Asbury may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments.”

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Domestic Subsidiary” means any Restricted Subsidiary of Asbury that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Issuance” means any primary issuance of common stock of Asbury, other than issuances to a Subsidiary of Asbury.

“Existing Indebtedness” means the Indebtedness of Asbury and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement and under Floor Plan Facilities) in existence on the Issue Date, until such amounts are repaid.

“Existing Notes” means the 6.0% Senior Subordinated Notes due 2024 issued under the indenture dated as of December 4, 2014, among Asbury, as issuer, each of the guarantors party thereto and U.S. Bank National Association, as trustee, as amended and supplemented from time to time.

“Fixed Charges” means, with respect to any specified Person and its Restricted Subsidiaries for any period, the sum, without duplication, of:

(1)

the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations (but excluding interest expense attributable to Indebtedness incurred under Floor Plan Facilities); plus

(2)	the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)

any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon to the extent such expense is reflected as an expense on the balance sheet of such Person in accordance with GAAP; plus

(4)

the product of (a) all dividends whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Asbury (other than Disqualified Stock) or the applicable Restricted Subsidiary to Asbury or a Restricted Subsidiary of Asbury times (b) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local tax rate of such Person for such period as specified by the chief financial officer of such Person in good faith, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, in each case as calculated with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such four-quarter reference period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)

acquisitions and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis, including giving effect to any Pro Forma Cost Savings;

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3)

the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by the Chief Financial Officer of Asbury. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months; provided that any Hedging Obligation with a remaining term of less than 12 months shall be taken into account solely for the number of months remaining).

“Floor Plan Facility” means an agreement with any lending institution affiliated with a Manufacturer or any bank or asset-based lender under which Asbury or its Restricted Subsidiaries incur Indebtedness, all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of the business of Asbury and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than property of the dealership(s) which use the proceeds of the Floor Plan Facility or other dealerships who have incurred Indebtedness from the same lender.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the Issue Date; provided, that if any such accounting principle changes after the Issue Date, Asbury may, at its option, elect to employ such accounting principle as in effect on the Issue Date or (2) if elected by Asbury by written notice to the trustee in any accounting principles that are recognized as being generally accepted as set forth above which are in effect from time to time, in each case as in effect on the first date of the period for which Asbury makes such an election and thereafter as in effect from time to time; provided that in each case any such election, once made, shall be irrevocable. Notwithstanding any other provision contained in the indentures, the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of “Capital Lease Obligations.”

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means:

(1)	each of Asbury’s Subsidiaries as of the Issue Date; and

(2)	any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indentures;

and, in each case, their respective successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2)	other agreements or arrangements of a similar character designed to protect such Person against fluctuations in interest rates.

“Holder” means the Person in whose name a note is registered on the registrar’s books.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; or

(2)	the principal amount of the Indebtedness.

The amount of any Indebtedness represented by a Hedging Obligation as of any date will be equal to:

(1)	zero if such Hedging Obligation has been incurred pursuant to clause (8) of the definition of “Permitted Debt”; or

(2)	the notional amount of such Hedging Obligation if not incurred pursuant to such clause.

In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Indebtedness arising solely by reason of the existence of a Lien to secure other Indebtedness permitted to be incurred under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” will not be considered incremental Indebtedness.

Indebtedness shall not include (w) the obligations of any Person (A) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and (B) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents, (x) Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of the documents governing such Indebtedness, (y) any operating leases as such an instrument would be determined in accordance with GAAP on the Issue Date, and (z) in connection with the purchase by Asbury or any Restricted Subsidiary of any business, (1) customary indemnification obligations or (2) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. The payment of fees and premiums and additional payments with respect to Indebtedness and the realization of any Permitted Lien will not be deemed to be an incurrence of Indebtedness for purposes of each indenture.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Asbury or any Restricted Subsidiary of Asbury sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Asbury such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Asbury, Asbury will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Asbury or any Restricted Subsidiary of Asbury of a Person that holds an Investment in a third Person will be deemed to be an Investment by Asbury or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants— Restricted Payments.”

Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means February 19, 2020.

“Legal Defeasance” has the meaning set forth above under the caption “—Legal Defeasance and Covenant Defeasance.”

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Condition Transaction” means (1) any acquisition (whether by merger, consolidation or other business combination or the acquisition of capital stock, Indebtedness or otherwise) or other Investment by Asbury or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (2) any repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or preferred stock with respect to which a notice of repayment (or similar notice) has been issued.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/ or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Manufacturer” means a vehicle manufacturer which is party to a dealership or national framework franchise agreement with Asbury or a Restricted Subsidiary of Asbury.

“Mortgage Loans” mean (i) Indebtedness of Asbury or any Guarantor secured solely by Liens on real property used by Asbury or any Guarantor for the operation of a vehicle dealership, collision repair business or business ancillary thereto, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof and (ii) revolving real estate acquisition and construction lines of credit and related mortgage refinancing facilities of Asbury or any Guarantor, in each case, as amended, extended, renewed, restated, supplemented, Refinanced, replaced or otherwise modified from time to time.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)

any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2)	non-cash impairment charges or non-cash asset write-offs or write-downs; and

(3)	any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by Asbury or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but only as and when received), in each case net of:

(1)

the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees, appraiser fees and any relocation expenses incurred as a result of the Asset Sale;

(2)	taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)	amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(4)	all pro rata distributions and other pro rata payments required to be made to minority interest holders in Restricted Subsidiaries of Asbury or joint ventures as a result of such Asset Sale; and

(5)	any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to Asbury or any Guarantor immediately prior to such date of determination.

“New BofA Real Estate Facility” means a new real estate term loan credit agreement by and among Asbury, the various financial institutions party thereto, as lenders, certain of Asbury’s subsidiaries that own or lease the real estate financed thereunder, as borrowers, and Bank of America, as lender, providing for term loans in an aggregate amount not to exceed approximately $300 million, as further amended, modified, renewed, refunded, replaced or refinanced or otherwise restructured in whole or in part from time to time, whether by the same or any other agent, lender or group of lenders.

“Non-Recourse Debt” means Indebtedness:

(1)

as to which neither Asbury nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)

no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Asbury or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Pari Passu Indebtedness” means, with respect to any Person, the notes (in the case of Asbury), the Subsidiary Guarantees (in the case of a Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the notes or such Subsidiary Guarantee, as the case may be, in right of payment or is not otherwise subordinated by its terms in right of payment to the notes or the Subsidiary Guarantees, as the case may be.

“Performance References” means Asbury or any one or more of the Guarantors.

“Permitted Business” means any business that derives a majority of its revenues from the businesses engaged in by Asbury and its Restricted Subsidiaries on the Issue Date and/or activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which Asbury and its Restricted Subsidiaries are engaged on the date of original issuance of the notes.

“Permitted Investments” means:

(1)	any Investment in Asbury or in a Restricted Subsidiary of Asbury;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by Asbury or any Restricted Subsidiary of Asbury in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of Asbury; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Asbury or a Restricted Subsidiary of Asbury;

(4)

any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or sales or other dispositions of assets not constituting an Asset Sale) that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5)	any Investment to the extent made in exchange for or net cash proceeds from the issuance of Equity Interests (other than Disqualified Stock) of Asbury;

(6)	Hedging Obligations;

(7)	Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(8)

transactions with officers, directors and employees of Asbury or any of its Restricted Subsidiaries entered into in the ordinary course of business (including compensation, employee benefit or indemnity arrangements with any such officer, director or employee) and consistent with past business practices;

(9)	any Investment consisting of a guarantee permitted under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” above;

(10)	Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of assets permitted pursuant to the indentures;

(11)	advances, loans or extensions of credit to suppliers in the ordinary course of business by Asbury or any of its Restricted Subsidiaries;

(12)

Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(13)	loans and advances to employees made in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding;

(14)

payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(15)

Investments in any Person to the extent such Investment existed on the Issue Date and any Investment that replaces, refinances or refunds such an Investment; provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(16)

trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided that such receivables and prepaid expenses would be recorded as assets in accordance with GAAP;

(17)

other Investments in any Person having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (17) since the Issue Date, not to exceed the greater of $150.0 million and 3.0% of Consolidated Total Assets, plus, to the extent such other Investments pursuant to this clause (17) are made by Asbury or any of its Restricted Subsidiaries in any Person and such Investment is sold for cash or otherwise liquidated or repaid, purchased or redeemed for cash, an amount equal to the lesser of (i) such cash (less the cost of disposition, if any) and (ii) the amount of such Investment; and

(18)	Investments in Unrestricted Subsidiaries and joint ventures, not to exceed the greater of $50.0 million and 1.0% of Consolidated Total Assets at any one time outstanding.

“Permitted Liens” means:

(1)

Liens securing (x) Indebtedness Incurred pursuant to clause (1) of the second paragraph of the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and (y) any other Indebtedness permitted to be Incurred under the applicable indenture if, as of the date such Indebtedness was Incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Consolidated Secured Debt Ratio of Asbury does not exceed 2.0 to 1.00;

(2)

Liens upon any property or assets of Asbury or any of its Restricted Subsidiaries, owned on the Issue Date or thereafter acquired or that may be acquired, which secures any Indebtedness that ranks pari passu with or subordinate to the notes; provided that:

(a)

if such Lien secures Indebtedness which is pari passu with the notes, the notes are secured on an equal and ratable basis with the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, or

(b)

if such Lien secures Indebtedness which is subordinated to the notes, any such Lien shall be subordinated to a Lien granted to the holders of the notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the notes;

(3)	Liens in favor of Asbury or any of its Restricted Subsidiaries;

(4)

Liens on property or shares of stock of a Person existing at the time such Person is merged with or into or consolidated with Asbury or any Subsidiary of Asbury; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Asbury or the Subsidiary;

(5)	Liens on property existing at the time of acquisition of the property by Asbury or any Subsidiary of Asbury; provided that such Liens were in existence prior to the contemplation of such acquisition;

(6)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7)

Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clauses (5) or (15) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(8)

(i) Liens existing on the Issue Date and (ii) Liens to secure Indebtedness permitted to be incurred pursuant to clause (2)(ii) and clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(9)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)

Liens incurred by Asbury or any Restricted Subsidiary of Asbury with respect to obligations that do not exceed the greater of $100.0 million and 2.0% of Consolidated Total Assets at any one time outstanding;

(11)

zoning restrictions, easements, rights-of-way, restrictions on the use of real property, other similar encumbrances or real property incurred in the ordinary course of business and minor irregularities of title to real property that do not (a) secure Indebtedness or (b) individually or in the aggregate materially impair the value of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business of Asbury and the Restricted Subsidiaries at such real property;

(12)

Liens created by or resulting from any litigation or other proceedings or resulting from operation of law with respect to any judgments, awards or orders to the extent that such litigation, other proceedings, judgments, awards or orders do not cause or constitute an Event of Default;

(13)

bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by Asbury or any Restricted Subsidiary in accordance with the provisions of the indentures in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(14)	Liens securing Hedging Obligations of the type permitted by clause (8) of the definition of “Permitted Debt”;

(15)	Liens securing Indebtedness of a Restricted Subsidiary owed to and held by Asbury or a Restricted Subsidiary;

(16)

Liens in the form of licenses, leases or subleases on any asset incurred by Asbury or any Restricted Subsidiary, which licenses, leases or subleases do not interfere, individually or in the aggregate, in any material respect with the business of Asbury or such Restricted Subsidiary and is incurred in the ordinary course of business; and

(17)	Liens to secure any Permitted Refinancing Indebtedness as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses 1 (y), (4), (5) or (8) and this clause (17);

provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property).

For purposes of determining compliance with this definition, a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition, but may be incurred under any combination of such categories (including in part under one such category and in part under any such other category) and, in the event that a Lien (or portion thereof) meets the criteria of one or more such categories of Permitted Liens, the Company shall, in its sole discretion, classify or may thereafter reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Refinancing Indebtedness” means any Indebtedness of Asbury or any of its Restricted Subsidiaries issued to Refinance other Indebtedness of Asbury or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2)

such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced;

(3)

if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness Refinanced; and

(4)	such Indebtedness is incurred either by Asbury or by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pro Forma Cost Savings” means, with respect to any period, the amount of “run rate” cost savings, synergies and operating expense reductions projected in good faith by the Chief Financial Officer of Asbury to result from actions taken, committed to be taken or with respect to which substantial steps have been taken or are expected in good faith to be taken no later than twelve months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which Consolidated Cash Flow is being determined and if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date; provided that such cost savings, operating expense reductions and synergies are reasonably identifiable and factually supportable in the good faith judgment of the Chief Financial Officer of Asbury (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken); provided, further, that such cost savings, operating expense reductions and synergies during any four-quarter reference period shall not exceed 20% of Consolidated Cash Flow for such period prior to giving effect to any such cost savings, operating expense reductions or synergies.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regulated Bank” means a commercial bank with a consolidated combined capital and surplus of at least $500,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Replacement Assets” means (x) properties and assets (other than cash or any Capital Stock or other security) that will be used in a Permitted Business of Asbury and its Restricted Subsidiaries or (y) Capital Stock of any Person that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such Acquisition and that is involved principally in Permitted Businesses.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to Asbury or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the notes.

“Secured Indebtedness” means any Indebtedness of Asbury or any of its Restricted Subsidiaries secured by a Lien.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)

any corporation, limited liability company, association or other business entity whether now existing or hereafter formed or acquired of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership whether now existing or hereafter formed or acquired (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means a Guarantee by a Guarantor of Asbury’s obligations with respect to the notes.

“Unrestricted Subsidiary” means any Subsidiary of Asbury that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and any Subsidiary of an Unrestricted Subsidiary, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)

is not party to any agreement, contract, arrangement or understanding with Asbury or any Restricted Subsidiary of Asbury unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable to Asbury or such Restricted Subsidiary than those that could have been obtained at the time from Persons who are not Affiliates of Asbury;

(3)

is a Person with respect to which neither Asbury nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Asbury or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of Asbury as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indentures and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Asbury as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Asbury will be in default of such covenant. The Board of Directors of Asbury may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Asbury of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)

the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences relating to the exchange of unregistered original notes for registered exchange notes pursuant to the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations relating to the exchange offer. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and pronouncements, and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations.

This summary is for general information only and does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks or other financial institutions, partnerships or other pass-through entities or investors therein, regulated investment companies, real estate investment trusts, former citizens or permanent residents of the United States, insurance companies, brokers, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, U.S. holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum tax, tax-exempt entities, controlled foreign corporations, passive foreign investment companies and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons that hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion does not address the Medicare tax on net investment income or the effect of any applicable state, local, foreign or other tax laws, including gift and estate tax laws. You are urged to consult your own tax advisor regarding the U.S. federal, state, local and foreign tax consequences of exchanging the original notes for exchange notes and of holding and disposing of the exchange notes given your particular situation.

The exchange of an original note for an exchange note pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Rather, the exchange note you receive will be treated as a continuation of your investment in the corresponding original note surrendered in the exchange. Consequently, you will not recognize any taxable income, gain or loss upon the receipt of an exchange note pursuant to the exchange offer. The holding period for an exchange note will include the holding period of the original note exchanged pursuant to the exchange offer, and the tax basis in an exchange note will be the same as the adjusted tax basis in the original note immediately before such exchange.

PLAN OF DISTRIBUTION

Any broker-dealer that holds original notes that were acquired for its own account as a result of market-making activities or other trading activities (other than original notes acquired directly from us) may exchange such original notes pursuant to the exchange offer. Any such broker-dealer, however, may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of exchange notes received by such broker-dealer in the exchange offer. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales for up to 90 days from the effective date of the registration statement of which this prospectus forms a part. We will provide sufficient copies of this prospectus, as amended or supplemented, to any broker-dealer promptly upon request at any time during such 90-day period in order to facilitate such resales.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the original notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Jones Day, Atlanta, Georgia, will pass upon certain legal matters for us regarding the exchange notes and the related guarantees. Each of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., Greensboro, North Carolina and Stoel Rives LLP, Portland, Oregon, will pass upon certain legal matters under North Carolina law and Oregon law, respectively, regarding the guarantees of the exchange notes.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019 included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Asbury Automotive Group Inc.

OFFER TO EXCHANGE

Up to $280,000,000 aggregate principal amount of its 4.50% Senior Notes due 2028 issued in a transaction registered under the Securities Act of 1933 for any and all outstanding 4.50% Senior Subordinated Notes due 2028 that were issued on February 19, 2020

and

Up to $320,000,000 aggregate principal amount of its 4.75% Senior Notes due 2030 issued in a transaction registered under the Securities Act of 1933 for any and all outstanding 4.75% Senior Subordinated Notes due 2030 that were issued on February 19, 2020

PROSPECTUS

Until                , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers.

Delaware Registrants

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought.

Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Asbury Automotive Group, Inc. has a provision in its certificate of incorporation eliminating such personal liability of its directors under such terms.

Unlike the certificate of incorporation of Plano Lincoln-Mercury, Inc., the certificate of incorporation of Asbury Automotive Group, Inc. indemnifies its directors and officers to the maximum extent allowed by Delaware law.

Asbury Automotive Group, Inc. has also entered into indemnification agreements with its directors and certain of its officers that require it, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. Asbury Automotive Group, Inc. and the other Delaware registrants also maintain liability insurance for the benefit of their directors and officers.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 18-1101(e) of the DLLCA provides a limited liability company may, through its limited liability company agreement, eliminate or limit any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement; provided, that a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Section 6.3 of each of the limited liability company agreements of the limited liability companies listed below provides that each shall indemnify its members and any duly authorized agents of the company for all costs, losses, liabilities and damages paid or accrued by the members or duly authorized agents in connection with the business of the company to the fullest extent provided or allowed by the laws of Delaware. The company may, under the same section, advance costs of defense of any proceeding to the members or duly authorized agents. Section 6.2 of each of the limited liability company agreements of the limited liability companies listed below provides that the liability of its members (or that members’ officers, managers, or members) for any liability of the company or any claim against the members for actions taken by them as members shall be eliminated or limited to the fullest extent permitted by the DLLCA and other applicable law. Each of the following Delaware limited liability company registrants are subject to the foregoing provisions: AF Motors, L.L.C., Arkansas Automotive Services, L.L.C., Asbury AR Niss L.L.C., Asbury Arlington MB, LLC, Asbury Atlanta AC L.L.C., Asbury Atlanta AU L.L.C., Asbury Atlanta BM L.L.C., Asbury Atlanta CHEV, LLC, Asbury Atlanta Chevrolet L.L.C., Asbury Atlanta Ford, LLC, Asbury Atlanta Hon L.L.C., Asbury Atlanta Hund L.L.C., Asbury Atlanta Inf L.L.C., Asbury Atlanta Infiniti L.L.C., Asbury Atlanta Jaguar L.L.C., Asbury Atlanta K L.L.C., Asbury Atlanta Lex L.L.C., Asbury Atlanta Nis II, LLC, Asbury Atlanta Nis L.L.C., Asbury Atlanta Toy 2 L.L.C., Asbury Atlanta Toy L.L.C., Asbury Atlanta VB L.L.C., Asbury Atlanta VL L.L.C., Asbury Austin JLR, LLC, Asbury Automotive Arkansas Dealership Holdings L.L.C., Asbury Automotive Arkansas L.L.C., Asbury Automotive Atlanta II L.L.C., Asbury Automotive Atlanta L.L.C., Asbury Automotive Central Florida, L.L.C., Asbury Automotive Deland, L.L.C., Asbury Automotive Fresno L.L.C., Asbury Automotive Group L.L.C., Asbury Automotive Jacksonville GP L.L.C., Asbury Automotive Management L.L.C., Asbury Automotive Mississippi L.L.C., Asbury Automotive North Carolina Dealership Holdings L.L.C., Asbury Automotive North Carolina L.L.C., Asbury Automotive North Carolina Management L.L.C., Asbury Automotive North Carolina Real Estate Holdings L.L.C., Asbury Automotive Oregon L.L.C., Asbury Automotive Southern California L.L.C., Asbury Automotive St. Louis II L.L.C., Asbury Automotive St. Louis, L.L.C., Asbury Automotive Tampa GP L.L.C., Asbury Automotive Texas L.L.C., Asbury Automotive Texas Real Estate Holdings L.L.C., Asbury Automotive West, LLC, Asbury CH Motors L.L.C., Asbury CO CDJR, LLC, Asbury CO SUB, LLC, Asbury Dallas BEN, LLC, Asbury Dallas KAR, LLC, Asbury Dallas MAS, LLC, Asbury Dallas MB, LLC, Asbury Dallas MCL, LLC, Asbury Dallas POR, LLC, Asbury Dallas RR, LLC, Asbury Dallas VOL, LLC, Asbury Deland Hund, LLC, Asbury Deland Imports 2, L.L.C., Asbury DFW JLR, LLC, Asbury Fort Worth MB, LLC, Asbury Fresno Imports L.L.C., Asbury Ft. Worth Ford, LLC, Asbury Georgia TOY, LLC, Asbury Grapevine LEX, LLC, Asbury IN CBG, LLC, Asbury IN CDJ, LLC, Asbury IN CHEV, LLC, Asbury IN FORD, LLC, Asbury IN HON, LLC, Asbury IN TOY, LLC, Asbury Indy Chev, LLC, Asbury Jax AC, LLC, Asbury Jax Ford, LLC, Asbury Jax Hon L.L.C., Asbury Jax K L.L.C., Asbury Jax Management L.L.C., Asbury Jax VW L.L.C., Asbury MS CHEV L.L.C., Asbury MS Gray-Daniels L.L.C., Asbury No Cal Niss L.L.C., Asbury Plano LEX, LLC, Asbury Sacramento Imports L.L.C., Asbury SC JPV L.L.C., Asbury SC LEX L.L.C., Asbury SC Toy L.L.C., Asbury So Cal DC L.L.C., Asbury So Cal Hon L.L.C., Asbury So Cal Niss L.L.C., Asbury South Carolina Real Estate Holdings L.L.C., Asbury St. Louis Cadillac L.L.C., Asbury St. Louis FSKR, L.L.C., Asbury St. Louis Lex L.L.C., Asbury St. Louis LR L.L.C., Asbury St. Louis M L.L.C., Asbury Tampa Management L.L.C., Asbury Texas D FSKR, L.L.C., Asbury Texas H FSKR, L.L.C., Asbury TX Auction, LLC, Asbury-Deland Imports, L.L.C., Atlanta Real Estate Holdings L.L.C., BFP Motors L.L.C., Camco Finance II L.L.C., CFP Motors L.L.C., CH Motors L.L.C., CK Chevrolet L.L.C., CK Motors LLC, CN Motors L.L.C., Coggin Cars L.L.C., Coggin Chevrolet L.L.C., CP-GMC Motors L.L.C., Crown CHH L.L.C., Crown CHO L.L.C., Crown CHV L.L.C., Crown FDO L.L.C., Crown FFO Holdings L.L.C., Crown FFO L.L.C., Crown GAC L.L.C., Crown GBM L.L.C., Crown GCA L.L.C., Crown GDO L.L.C., Crown GHO L.L.C., Crown GNI L.L.C., Crown GPG L.L.C., Crown GVO L.L.C., Crown Motorcar Company L.L.C., Crown PBM L.L.C., Crown RIA L.L.C., Crown RIB L.L.C., Crown SJC L.L.C., Crown SNI L.L.C., CSA Imports L.L.C., Escude-NN L.L.C., Escude-NS L.L.C., Escude-T L.L.C., Florida Automotive Services L.L.C., HFP Motors L.L.C., JC Dealer Systems, LLC, KP Motors L.L.C., McDavid Austin-Acra L.L.C., McDavid Frisco-Hon L.L.C., McDavid Grande L.L.C., McDavid Houston-Hon, L.L.C., McDavid Houston-Niss, L.L.C., McDavid Irving-Hon, L.L.C., McDavid Outfitters, L.L.C., McDavid Plano-Acra, L.L.C., Mid-Atlantic Automotive Services, L.L.C., Mississippi Automotive Services, L.L.C., Missouri Automotive Services, L.L.C., NP FLM L.L.C., NP MZD L.L.C., NP VKW L.L.C., Premier NSN L.L.C., Premier Pon L.L.C., Prestige Bay L.L.C., Prestige Toy L.L.C., Q Automotive Brandon FL,

LLC, Q Automotive Cumming GA, LLC, Q Automotive Ft. Myers FL, LLC, Q Automotive Group L.L.C., Q Automotive Holiday FL, LLC, Q Automotive Jacksonville FL, LLC, Q Automotive Kennesaw GA, LLC, Q Automotive Orlando FL, LLC, Q Automotive Tampa FL, LLC, Southern Atlantic Automotive Services, L.L.C., Texas Automotive Services, L.L.C., Thomason Dam L.L.C., Thomason FRD L.L.C., Thomason Hund L.L.C., Thomason Pontiac-GMC L.L.C..

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) provides, in relevant part, that, subject to such standards and provisions, if any, as are set forth in its limited partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 5.02 of each of the limited partnership agreements of the limited partnerships listed below provides that each may indemnify its partners, directors and officers of the partnership and any other designated person on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent provided or allowed by the laws of Delaware; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of: (i) fraud, willful violation of law, gross negligence or such person’s material breach of the limited partnership agreement or such person’s bad faith or (ii) the receipt by such person from the partnership of a personal benefit to which such person is or was not legally entitled. Each of the following Delaware limited partnership registrants listed below are subject to the foregoing provisions: ANL, L.P., Asbury Automotive Brandon, L.P., Asbury Automotive Jacksonville, L.P., Asbury Automotive Tampa, L.P., Asbury Jax Holdings, L.P., Bayway Financial Services, L.P., Coggin Management, L.P., Tampa Hund, L.P., Tampa Kia, L.P., Tampa LM, L.P., Tampa Mit, L.P., WMZ Motors, L.P., and WTY Motors, L.P..

Oregon Registrant

Section 60.391 of the Oregon Business Corporation Act (the “OBCA”) provides, in relevant part, that a corporation may indemnify any director who is made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (i) the conduct of the individual was in good faith, (ii) the individual reasonably believed that the individual’s conduct was in the best interests of the corporation, or at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; provided, however, that the corporation may not indemnify an individual in connection with: (i) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) a proceeding that charged the director with and adjudicated the director liable for improperly receiving a personal benefit.

Section 60.394 of the OBCA provides that, unless otherwise limited by its articles of incorporation, a corporation shall indemnify any director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

In addition, Section 60.407 of the OBCA provides, in relevant part, that, unless a corporation’s articles of incorporation provide otherwise, any officer is entitled to such indemnification to the same extent as a director under Section 60.394.

Section 60.047 of the OBCA provides that a corporation may in its articles of incorporation eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director except for liability for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distribution under Section 60.367 of the OBCA (providing for personal liability in the event a director votes for or assents to an unlawful distribution), or (iv) any transaction from which the director derived an improper personal benefit. The articles of incorporation of Thomason Auto Credit

Northwest, Inc. provide that such registrant both: (i) indemnifies its directors and officers to the maximum extent allowed by Oregon law and (ii) eliminates or limits the personal liability of its directors for their conduct as directors to the maximum extent allowed by Oregon law.

In addition, Thomason Auto Credit Northwest, Inc. may maintain liability insurance for the benefit of its directors and officers.

North Carolina Registrants

Section 57D-3-31 of the North Carolina Limited Liability Company Act (the “NCLLCA”) provides that a limited liability company shall indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A North Carolina limited liability company is required to reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the LLC’s business or preservation of the LLC’s business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i) under Section 57D-3-21 of the NCLLCA, as modified or eliminated by the operating agreement or (ii) otherwise imposed by the NCLLCA or other applicable law.

Section 6.3 of each of the limited liability company agreements of the limited liability companies listed below provides that each shall indemnify its members and any duly authorized agents of the company for all costs, losses, liabilities and damages paid or accrued by the members or duly authorized agents in connection with the business of the company to the fullest extent provided or allowed by the laws of North Carolina. The company may, under the same section, advance costs of defense of any proceeding to the members or duly authorized agents. Each of the following North Carolina limited liability company registrants are subject to the foregoing provisions: Crown Acura/Nissan, LLC and Crown Honda, LLC.

In addition, the North Carolina registrants may maintain liability insurance for the benefit of their directors and officers.

Florida Registrants

Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) provides, in relevant part, that a corporation may indemnify any person who was or is a party to any proceeding by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of a corporation where the person involved is adjudged to be liable to the corporation, except to the extent approved by a court. To the extent that any director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any of the proceedings described above, the FBCA provides that the corporation is required to indemnify such person against expenses actually and reasonably incurred in connection therewith.

The indemnification and advancement of expenses provided pursuant to Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which the director, officer, employee, or agent derived an improper personal benefit, (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable, or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Each of the following Florida corporate registrants listed below are subject to the indemnification provision in accordance with Section 607.0850 of FBCA: Coggin Automotive Corp., Precision Computer Services, Inc., Precision Enterprises Tampa, Inc., Precision Infiniti, Inc., Precision Motorcars, Inc., and Precision Nissan, Inc..

Section 5.02 of each of the limited partnership agreements of the limited partnerships listed below provides that each may indemnify its partners, directors and officers of the partnership and any other designated person on an after-tax basis for any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax or cost or expense of any nature (including attorneys’ fees and disbursements) to the fullest extent permitted by law; provided, however, that no indemnity shall be payable against any liability incurred by such person by reason of: (i) fraud, willful violation of law, gross negligence or such person’s material breach of the limited partnership agreement or such person’s bad faith or (ii) the receipt by such person from the partnership of a personal benefit to which such person is or was not legally entitled. In addition, Section 620.8401 of the Florida Revised Uniform Limited Partnership Act of 2005 requires a partnership to reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property. Each of the following Florida limited partnership registrants listed below are subject to the foregoing provisions: Avenues Motors, Ltd., C & O Properties, Ltd., and CHO Partnership, Ltd..

The Florida registrants may maintain liability insurance for the benefit of their directors and officers.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The following exhibits are filed as part of this Form S-4:

4.1.	Indenture relating to the 2028 Notes, dated as of February 19, 2020, by and among Asbury Automotive Group, Inc., the Subsidiary Guarantors listed on Schedule I thereto and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2020)

4.2.	Indenture relating to the 2030 Notes, dated as of February 19, 2020, by and among Asbury Automotive Group, Inc., the Subsidiary Guarantors listed on Schedule I thereto and U.S. Bank National Association, as Trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2020)

4.3.	Form of 4.50% Senior Note due 2028 (included as Exhibit A in Exhibit 4.1 and filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2020)

4.4.	Form of 4.75% Senior Note due 2030 (included as Exhibit A in Exhibit 4.2 and filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 20, 2020)

5.1.	Opinion of Jones Day

5.2.	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard L.L.P.

5.3.	Opinion of Stoel Rives LLP

23.1.	Consent of Jones Day (included in exhibit 5.1)

23.2.	Consent of Brooks, Pierce, McLendon, Humphrey & Leonard L.L.P. (included in exhibit 5.2)

23.3.	Consent of Stoel Rives LLP (included in exhibit 5.3)

23.4.	Consent of Ernst & Young LLP

24.1.	Power of Attorney (included on signature pages hereof)

25.1.	Statement of Eligibility on Form T-1 of U.S. Bank National Association

99.1	Form of Letter of Transmittal

Item 22. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than

20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will each be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv) any other communication that is an offer in the offering made by such registrant to the purchaser.

(6) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President, Chief Executive Officer and Director (principal executive officer)	August 14, 2020

/s/ Patrick J. Guido Patrick J. Guido	Senior Vice President and Chief Financial Officer (principal financial officer)	August 14, 2020

/s/ William F. Stax William F. Stax	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	August 14, 2020

/s/ Thomas J. Reddin Thomas J. Reddin	Director and Non-Executive Chairman of the Board	August 14, 2020

/s/ Joel Alsfine Joel Alsfine	Director	August 14, 2020

/s/ Thomas C. DeLoach, Jr. Thomas C. DeLoach, Jr.	Director	August 14, 2020

/s/ Juanita T. James Juanita T. James	Director	August 14, 2020

/s/ Philip F. Maritz Philip F. Maritz	Director	August 14, 2020

/s/ Maureen F. Morrison Maureen F. Morrison	Director	August 14, 2020

/s/ Bridget M. Ryan-Berman Bridget M. Ryan-Berman	Director	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY AUTOMOTIVE GROUP L.L.C.

By:	ASBURY AUTOMOTIVE GROUP, INC., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Patrick J. Guido Patrick J. Guido	Senior Vice President and Chief Financial Officer (principal financial officer)	August 14, 2020

/s/ William F. Stax William F. Stax	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

PLANO LINCOLN-MERCURY, INC.
COGGIN AUTOMOTIVE CORP.
PRECISION COMPUTER SERVICES, INC.
PRECISION ENTERPRISES TAMPA, INC.
PRECISION INFINITI, INC.
PRECISION MOTORCARS, INC.
PRECISION NISSAN, INC.
THOMASON AUTO CREDIT NORTHWEST, INC.

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	Director, President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

AF MOTORS, L.L.C.
ASBURY DELAND HUND, LLC

By:	ASBURY AUTOMOTIVE DELAND, L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ARKANSAS AUTOMOTIVE SERVICES, L.L.C.
ASBURY AUTOMOTIVE ARKANSAS L.L.C.
ASBURY AUTOMOTIVE ATLANTA II L.L.C.
ASBURY AUTOMOTIVE ATLANTA L.L.C.
ASBURY AUTOMOTIVE FRESNO L.L.C.
ASBURY AUTOMOTIVE JACKSONVILLE GP L.L.C.
ASBURY AUTOMOTIVE MANAGEMENT L.L.C.
ASBURY AUTOMOTIVE MISSISSIPPI L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA REAL ESTATE HOLDINGS L.L.C.
ASBURY AUTOMOTIVE OREGON L.L.C.
ASBURY AUTOMOTIVE SOUTHERN CALIFORNIA L.L.C. ASBURY AUTOMOTIVE ST. LOUIS II L.L.C.
ASBURY AUTOMOTIVE ST. LOUIS, L.L.C.
ASBURY AUTOMOTIVE TAMPA GP L.L.C.
ASBURY AUTOMOTIVE TEXAS L.L.C.
ASBURY AUTOMOTIVE WEST, LLC
ATLANTA REAL ESTATE HOLDINGS L.L.C.
FLORIDA AUTOMOTIVE SERVICES L.L.C.
MID-ATLANTIC AUTOMOTIVE SERVICES, L.L.C.
MISSISSIPPI AUTOMOTIVE SERVICES, L.L.C.
MISSOURI AUTOMOTIVE SERVICES, L.L.C.
Q AUTOMOTIVE GROUP L.L.C.
SOUTHERN ATLANTIC AUTOMOTIVE SERVICES, L.L.C.
TEXAS AUTOMOTIVE SERVICES, L.L.C.

By:	ASBURY AUTOMOTIVE GROUP L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY AR NISS L.L.C.
NP FLM L.L.C.
NP MZD L.L.C.
NP VKW L.L.C.
PREMIER NSN L.L.C.
PREMIER PON L.L.C.
PRESTIGE BAY L.L.C.
PRESTIGE TOY L.L.C.

By:	ASBURY AUTOMOTIVE ARKANSAS DEALERSHIP HOLDINGS L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY ARLINGTON MB, LLC
ASBURY AUSTIN JLR, LLC
ASBURY AUTOMOTIVE TEXAS REAL ESTATE HOLDINGS L.L.C.
ASBURY DALLAS BEN, LLC
ASBURY DALLAS KAR, LLC
ASBURY DALLAS MAS, LLC
ASBURY DALLAS MB, LLC
ASBURY DALLAS MCL, LLC
ASBURY DALLAS POR, LLC
ASBURY DALLAS RR, LLC
ASBURY DALLAS VOL, LLC
ASBURY DFW JLR, LLC
ASBURY FORT WORTH MB, LLC
ASBURY FT. WORTH FORD, LLC
ASBURY GRAPEVINE LEX, LLC
ASBURY PLANO LEX, LLC
ASBURY TEXAS D FSKR, L.L.C.
ASBURY TEXAS H FSKR, L.L.C.
ASBURY TX AUCTION, LLC
MCDAVID AUSTIN-ACRA L.L.C.
MCDAVID FRISCO-HON L.L.C.
MCDAVID GRANDE L.L.C.
MCDAVID HOUSTON-HON, L.L.C.
MCDAVID HOUSTON-NISS, L.L.C.
MCDAVID IRVING-HON, L.L.C.
MCDAVID OUTFITTERS, L.L.C.
MCDAVID PLANO-ACRA, L.L.C.

By:	ASBURY AUTOMOTIVE TEXAS L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY ATLANTA AC L.L.C.
ASBURY ATLANTA AU L.L.C.
ASBURY ATLANTA BM L.L.C.
ASBURY ATLANTA CHEVROLET L.L.C.
ASBURY ATLANTA HON L.L.C.
ASBURY ATLANTA INF L.L.C.
ASBURY ATLANTA INFINITI L.L.C.
ASBURY ATLANTA JAGUAR L.L.C.
ASBURY ATLANTA NIS II, LLC
ASBURY ATLANTA NIS L.L.C.
ASBURY ATLANTA VB L.L.C.
ASBURY ATLANTA VL L.L.C.
ASBURY SOUTH CAROLINA REAL ESTATE HOLDINGS L.L.C.

By:	ASBURY AUTOMOTIVE ATLANTA L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY ATLANTA CHEV, LLC
ASBURY ATLANTA FORD, LLC
ASBURY ATLANTA HUND L.L.C.
ASBURY ATLANTA K L.L.C.
ASBURY ATLANTA LEX L.L.C.
ASBURY ATLANTA TOY 2 L.L.C.
ASBURY ATLANTA TOY L.L.C.
ASBURY GEORGIA TOY, LLC
ASBURY SC JPV L.L.C.
ASBURY SC LEX L.L.C.
ASBURY SC TOY L.L.C.

By:	ASBURY AUTOMOTIVE ATLANTA II L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY AUTOMOTIVE ARKANSAS DEALERSHIP HOLDINGS L.L.C.

By:	ASBURY AUTOMOTIVE ARKANSAS L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY AUTOMOTIVE CENTRAL FLORIDA, L.L.C.
ASBURY AUTOMOTIVE DELAND, L.L.C.
ASBURY DELAND IMPORTS 2, L.L.C.
ASBURY JAX AC, LLC
ASBURY JAX FORD, LLC
ASBURY JAX HON L.L.C.
ASBURY JAX K L.L.C.
ASBURY JAX MANAGEMENT L.L.C.
ASBURY JAX VW L.L.C.
COGGIN CARS L.L.C.
COGGIN CHEVROLET L.L.C.
CSA IMPORTS L.L.C.
KP MOTORS L.L.C.

By:	ASBURY AUTOMOTIVE JACKSONVILLE, L.P., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY AUTOMOTIVE NORTH CAROLINA DEALERSHIP HOLDINGS L.L.C.

By:	ASBURY AUTOMOTIVE NORTH CAROLINA L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY AUTOMOTIVE NORTH CAROLINA MANAGEMENT L.L.C.
CAMCO FINANCE II L.L.C.
CROWN CHH L.L.C.
CROWN CHO L.L.C.
CROWN CHV L.L.C.
CROWN FDO L.L.C.
CROWN FFO HOLDINGS L.L.C.
CROWN GAC L.L.C.
CROWN GBM L.L.C.
CROWN GCA L.L.C.
CROWN GDO L.L.C.
CROWN GHO L.L.C.
CROWN GNI L.L.C.
CROWN GPG L.L.C.
CROWN GVO L.L.C.
CROWN MOTORCAR COMPANY L.L.C.
CROWN PBM L.L.C.
CROWN RIA L.L.C.
CROWN RIB L.L.C.
CROWN SJC L.L.C.
CROWN SNI L.L.C.

By:	ASBURY AUTOMOTIVE NORTH CAROLINA DEALERSHIP HOLDINGS L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY CH MOTORS L.L.C.
BFP MOTORS L.L.C.
CFP MOTORS L.L.C.
CH MOTORS L.L.C.
CN MOTORS L.L.C.
CP-GMC MOTORS L.L.C.
HFP MOTORS L.L.C.

By:	COGGIN AUTOMOTIVE CORP., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY FRESNO IMPORTS L.L.C.
ASBURY NO CAL NISS L.L.C.
ASBURY SACRAMENTO IMPORTS L.L.C.

By:	ASBURY AUTOMOTIVE FRESNO L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY IN CBG, LLC
ASBURY IN CDJ, LLC
ASBURY IN CHEV, LLC
ASBURY IN FORD, LLC
ASBURY IN HON, LLC
ASBURY IN TOY, LLC
ASBURY INDY CHEV, LLC
ASBURY ST. LOUIS CADILLAC L.L.C.
ASBURY ST. LOUIS FSKR, L.L.C.
ASBURY ST. LOUIS LR L.L.C.
ASBURY ST. LOUIS M L.L.C.

By:	ASBURY AUTOMOTIVE ST. LOUIS, L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY MS CHEV L.L.C.
ASBURY MS GRAY-DANIELS L.L.C.
ESCUDE-NN L.L.C.
ESCUDE-NS L.L.C.
ESCUDE-T L.L.C.

By:	ASBURY AUTOMOTIVE MISSISSIPPI L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY SO CAL DC L.L.C.
ASBURY SO CAL HON L.L.C.
ASBURY SO CAL NISS L.L.C.

By:	ASBURY AUTOMOTIVE SOUTHERN CALIFORNIA L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY ST. LOUIS LEX L.L.C.

By:	ASBURY AUTOMOTIVE ST. LOUIS II L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY TAMPA MANAGEMENT L.L.C.
JC DEALER SYSTEMS, LLC

By:	ASBURY AUTOMOTIVE TAMPA, L.P., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY-DELAND IMPORTS, L.L.C.

By:	ASBURY DELAND IMPORTS 2, L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

CK CHEVROLET L.L.C.
CK MOTORS LLC

By:	ASBURY AUTOMOTIVE CENTRAL FLORIDA, L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

CROWN FFO L.L.C.

By:	CROWN FFO HOLDINGS L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

Q AUTOMOTIVE BRANDON FL, LLC

Q AUTOMOTIVE CUMMING GA, LLC

Q AUTOMOTIVE FT. MYERS FL, LLC

Q AUTOMOTIVE HOLIDAY FL, LLC

Q AUTOMOTIVE JACKSONVILLE FL, LLC

Q AUTOMOTIVE KENNESAW GA, LLC

Q AUTOMOTIVE ORLANDO FL, LLC

Q AUTOMOTIVE TAMPA FL, LLC

By:	Q AUTOMOTIVE GROUP L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

THOMASON DAM L.L.C. THOMASON FRD L.L.C. THOMASON HUND L.L.C. THOMASON PONTIAC-GMC L.L.C.

By:	ASBURY AUTOMOTIVE OREGON L.L.C., its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY CO CDJR, LLC ASBURY CO SUB, LLC

By:	ASBURY AUTOMOTIVE WEST, LLC, its sole member

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive, financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

AVENUES MOTORS, LTD. C & O PROPERTIES, LTD. CHO PARTNERSHIP, LTD.

By:	ASBURY JAX MANAGEMENT L.L.C., its general partner

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ANL, L.P. ASBURY JAX HOLDINGS, L.P. BAYWAY FINANCIAL SERVICES, L.P. COGGIN MANAGEMENT, L.P

By:	ASBURY JAX MANAGEMENT L.L.C., its general partner

By:	/s/ David W. Hult
Name: David W. Hult Title: President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY AUTOMOTIVE BRANDON, L.P.
TAMPA HUND, L.P.
TAMPA KIA, L.P.
TAMPA LM, L.P.
TAMPA MIT, L.P.
WMZ MOTORS, L.P.
WTY MOTORS, L.P.

By:	ASBURY TAMPA MANAGEMENT L.L.C., its general partner

By:	/s/ David W. Hult

Name:	David W. Hult
Title:	President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY AUTOMOTIVE JACKSONVILLE, L.P.

By:	ASBURY AUTOMOTIVE JACKSONVILLE GP L.L.C., its general partner

By:	/s/ David W. Hult

Name:	David W. Hult
Title:	President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

ASBURY AUTOMOTIVE TAMPA, L.P.

By:	ASBURY AUTOMOTIVE TAMPA GP L.L.C., its general partner

By:	/s/ David W. Hult

Name:	David W. Hult
Title:	President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

CROWN ACURA/NISSAN, LLC

By:	ASBURY AUTOMOTIVE NORTH CAROLINA REAL ESTATE HOLDINGS L.L.C., its sole member

By:	/s/ David W. Hult

Name:	David W. Hult
Title:	President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 14, 2020.

CROWN HONDA, LLC

By:	ASBURY AUTOMOTIVE NORTH CAROLINA DEALERSHIP HOLDINGS L.L.C., its sole member

By:	/s/ David W. Hult

Name:	David W. Hult
Title:	President and Chief Executive Officer

Each person whose signature to this Registration Statement appears below hereby appoints Patrick J. Guido, William F. Stax and George A. Villasana, and each of them, as his or her attorney-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file all further amendments to this Registration Statement, which amendments may make such further changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Hult David W. Hult	President and Chief Executive Officer (principal executive officer)	August 14, 2020

/s/ Matthew Pettoni Matthew Pettoni	Treasurer (principal financial and accounting officer)	August 14, 2020